Exhibit 4.9

STANLEY BLACK & DECKER

RETIREMENT ACCOUNT PLAN

(formerly known as the Stanley Account Value Plan)

As Amended Through the Seventh Amendment Dated January 9, 2012

As in effect January 1, 2012

STANLEY BLACK & DECKER

RETIREMENT ACCOUNT PLAN

APPENDIX A -	Part I	Units of employees of the Company who are not covered under the Plan

	Part II	Units of Employees who, although covered under the Plan, are not eligible to have any Core Account allocations made on their behalf under Section 5.3

	Part III	Units of employees employed by entities that become wholly-owned (direct or indirect) U.S. subsidiaries of Stanley Black & Decker, Inc. after November 1, 2004, who become covered under the Plan, pursuant to the terms of the Plan, on or after the Effective Date set forth therein

APPENDIX B -		Additional Core Transition Benefit Allocations under Section 5.3(c)

APPENDIX C -		Temporary Suspension in Certain Participant Initiated Transactions

SCHEDULE A -		Effective Dates of Certain Plan Provisions

STANLEY BLACK & DECKER

RETIREMENT ACCOUNT PLAN

By resolution of its Board of Directors, STANLEY BLACK & DECKER, INC. (formerly known as The Stanley Works) a Connecticut corporation with its principal office in New Britain, Connecticut (“Stanley Black & Decker”), has adopted this amendment to the Stanley Account Value Plan, a stock bonus plan that is a leveraged employee stock ownership plan within the meaning of Code Section 4975(e)(7), in the form of a restated plan that shall be known as the Stanley Black & Decker Retirement Account Plan, as set forth below:

A R T I C L E  1

Name and Effective Date

Section 1.1 This amendment and restatement of the Stanley Account Value Plan shall be effective January 1, 2011, except as otherwise stated in Schedule A hereto or in a provision that contains an effective date.

Section 1.2 Pursuant to this amendment and restatement of the Stanley Account Value Plan, effective January 1, 2011, the name of the Stanley Account Value Plan shall be changed to the Stanley Black & Decker Retirement Account Plan (the “Plan”), effective as of that date, provided that:

(a) with respect to Plan Years beginning on or after January 1, 1998 and before January 1, 2011, “Plan” means the Stanley Account Value Plan; and

(b) with respect to Plan Years beginning before January 1, 1998, “Plan” means The Stanley Works 401(k) Savings Plan, except that, for the period on and after January 1, 1984 and before October 1, 1994, “Plan” means the Savings Plan for Salaried Employees of The Stanley Works or the Savings Plan for Hourly Paid Employees of The Stanley Works, as applicable.

Section 1.3(a) Effective January 1, 2011, all of the assets and liabilities of The Black & Decker Retirement Savings Plan (the “BDK Plan”) were transferred to the Plan.

(b) Effective December 16, 2011, all of the assets and liabilities of the Sonitrol Corporation 401(k) Plan (the “Sonitrol Plan”) shall be transferred to the Plan.

Section 1.4

(a) Any reference in the Plan to “written” or “in writing” shall be construed to include a reference to the use of electronic media, to the extent made available by the Plan Administrator and permitted by the Internal Revenue Service and the Department of Labor.

(b) Subsection (a) shall not apply for the following purposes under the Plan: (i) any spousal consent required in connection with any action taken by a Participant, including the waiver of a spousal death benefit, qualified preretirement survivor annuity or joint and survivor annuity, an application for a loan under the Plan, or the designation of a Beneficiary other than a spouse; (ii) providing notice of an amendment to the Plan’s vesting schedule; (iii) any notification of action taken by the Plan Administrator regarding an Application for Benefits; (iv) a request for review of a denial of benefits and the submission of issues and comments in connection with such an appeal; and (v) a Participant’s request for a copy of the Plan or other documents relating to the establishment and operation of the Plan.

A R T I C L E  2

Definitions

When used in this Plan, the following terms have the meanings set forth below unless a different meaning is plainly required by the context:

“Account” means an individual’s Choice Account or Core Account, as appropriate.

“Affiliated Group” means a group of corporations or other entities of which the Company is a member, determined under Section 414(b) and Section 414(c) of the Code, applied by utilizing “at least 80 percent” each place it appears in Internal Revenue Code Section 1563(a)(1), (2) and (3) and in Treasury Regulation Section 1.414(c)-2, except that for purposes of Code Section 415, the determination shall be made by applying Code Section 415(h).

“Alternate Payee” means a Participant’s spouse, former spouse, child or other dependent who is recognized as having a right to receive all or a portion of the Participant’s benefits under this Plan pursuant to a domestic relations order which has been found by the Plan Administrator to be qualified under Code Section 414(p).

“Appendix A” means the schedule attached hereto that lists:

(a) in Part I thereof, units of employees of the Company who are not covered under the Plan;

(b) in Part II thereof, units of Employees who, even if covered under the Plan, are not eligible to have Core Account allocations made on their behalf under Section 5.3; and

(c) in Part III thereof, units of employees that include individuals employed by entities that become wholly-owned (direct or indirect) U.S. subsidiaries after November 1, 2004, who may become covered under the Plan pursuant to the terms of the Plan that apply to other individuals employed by the Company.

“Application for Benefits” means a method prescribed by the Plan Administrator by which an individual may request a distribution, loan or withdrawal permitted under the Plan, including a method utilizing electronic media that is made available by the Plan Administrator in accordance with the terms of the Plan and permitted by the Internal Revenue Service and the Department of Labor.

“Beneficiary” means any individual, trust, estate or other recipient entitled to receive death benefits hereunder, on either a primary or a contingent basis.

“BDK Plan” means The Black & Decker Retirement Savings Plan as in effect prior to January 1, 2011.

“Benefit Commencement Date” means the date on which all events have occurred that entitle an individual to receive a distribution hereunder or, in the case of a benefit payable as an annuity, the first day of the first period for which an amount is payable as an annuity.

“Break in Service” means the failure of an Employee to perform one Hour of Service during the 12-month period commencing on the date he or she ceases to have Employment Status.

“Catch-up Contributions” means the additional elective contributions that the Company makes to the Trust Fund on behalf of a Participant pursuant to Code Section 414(v) and Section 4.3.

“Choice Account” means the recordkeeping account maintained for a Participant under the Plan reflecting the following amounts credited to separate subaccounts, as adjusted for the net earnings or losses thereon:

(a) Elective Deferral Contributions, including different subaccounts reflecting the amounts attributable to:

(i) Elective Deferral Contributions made after June 30, 1998, and also pre-tax elective contributions transferred from the National Manufacturing Co. 401(k) Plan (“National Plan”), the HSM Electronic Protection Services, Inc. 401(k) Plan (“HSM Plan”), the BDK Plan or the Sonitrol Plan;

(ii) Elective Deferral Contributions allocated to the “retirement account” under the Plan before 1987;

(iii) Elective Deferral Contributions (other than amounts described in (ii) above) allocated under the Plan as of a date before July 1, 1998; and

(iv) any qualified nonelective contributions or qualified matching contributions credited under the Plan and any nonelective contributions or matching contributions credited under the Plan that meet the safe harbor requirements of

Regulation Section 1.401(k)-3(b) or Section 1.401(k)-3(c), whichever is applicable; including any such contributions received from the National Plan, the HSM Plan, the BDK Plan or the Sonitrol Plan;

(b) Employee Contributions, other than after-tax contributions described in subsection (c) below, and also after-tax contributions, exclusive of Roth elective deferrals, received from the National Plan, the HSM Plan, the BDK Plan or the Sonitrol Plan;

(c) the after-tax contributions account transferred from the Retirement Plan as of January 1, 1984;

(d) the Net Contributory Pension Benefit credited to the Choice Account as of January 1, 1987;

(e) rollover contributions or direct rollovers allocated under the Plan as of a date before July 1, 1998;

(f) amounts other than amounts described above transferred in a direct transfer from another qualified plan and allocated under the Plan as of a date before July 1, 1998;

(g) rollover contributions or direct rollovers allocated under the Plan, other than amounts described in subsection (e) above, including rollover contributions, other than rollover contributions described in subsection (h) below, received from the National Plan, the HSM Plan, the BDK Plan or the Sonitrol Plan;

(h) the funds received from the BDK Plan or from the Sonitrol Plan that are attributable to after-tax employee contributions that were rolled over to the BDK Plan or the Sonitrol Plan;

(i) the funds transferred to the Plan in a direct transfer from the SEMCO Profit Sharing Plan (“SEMCO Plan”), following the termination of that plan;

(j) the funds transferred to the Plan in a direct transfer from a prior employer plan described in Article 27, other than amounts described in subsection (i) above;

(k) the funds transferred from the BDK Plan attributable to Roth elective deferrals received from the Vector Products, Inc. 401(k) Plan (“Vector Plan”) or the Spiralock Corporation 401(k) Plan (“Spiralock Plan”);

(l) any discretionary nonelective employer contributions credited under the Plan as of a date before July 1, 1998, pursuant to a plan specification schedule;

(m) funds transferred from the BDK Plan attributable to discretionary nonelective employer contributions received in a direct transfer from the Vector Plan;

(n) funds attributable to certain employer contributions received by the Trustee in a direct transfer, attributable to:

(i) the basic contributions account transferred from the BDK Plan representing certain discretionary nonelective employer contributions credited under the BDK Plan;

(ii) the profit sharing contributions (stock) account transferred from the BDK Plan representing certain funds the BDK Plan received from The Black & Decker Thrift and Incentive Plan (“BDK Thrift Plan”);

(iii) the profit sharing contributions (cash) account transferred from the BDK Plan representing certain funds the BDK Plan received from the BDK Thrift Plan;

(iv) the profit sharing contributions account transferred from the BDK Plan representing funds the BDK Plan received from The Profit Sharing Plan for the Gripco Fasteners and Heli-Coil Divisions of Emhart Industries, Inc. (“Gripco/Heli-Coil Plan”); and

(v) the ESOP contributions account transferred from the BDK Plan representing ESOP funds the BDK Plan received from the BDK Thrift Plan;

(o) Matching Allocations, along with allocations made under Section 18.4(d) and funds attributable to matching contributions received from the National Plan, the HSM Plan, the BDK Plan or the Sonitrol Plan, other than matching contributions credited under subsection (a)(iv) above or subsection (p) below, including different subaccounts reflecting the amounts attributable to:

(i) Company matching contributions credited to the “retirement account” under the Plan before July 1, 1985;

(ii) Matching Allocations and any Company contributions, other than matching contributions described in (i), allocated to the retirement account under the Plan before 1987;

(iii) funds attributable to matching contributions received from the HSM Plan and the matching contributions transferred from the BDK Plan representing funds the BDK Plan received from the Savings Plan for Employees of Emhart Corporation and Participating Subsidiaries (“Emhart Plan”) in regard to the matching contributions made under the Emhart Plan as of a date on or before December 31, 1993 (limited to the actual dollar amount credited on December 31, 1993);

(iv) funds transferred from the BDK Plan, other than funds described in (iii) above, attributable to matching contributions made under that plan as of a date before January 1, 2008, other matching contributions transferred from the BDK Plan that were 100% vested as of December 31, 2010, under the terms of the BDK Plan, matching contributions received from the National Plan and funds attributable to allocations credited under Section 18.4(d) of the Plan as of December 31, 1997; and

(v) allocations credited under Section 18.4(d) of the Plan as of a date after December 31, 1997, Matching Allocations and other matching contributions credited under the Plan, other than those matching allocations and contributions described elsewhere in this subsection (o);

(vi) funds transferred from the Sonitrol Plan attributable to matching contributions made under that plan, other than those matching contributions described in subsection (a)(iv) above or in subsection (p) below;

(p) funds attributable to the prior employer and matching contribution funds transferred from the Sonitrol Plan representing funds the Sonitrol Plan received from the Tyco International (US) Inc. Retirement Savings & Investment Plan IV as of April 12, 2004.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Finance and Pension Committee of the Board of Directors of Stanley Black & Decker, Inc.

“Company” means Stanley Black & Decker, Inc. and its wholly-owned U.S. subsidiaries.

“Compensation” means:

(a) Subject to paragraphs (b) and (c), the wages, salary and other amounts received by a Participant from the Company for services actually rendered in the course of employment with the Company over the period of participation during the applicable Plan Year, to the extent such amounts are includible in the gross income of the Participant including, but not limited to, bonuses, other than bonuses described in subsection (b), overtime payments, commissions, vacation pay, piece rates and shift premiums. Compensation shall include a Participant’s Elective Deferral Contributions and Employee Contributions for the Plan Year and amounts contributed by the Company at the election of the Participant to any other employee benefit plan under an arrangement described in Section 125 or 401(k) of the Code, or, after December 31, 2000, to a qualified transportation fringe benefit plan described in Section 132(f)(4) of the Code, provided that any such contributions are made from amounts that would be considered Compensation pursuant to the preceding sentence if paid to the Participant. Effective January 1, 1998, amounts contributed at the election of a Participant under an arrangement described in Code Section 125 shall include any amounts that are not available in cash in lieu of group health coverage as a result of the Participant being unable to certify that he or she has other health coverage, provided that the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan.

(b) Compensation shall not include working capital bonuses, retention bonuses, synergy bonuses or special bonuses, WIN awards, reimbursements or other expense allowances, fringe benefits (whether or not paid in cash), moving expenses, welfare benefits including the cost of group term life insurance coverage, deferred compensation in the year paid if the compensation has been deferred beyond the calendar year in which it would otherwise have been paid, amounts paid to a Participant under the Company’s long-term stock incentive plan and amounts realized from the grant or exercise of a stock option. Except for amounts paid in a Participant’s final regular payroll check, Compensation shall not include, for a Plan Year beginning on or after January 1, 2007, amounts that are paid to a Participant following Severance from Employment. For purposes of the preceding sentence, amounts paid in a final regular payroll check shall not be considered Compensation unless such amounts satisfy the requirements described as follows in subsections (i) and (ii):

(i)	the amounts:

(A)	would have been payable to the Participant if employment had not terminated, are not excluded pursuant to paragraph (a) above or this paragraph (b), and are either regular compensation for services during the Participant’s regular working hours, compensation for services outside of the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation; or

(B)	represent payments for accrued bona fide vacation leave, but only if the Participant would have been able to use the leave if employment had continued.

(ii)	the amounts are received by the later of:

(A)	2-1/2 months following the Participant’s Severance from Employment, or

(B)	the end of the Plan Year that includes the date of the Participant’s Severance from Employment.

Anything herein to the contrary notwithstanding, an amount that is paid to a Participant following Severance from Employment in his or her final regular paycheck shall not be taken into account as Compensation unless such amount is described in subsection (a) above.

(c) Effective January 1, 2002, the Compensation of a Participant taken into account under the Plan shall not exceed $200,000, as adjusted under Section 401(a)(17) of the Code. In the case of a Participant who commences or ceases participation in the Plan on a date other than the first or last day of the Plan Year, no proration of the limitation described in the preceding sentence shall be made.

“Contributory Benefit Reserve” means the amount in the Participant’s Choice Account attributable to (a) the Participant’s Retirement Account, plus (b) the Participant’s Net Contributory Pension Benefit, if any.

“Contributory Pension Benefit” means the Participant’s contributory pension benefit under the Retirement Plan.”

“Core Account” means the bookkeeping record maintained under the Plan reflecting the following amounts allocated under the Plan on behalf of certain Participants, adjusted for the net earnings or losses thereon:

(a) any “cornerstone account” allocation made on a Participant’s behalf as of a date before January 1, 2011; and

(b) any Core Allocation, Core Transition Benefit Allocation or Additional Core Transition Benefit Allocation, as defined in Section 5.3, made on a Participant’s behalf as of a date after December 31, 2010.

“Disabled Participant” means a Participant who has become permanently and totally incapable of engaging in any occupation or employment for the Company for physical or mental reasons. Such disability shall be deemed to exist only when an Application for Benefits has been filed with the Plan Administrator by or on behalf of such Participant no later than one year following severance from service with the Company and when such disability is thereafter certified to the Plan Administrator by a licensed physician selected by the Plan Administrator.

“Elective Deferral Contributions” means the contributions to the Trust Fund made on behalf of a Participant under Section 4.2(a) which are not includible in the Participant’s gross income for federal income tax purposes.

“Employee” means an individual employed by the Company as a common law employee who is subject to the income tax laws of the United States, and who:

(a) is not in a unit of employees listed in Part I(A) of Appendix A;

(b) is not a Leased Employee; and

(c) is not covered by a collective bargaining agreement with the Company with respect to which agreement retirement benefits were the subject of good faith negotiation unless, as a result of such negotiation, the collective bargaining agreement provides that the individuals covered by such bargaining agreement are to be covered under this Plan.

An individual who is not considered an Employee shall not be covered under the Plan. Anything herein to the contrary notwithstanding, an individual employed after November 1, 2004, by an entity that first becomes a wholly-owned (direct or indirect) U.S. subsidiary of Stanley Black & Decker, Inc. (formerly known as The Stanley Works) after that date shall not be considered an Employee and shall not be covered under the Plan during any period in which he or she is employed by the Company, unless he or she is covered under the Plan pursuant to provisions included in Part III of Appendix A hereto that specifically require the coverage of such an individual, the individual is employed by Stanley Black & Decker, Inc. pursuant to the “Executive Chairman Agreement”, as defined in the Agreement and Plan of Merger, dated as of

November 2, 2009, among The Black & Decker Corporation, The Stanley Works and Blue Jay Acquisition Corp, or the individual, at the specific direction of an officer of Stanley Black & Decker, Inc. or a U.S. subsidiary thereof that has employees covered under the Plan is employed by Stanley Black & Decker, Inc. or such a U.S. subsidiary with employees covered under the Plan. Moreover, anything herein to the contrary notwithstanding, an individual who is employed by the Company on a temporary assignment from a foreign affiliate (i.e., a holder of a United States Permanent Residence Card or Employment Authorization Document) shall not be considered an Employee and shall not be covered under the Plan during any period with respect to which he or she is eligible to accrue a benefit under a retirement plan that covers employees of the foreign affiliate pursuant to the laws of a country other than the United States. Anything herein to the contrary notwithstanding, an individual shall not be considered an Employee if his or her earnings from the Company are subject to the income tax laws of a possession of the United States, except that an individual who is subject to the income tax laws of a possession of the United States that apply all of the provisions of the Code that pertain to qualified retirement plans shall be considered to be subject to the income tax laws of the United States for purposes of this definition of “Employee” and shall not be prevented from being considered an Employee pursuant to the preceding provisions of this sentence.

“Employee Contributions” means the contributions to the Trust Fund made by a Participant under Section 4.2(b) which are includible in the Participant’s gross income for federal income tax purposes.

“Employment Commencement Date” means the date on which an individual first performs an Hour of Service as a common law employee of the Company.

“Employment Status” means:

(a) the existence of an employment relationship between the Company and an individual who is performing services for the Company as a common law employee on a current basis or whose services for the Company as a common law employee have been interrupted on a temporary or seasonal basis. Subject to paragraphs (b) and (c), an individual’s Employment Status shall terminate on the earlier of:

(i) the date of Severance from Employment with the Company by reason of resignation, discharge, retirement or death, or

(ii) except as otherwise provided with respect to a particular Leave of Absence under Article 15, the first anniversary of the date on which the individual is first absent from service with the Company, with or without pay, for a reason not described in (i) or, in the case of a layoff, the first anniversary of the effective date of the notice from the Company of such layoff.

(b) If an individual described in the last sentence of paragraph (a) performs an Hour of Service during the twelve-month period beginning on the earlier of (i) or (ii) thereof, such individual’s Employment Status shall be deemed not to have been interrupted or terminated. For purposes of paragraph (a)(ii), an interruption in or termination of an individual’s employment shall be treated as a layoff, if at the time the individual receives notice of such layoff, the Company expects the individual’s employment to resume when the volume of work increases to an appropriate level.

(c) Solely for purposes of determining whether a Break in Service has been incurred by an Employee who is absent from service by reason of the pregnancy of such Employee, the birth of a child of the Employee or the adoption of a child by the Employee, such individual’s Employment Status shall terminate on the earlier of (i) the date of severance from service with the Company by reason of resignation, discharge, retirement or death, or (ii) the second anniversary of the date on which such individual is first absent from service by reason of such pregnancy, birth or adoption.

“Entry Date” means the first day of each calendar month.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Loan” means any loan made to the Trust Fund which satisfies the requirements of Section 18.3.

“Highly Compensated Employee” means:

(a) (i) for purposes of determining if an individual is a Highly Compensated Employee in connection with Section 4.2(c) for a Plan Year, an Employee of the Company who:

(A)	owns more than a 5% interest in the Company or any member of the Affiliated Group at any time during the Plan Year or the immediately preceding Plan Year; or

(B)	received Compensation from the Affiliated Group during the immediately preceding Plan Year in excess of the minimum dollar amount that is then applied under Code Section 414(q)(1)(B), subject to adjustments made thereunder for determining status as a “highly compensated employee” under said Code Section for the immediately following Plan Year. An individual who has been a Highly Compensated Employee for purposes of Section 4.2(c) for a Plan Year shall cease to be a Highly Compensated Employee for such purposes, effective upon the close of business on the last day of the Plan Year in which his or her Compensation for such Plan Year does not exceed the pertinent dollar amount that applies under Code Section 414(q)(1)(B) when determining his or her status as a “highly compensated employee” under Code Section 414(q)(1)(B) for the immediately following Plan Year. For purposes of this subparagraph (B), an individual’s Compensation for the last calendar quarter of a Plan Year shall be determined solely on the basis of projected base salary, including projected Elective Deferral Contributions and elective contributions under Code Section 125, 402(g) or 132(f)(4), with respect to such base salary.

(ii) for all other purposes under the Plan, an individual is a Highly Compensated Employee for a Plan Year if he or she is a common law employee of the Company who:

(A)	owns more than a 5% interest in the Company or any member of the Affiliated Group at any time during the Plan Year or the immediately preceding Plan Year; or

(B)	received earnings from the Affiliated Group in excess of $80,000 during the immediately preceding Plan Year.

(b) For purposes of paragraph (a):

(i) In determining ownership for purposes of paragraphs (a)(i)(A) and (a)(ii)(A), the constructive ownership provisions of Code Section 318 shall be applied by utilizing a 5% test in lieu of the 50% test set forth in subparagraph (a)(2)(C) thereof.

(ii) The term “earnings”, for purposes of paragraph (a)(ii)(B) above, means the sum of (A) earnings as defined in Section 25.1(b), and (B) to the extent not included in (A), elective or salary reduction contributions by the Company and any other member of the Affiliated Group that are not includible in the gross income of the employee under Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code or, after December 31, 2000, Section 132(f)(4) of the Code. Effective January 1, 1998, amounts that are not includible in the gross income of the Participant under Code Section 125 shall include any amounts that are not available to the employee in cash in lieu of group health insurance coverage because the employee is unable to certify that he or she has other health coverage, but only if the Company does not request or collect information regarding the employee’s other health coverage as part of the enrollment process for the health plan.

(iii) The minimum dollar limit referred to in paragraph (a)(ii)(B) shall be adjusted in accordance with Regulations for increases in the cost of living using the calendar quarter ending September 30, 1996, as the base period.

(iv) The determination of who is a Highly Compensated Employee for purposes of paragraph (a)(ii) shall be made in accordance with Section 414(q) of the Code and the Regulations.

“Hour of Service” means an hour for which an individual is paid or entitled to payment for the performance of duties for the Company or any other member of the Affiliated Group.

“Leased Employee” means:

(a) subject to paragraph (b), an individual who performs services for the Company or any member of the Affiliated Group, other than as a common law employee, if:

(i) such services are performed pursuant to a written or oral agreement between a member of the Affiliated Group and any other person;

(ii) the individual has performed during any consecutive 12-month period (A) at least 1,500 Hours of Service for the Affiliated Group or (B) a number of Hours of Service which is at least 501 and which is at least equal to 75% of the median Hours of Service that are customarily performed by any employee of the Affiliated Group in the particular position in which such individual is performing services; and

(iii) such services are performed under primary direction or control by the entity for which the services are performed.

(b) An individual shall not be considered to be a Leased Employee if: (i) such individual participates in a money purchase pension plan providing: (A) a nonintegrated employer contribution at a rate not less than 10% of the individual’s earnings, as defined in Section 25.1(b); (B) immediate participation, and (C) full and immediate vesting; and (ii) Leased Employees, determined without regard to this sentence, do not constitute more than 20% of the nonhighly compensated work force of the Affiliated Group.

“Leave of Absence” means an interruption of service authorized in accordance with Company policy.

“Matching Allocation” means an amount allocated to a Participant’s Choice Account with respect to the Participant’s Elective Deferral Contributions under the Plan.

“Net Contributory Pension Benefit” means the excess, if any, of the present value of the Participant’s Contributory Pension Benefit over the value of his or her Retirement Account determined as of December 31, 1986, which amount was transferred from the Retirement Plan to the Trustee and credited to the Participant’s Choice Account.

“Normal Retirement Age” means a Participant’s 65th birthday.

“Normal Retirement Date” means the first day of the month coinciding with or next following a Participant’s Normal Retirement Age.

“Officer” means a Participant who is a director of the Company or an officer of the Company as the term “officer” is defined in Rule 16a-1(f) promulgated under the Exchange Act, as such rule may be amended or supplemented from time to time, or any successor rule thereto.

“Participant” means an Employee who has satisfied the eligibility requirements of Article 3, or an Employee for whom the Trustee is holding amounts transferred to this Plan on the

Employee’s behalf from another qualified retirement plan, and unless specifically provided otherwise, the term shall not refer to an individual after he or she ceases to have Employment Status.

“Pension Plan” means the Pension Plan for Hourly Paid Employees of The Stanley Works, as amended.

“Plan Administrator” means Stanley Black & Decker, Inc. The Plan Administrator shall be a named fiduciary with respect to this Plan.

“Plan Year” means the calendar year.

“Regulation” means any rule or regulation promulgated under the Code.

“Retired Participant” means a Participant who ceases to have Employment Status on or after Normal Retirement Age or Normal Retirement Date.

“Retirement Account” means the bookkeeping record of the funds transferred from the Retirement Plan on behalf of an Employee and the Elective Deferral Contributions, Matching Allocations and Company contributions, if any, allocated to such account on behalf of a Participant before 1987, the value of which was credited to the Participant’s Choice Account as of January 1, 1987.

“Retirement Plan” means The Stanley Works Retirement Plan, including any amendments thereto. For purposes of the definition of “Contributory Pension Benefit” in this Article 2 and for purposes of Sections 11.3(c), 12.3(a) and 12.6(b), any reference to the term “Retirement Plan” shall be deemed to be a reference to the Pension Plan.

“Severance from Employment” means the date on which a Participant ceases to have Employment Status with the Affiliated Group. However, a Participant shall not be considered to have incurred a Severance from Employment if, in connection with a change of employment, the individual’s new employer maintains the Plan with respect to the individual. The determination as to whether a Participant ceases to be an Employee of the Affiliated Group shall be based on all of the relevant facts and circumstances.

“Stanley Black & Decker Stock” means Stanley Black & Decker, Inc. common stock, par value $2.50 per share.

“Stanley Black & Decker Stock Fund” means the investment fund available under the Plan, substantially all of the assets of which are invested in shares of Stanley Black & Decker Stock and the assets of which also include certain cash investments.

“Suspense Account” means the bookkeeping record of Stanley Black & Decker Stock purchased with the proceeds of an Exempt Loan which has not been allocated to Participants’ Accounts.

“Terminated Participant” means a Participant whose Employment Status has terminated for reasons other than death, disability or retirement.

“Trust Agreement” means the agreement entered into between the Company and the Trustee.

“Trustee” means the corporation or individual selected by the Company to serve as Trustee under the Trust Agreement.

“Trust Fund” means all the assets held under the Trust Agreement.

“Valuation Date” means any day on which the New York Stock Exchange conducts business.

“Vesting Year” means (subject to the modifications in Section 13.3 and Article 15) each full 12-month period that elapses from an Employee’s Employment Commencement Date to the date on which he or she ceases to have Employment Status, with a full calendar month credited for the month in which each such date occurs.

When used in this Plan, the singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

Any reference in this Plan to an “Article”, “Section”, “section”, “subsection”, “paragraph” or “subparagraph” shall be construed as a reference to a provision of this Plan unless indicated otherwise.

A R T I C L E 3

Employees Eligible to Participate

Section 3.1

(a) Every Employee of the Company shall become a Participant on the Entry Date next following the later of (i) his or her Employment Commencement Date, or (ii) the date on which such individual is employed by the Company as an Employee.

(b) The Plan Administrator shall notify every Employee of his or her eligibility to participate. Subject to Section 4.2, each Participant may elect, under the procedures established by the Plan Administrator, to have a specified portion of his or her Compensation contributed under the Plan as Elective Deferral Contributions and/or Employee Contributions. Such contributions shall commence as soon as administratively practicable following a Participant’s election in accordance with the procedures established by the Plan Administrator.

Section 3.2 A Participant who ceases to be an Employee shall again become a Participant on the date on which he or she subsequently becomes an Employee.

Section 3.3 For purposes of this Article, a Leave of Absence under Article 15 shall be treated as a period of Employment Status.

A R T I C L E 4

Elective Deferral Contributions and Employee Contributions

Section 4.1 The Elective Deferral Contributions and Employee Contributions provided for in this Article shall be subject to the provisions of Articles 6 and 25.

Section 4.2

(a) Subject to subsections (c) and (d), each Employee who is a Participant under the terms of Section 3.1 may elect to have Elective Deferral Contributions deducted from Compensation in such amount as he or she may determine, specified as a percentage of his or her Compensation, in a whole multiple of 1%. A Participant’s election to make Elective Deferral Contributions shall apply on a prospective basis only, and shall remain in effect until it is modified or discontinued pursuant to Section 4.5. Moreover, notwithstanding anything herein to the contrary, a Participant who received a hardship withdrawal from the Sonitrol Plan after June 16, 2011, shall be prohibited from making Elective Deferral Contributions or Employee Contributions under the Plan or making elective deferrals or employee contributions under any other plan sponsored by a member of the Affiliated Group until the expiration of the six-month suspension period that became effective under the Sonitrol Plan with respect to his or her pre-tax elective and after-tax contributions under the Sonitrol Plan at the time of receipt of such hardship withdrawal.

(b) Subject to subsections (c) and (d), each Employee who is eligible to become a Participant under the terms of Section 3.1 and who is not a Highly Compensated Employee may elect to have Employee Contributions deducted from Compensation in such amount as he or she may determine, specified in a whole multiple of 1%.

(c) The total of a Participant’s Elective Deferral Contributions and Employee Contributions for a payroll cycle of the Participant shall not exceed 25% of such individual’s Compensation for the payroll cycle; provided, however, that a Participant who is a Highly Compensated Employee may not make Employee Contributions, and the Elective Deferral Contributions for a payroll cycle of a Participant who is a Highly Compensated Employee shall be limited to 7% of Compensation for such payroll cycle unless the Plan Administrator, in order to ensure that the requirements of Section 6.2 or 6.3 will be satisfied, at its discretion, limits the Elective Deferral Contributions of the group of Participants who are Highly Compensated Employees to a lesser percentage of Compensation or suspends the Elective Deferral Contributions of the group of Participants who are Highly Compensated Employees. The Plan Administrator shall communicate such lesser percentage or suspension to such group of Participants.

(d) Notwithstanding anything herein to the contrary, a Participant who received a hardship withdrawal from the BDK Plan after July 1, 2010, shall be prohibited from making Elective Deferral Contributions or Employee Contributions under the Plan or making elective deferrals or employee contributions under any other plan sponsored by a member of the Affiliated Group until the expiration of the six-month suspension period that became effective under the BDK Plan with respect to his or her pre-tax elective and after-tax contributions under the BDK at the time of receipt of such hardship withdrawal. In the case of a Participant who was covered under the BDK Plan on December 31, 2010, any contribution election that is in effect on December 31, 2010, shall remain in effect after that date under the Plan until changed pursuant to the terms hereof.

Section 4.3

(a) In accordance with procedures established by the Plan Administrator, effective March 1, 2003, a Participant who will have reached the age of 50 by the end of a calendar year may elect to have a portion of the Compensation payable to such Participant for the calendar year contributed to the Plan as Catch-up Contributions. Catch-up Contributions shall be made in addition to Elective Deferral Contributions that are made to the Plan pursuant to Section 4.2.

(b) Catch-up Contributions shall be treated as Elective Deferral Contributions for purposes of the Plan, except that Catch-up Contributions shall not be treated as Elective Deferral Contributions (i) for purposes of applying the limitations set forth in subsection (c) of Section 4.2 and in Section 4.6, (ii) for purposes of performing the nondiscrimination test that is applicable to elective contributions set forth in Article 6, (iii) for purposes of applying the limitations on annual additions set forth in Article 25, or (iv) for purposes of determining the amount of the Matching Allocations that are credited to the Choice Account of a Participant under Article 5.

Section 4.4 All Elective Deferral Contributions and Employee Contributions described in Section 4.2 and all Catch-up Contributions described in Section 4.3 shall be made by means of payroll deductions. The amount of the Elective Deferral Contributions, Employee Contributions and Catch-up Contributions credited to a Participant’s Choice Account with respect to a particular payroll cycle shall equal the amount of such contributions made by the Participant for such payroll cycle pursuant to Sections 4.2 and 4.3. All Elective Deferral Contributions, Employee Contributions and Catch-up Contributions shall be paid to the Trustee as soon as administratively practicable but not later than the fifteenth business day of the month following the month in which such contributions are withheld.

Section 4.5 A Participant may, at any time, direct the Plan Administrator to suspend, resume or change the percentage of his or her Elective Deferral Contributions and/or Employee Contributions. The rate of a Participant’s contributions shall be designated in a whole multiple of 1%. Anything herein to the contrary notwithstanding, the Plan Administrator may establish restrictions on the right of the group of Participants who are Highly Compensated Employees to suspend, resume or change the percentage of their Elective Deferral Contributions during a Plan Year and shall communicate any such restrictions to such group of Participants. All elections to make Elective Deferral Contributions or Employee Contributions shall be implemented in accordance with procedures established by the Plan Administrator at its discretion.

Section 4.6

(a) The aggregate amount of a Participant’s Elective Deferral Contributions and elective contributions under any other plan maintained by a member of the Affiliated Group, to the extent such contributions are not includible in gross income for a calendar year by reason of Code Section 402(e)(3), shall not exceed $11,000 for 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005, and $15,000 for 2006. For calendar years beginning after 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 402(g)(4) of the Code.

(b) For purposes of this Section 4.6, the term “elective contributions” means Elective Deferral Contributions and any other contributions (other than catch-up contributions described in Section 414(v) of the Code) made by a member of the Affiliated Group as a result of a Participant’s election pursuant to an arrangement under which the Participant may elect to have the employer contribute an amount to a qualified retirement plan or to receive an amount in cash or in the form of some other taxable benefit, and the term “excess elective contributions” means elective contributions in excess of the limitation set forth in subsection (a).

(c) If the limitation set forth in subsection (a) is exceeded for any calendar year by reason of a Participant’s Elective Deferral Contributions hereunder and elective contributions made under any other plan maintained by a member of the Affiliated Group, the Company shall notify the Plan Administrator of the amount of such Participant’s excess elective contributions attributable to this Plan. Such amount shall be distributed to the Participant on or before April 15th of the calendar year following the calendar year in which such elective contributions were made. The amount so distributed shall include earnings or losses on the excess elective contributions attributable to this Plan, computed under subsection (g).

(d) If a Participant’s Elective Deferral Contributions and elective contributions made under a plan maintained by an employer other than a member of the Affiliated Group exceed the amount described in subsection (a), the Participant may notify the Plan Administrator of the amount of the excess elective contributions made under this Plan and each other plan maintained by a member of the Affiliated Group. Any notification under this subsection must be made no later than March 1st of the calendar year following the calendar year in which such excess elective contributions were made. Upon receipt of such notification, the Plan Administrator shall direct the Trustee to distribute to such Participant the portion of such excess elective contributions attributable to this Plan no later than the April 15th next following receipt of such notification. The amount so distributed shall include earnings or losses on the excess elective contributions attributable to this Plan, computed under subsection (g).

(e) For purposes of calculating a Participant’s excess elective contributions, Elective Deferral Contributions previously distributed under Article 6 with respect to the Participant for the calendar year in which such contributions were made shall not be taken into account. In no event shall the amount of excess elective contributions distributed under this section with respect to a calendar year exceed the amount of Elective Deferral Contributions made to the Plan in such year.

(f) Excess elective contributions may be distributed during the calendar year in which such contributions were made or during the following calendar year, but in no event later than April 15th of such following calendar year. If a distribution is to be made in the calendar year in which the excess elective contributions were made:

(i) the Participant and the Plan must designate the distribution as a distribution of excess elective contributions, and

(ii) the distribution must be made after the date on which the Plan received the excess elective contributions.

(g) (i) For calendar years beginning on or after January 1, 2006, and prior to January 1, 2008, the earnings or losses to be distributed under subsection (c) or subsection (d) are the sum of: (A) the earnings or losses for the calendar year in which the excess elective contributions were made, computed under subsection (g)(ii); and (B) the earnings or losses for the period from the end of such calendar year to the date of distribution (the “gap period”), computed under subsection (g)(iii). For calendar years beginning prior to January 1, 2006, gap period earnings may, at the discretion of the Plan Administrator, be disregarded. For calendar years beginning on or after January 1, 2008, gap period earnings shall be disregarded.

(ii) The earnings or losses for the calendar year in which the excess elective contributions were made shall be determined by multiplying:

(A)	the net earnings or losses of the Trust Fund for such year allocable to the portion of the Participant’s Choice Account attributable to his or her Elective Deferral Contributions, by

(B)	a fraction, the numerator of which is the amount to be distributed under subsection (c) or subsection (d), and the denominator of which is the sum of (1) the amount allocated to the portion of the Participant’s Choice Account attributable to his or her Elective Deferral Contributions as of the beginning of such calendar year, and (2) the Participant’s Elective Deferral Contributions for such calendar year.

(iii) The earnings or losses for the gap period shall be calculated by including in subsection (g)(ii)(A) the earnings or losses for the gap period and in subsection (g)(ii)(B)(2) the Participant’s Elective Deferral Contributions for the gap period. However, at the discretion of the Plan Administrator, gap period earnings or losses may be deemed to be equal to 10% of the earnings or losses calculated under subsection (g)(ii) for the preceding calendar year multiplied by the number of calendar months that have elapsed since the end of such year. If a distribution is made after the 15th day of a month, such month shall be treated as having elapsed for purposes of the preceding sentence. If a distribution is made on or before the 15th day of a month, such month shall be disregarded.

Section 4.7

(a) The aggregate amount of a Participant’s Catch-up Contributions under the Plan, catch-up contributions (as described in Section 414(v) of the Code) under any other plan maintained by a member of the Affiliated Group, and catch-up contributions (as described in Code Section 414(v)) under any plan maintained by an employer other than a member of the Affiliated Group, shall not exceed $2,000 for 2003, $3,000 for 2004, $4,000 for 2005, and $5,000 for 2006. For calendar years beginning after 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code.

(b) If the limitation set forth in subsection (a) is exceeded for any calendar year, such excess shall be treated as excess elective contributions and shall be subject to the provisions of Section 4.6.

Section 4.8

(a) Except as provided in this Article 4, amounts attributable to Elective Deferral Contributions under Section 4.2 and Catch-up Contributions under Section 4.3 shall not be distributed from the Plan earlier than upon the occurrence of one of the following events:

(i) the retirement, death, disability or Severance from Employment of the Participant on whose behalf such Elective Deferral Contributions and Catch-up Contributions were made;

(ii) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or a simplified employee pension);

(iii) the attainment by the Participant of age 59-1/2; or

(iv) subject to subsection (b), the hardship of the Participant.

(b) Notwithstanding subsection (a), income attributable to Elective Deferral Contributions and Catch-up Contributions, amounts treated as elective contributions in order to satisfy the actual deferral percentage test or the actual contribution percentage test, and income attributable to such amounts may not be distributed on account of the Participant’s hardship.

(c) Subsection (a)(ii) shall apply to a Participant only if such Participant receives a lump sum distribution (as defined in Code Section 402(e)(4)(D) without regard to Code Sections 402(e)(4)(D)(i)(I)-(IV)) by reason of the event described therein.

(d) The restrictions imposed by subsection (a) shall continue to apply to Elective Deferral Contributions (including amounts treated as elective contributions) and Catch-up Contributions under Section 4.3 after their transfer to another qualified plan, unless such contributions could have been distributed at the time of such transfer and such transfer is an elective transfer.

A R T I C L E 5

Matching Allocations and Core Account Allocations

Section 5.1 Matching Allocations provided for in Section 5.2 shall be subject to the provisions of Articles 6 and 25. Allocations to the Core Account provided for in Section 5.3 shall be subject to the provisions of Article 25.

Section 5.2

(a) A Participant’s Choice Account shall automatically be credited with Matching Allocations with respect to a payroll cycle equal to 50% of the Participant’s Elective Deferral Contributions credited to his or her Choice Account for the payroll cycle, not to exceed Matching Allocations with respect to such Elective Deferral Contributions of 3-1/2% of the Participant’s Compensation for such payroll cycle. Matching Allocations with respect to a payroll cycle shall be allocated as soon as practicable after the payment of Compensation with respect to the payroll cycle. Anything herein to the contrary notwithstanding, Matching Allocations shall not be made with respect to Catch-up Contributions.

(b) Notwithstanding the vesting provisions of Section 13.2, as of the last day of each Plan Year any portion of the Matching Allocations made for such Plan Year under subsection (a) that is attributable to Elective Deferral Contributions distributed under Section 4.6(c) or (d) or under Section 6.6(a) shall be forfeited.

Section 5.3

(a) Subject to subsection (d), as of the last day of each Plan Year that begins on or after January 1, 2011, an amount shall be allocated to the Core Account of each individual who is described in subsection (a)(i) (“Core Allocation”) for such Plan Year. The Core Allocation for a Plan Year on behalf of an individual who is described in subsection (a)(i) for such Plan Year shall be determined in quarterly credits pursuant to subsection (a)(ii).

(i) As of the last day of each calendar quarter ending on or after March 31, 2011, a notional Core Allocation credit for such quarter shall be determined for each Participant who has Employment Status on the last day of such calendar quarter, provided that no credit shall be determined under this Section 5.3(a) for a Participant who is described in Part II of Appendix A to the Plan.

(ii) The notional Core Allocation credit for a calendar quarter with respect to an eligible individual described in subsection (a)(i) for such calendar quarter shall be a percentage of his or her Compensation for such calendar quarter based on the individual’s age, in whole years, on December 31 of the Plan Year that includes such calendar quarter, in accordance with the following table:

Participant’s Age on December 31 of the Plan Year	Core Allocation (% of Compensation)
Under 40	2%
40-54	4%
55 or older	6%

(b) Subject to subsection (d), as of the last day of each Plan Year beginning on or after January 1, 2011, and before January 1, 2016, an amount shall be allocated to the Core Account of each individual described in subsection (b)(i) (“Core Transition Benefit Allocation”) for such Plan Year. The Core Transition Benefit Allocation to be made for a Plan Year on behalf of an individual who is described in subsection (b)(i) for such Plan Year shall be determined in quarterly credits pursuant to subsection (b)(ii).

(i) As of the last day of each calendar quarter ending on or after March 31, 2011, and before January 1, 2016, a notional Core Transition Benefit Allocation credit for such quarter shall be determined for each Participant who (A) was a Participant in the Plan on December 31, 2010, and eligible to receive a “cornerstone allocation” during 2010 under subsection (b)(i) of Section 5.3 of the Plan as in effect on December 31, 2010, or was eligible to earn additional benefit accruals during the 2010 “plan year” under The Black & Decker Pension Plan or the Retirement Plan for Hourly-Rated Employees of Porter-Cable Corporation, (B) is eligible for Core Allocations pursuant to Section 5.3(a) for the calendar quarter, and (C) has Employment Status on the last day of such calendar quarter, provided that no credit shall be determined under this Section 5.3(b) for a Participant who is described in Part II of Appendix A to the Plan.

(ii) The notional Core Transition Benefit Allocation credit for a calendar quarter with respect to an eligible individual described in subsection (b)(i) for such calendar quarter shall be a percentage of his or her Compensation for such calendar quarter based on the individual’s age, in whole years, on December 31 of the Plan Year that includes such calendar quarter, in accordance with the following table:

Participant’s Age on December 31 of the Plan Year	Core Transition Benefit Allocation (% of Compensation)
	2011	2012	2013	2014	2015
Under 40	1%	1%	0.5%	0.5%	0.5%
40 to 54	1%	1%	0.5%	0.5%	0.5%
55 or older	3%	3%	1.5%	1.5%	1.5%

(c) Subject to subsection (d), as of the last day of each Plan Year beginning on or after January 1, 2011, and before January 1, 2016, an amount shall be allocated to the Core Account of each individual described in subsection (c)(i) (“Additional Core Transition Benefit Allocation”) for such Plan Year. The Additional Core Transition Benefit Allocation to be made for a Plan Year on behalf of an individual who is described in subsection (c)(i) for such Plan Year shall be determined in quarterly credits, pursuant to subsection (c)(ii).

(i) As of the last day of each calendar quarter ending on or after March 31, 2011 and before January 1, 2016, a notional Additional Core Transition Benefit Allocation credit for such quarter shall be determined under this subsection (c) for each Participant who (A) was a participant on January 31, 1998, in The Stanley Works Retirement Plan, The Black & Decker Pension Plan, or the Retirement Plan for Hourly-Rated Employees of Porter Cable Corporation, (B) is eligible for Core Transition Benefit Allocations pursuant to Section 5.3(b) for the calendar quarter, and (C) has Employment Status on the last day of such calendar quarter, provided that no credit shall be determined under subsection (c)(ii) for a Participant who is described in Part II of Appendix A to the Plan.

(ii) Subject to subsection (d), the notional Additional Core Transition Benefit Allocation credit for a calendar quarter ending on or after March 31, 2011 and before January 1, 2016, with respect to an eligible individual described in subsection (c)(i) for such calendar quarter shall be a percentage, determined in accordance with Appendix B, of his or her Compensation for the calendar quarter based on the individual’s age, in whole years, on December 31, 2001, and credited service, as defined in subsection (c)(iii), determined as of January 31, 1998.

(iii) For purposes of subsection (c)(ii), an individual’s credited service is his or her service that is recognized for purposes of determining benefit accruals, in whole years, determined as of January 31, 1998, under the provisions of the pertinent retirement plan described in subsection (c)(i)(A) of this Section 5.3, as in effect on January 31, 1998.

(d) The sum of an individual’s quarterly credits determined under subsections (a), (b) and (c) of this Section 5.3 for a Plan Year, shall be allocated to such individual’s Core Account as of the last day of such Plan Year or, if earlier, as of the last day of the calendar quarter coinciding with or next preceding the date on which an individual described in subsection (a)(i), (b)(i), or (c)(i) ceases to have Employment Status during such Plan Year. Such allocation shall be made no later than the due date of Stanley Black & Decker’s tax return, as extended, for the fiscal year the last day of which is closest to the last day of the Plan Year for which the allocation is being made.

Section 5.4 To the extent that Matching Allocations and Core Account allocations are not made from amounts forfeited under Section 13.4, such allocations shall be made with funds derived from the proceeds of the sale of shares of Stanley Black & Decker Stock released from the Suspense Account pursuant to Section 18.4(c), from shares of Stanley Black & Decker Stock released from the Suspense Account pursuant to Section 18.4(c), and from contributions deposited in the Plan that are not used to make payments under an Exempt Loan.

A R T I C L E 6

Contribution and Allocation Percentage Tests

Section 6.1 For purposes of this Article, the following terms shall have the meanings set forth below:

(a)

(i) “Actual contribution ratio” means a fraction, the numerator of which is the sum of a Participant’s Matching Allocations and Employee Contributions, and the denominator of which is the Participant’s compensation for the Plan Year. To the extent taken into account to satisfy the tests set forth in Section 6.2, elective contributions meeting the requirements of Section 6.4(a) shall be included in the numerator of such fraction. Matching Allocations that are forfeited under Section 5.2(b) or 6.6(a), shall not be included in the numerator of such fraction. An actual contribution ratio shall be determined separately for each Participant for each Plan Year. Such ratio shall be expressed as a percentage and shall be calculated to the nearest one- hundredth of a percent.

(ii) In addition to amounts described in subsection (a)(i), the actual contribution ratio of a Highly Compensated Employee shall include employee contributions and employer matching contributions made by or on behalf of such individual under all qualified retirement plans of the Affiliated Group (to the extent such contributions have not been corrected in accordance with Section 1.401(m)-2(b) of the Regulations). If this Plan and one or more other qualified plans are treated as a single plan for purposes of satisfying Section 410(b) of the Code, amounts described in subsection (a)(i) shall be aggregated with employee contributions and employer matching contributions under all such other plans to determine an actual contribution ratio for each participant in this Plan and each such other plan, and such actual contribution ratios shall be used to determine the actual contribution percentages for this Plan.

(iii) The actual contribution ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have matching contributions or employee contributions, if applicable (and qualified nonelective contributions or elective contributions, or both, if treated as matching contributions or employee contributions for purposes of the actual contribution test), allocated to his or her accounts under two or more arrangements described in Code Section 401(m) that are maintained by the Company or a member of the Affiliated Group shall be determined as if such matching contributions or employee contributions, if applicable (and, if applicable, such qualified nonelective contributions or elective contributions, or both), were made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements of the Company or a member of the Affiliated Group that have different plan years, all matching contributions or employee contributions, if applicable, made during the Plan Year under all such arrangements shall be aggregated (determined using only the compensation paid during the plan year of the plan being tested using the definition for the plan being tested). For Plan Years beginning before 2006, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to Regulations under Code Section 401(m).

(b)

(i) “Actual contribution percentage” means the average of all actual contribution ratios determined separately for all Participants in the group of Highly Compensated Employees and in the group consisting of all other Participants, including in the case of each such group participants in other plans who are required to be taken into account by reason of the last sentence of subsection (a)(ii). For purposes of calculating actual contribution percentages under this subsection (b), the term “Participant” or “participant” shall include an individual who is an eligible employee under any plan taken into account in such calculation.

(ii) For purposes of paragraph (i), if the Plan benefits employees who are included in a unit of employees covered by a collective bargaining agreement with the Company and employees who are not included in such a collective bargaining unit, the Participants included in the group of employees covered by collective bargaining agreements shall not be taken into account when determining the actual contribution percentages and applying the tests of Section 6.2.

(c)

(i) “Actual deferral ratio” means a fraction, the numerator of which is a Participant’s Elective Deferral Contributions and the denominator of which is the Participant’s compensation for the Plan Year. To the extent they are treated as employer matching contributions and taken into account to satisfy the tests set forth in Section 6.2, Elective Deferral Contributions shall not be included in the numerator of such fraction. An actual deferral ratio shall be determined separately for each Participant for each Plan Year. Such ratio shall be expressed as a percentage and shall be calculated to the nearest one-hundredth of a percent.

(ii) In addition to amounts described in subsection (c)(i), the actual deferral ratio of a Highly Compensated Employee shall include elective contributions made on behalf of such individual under all qualified retirement plans maintained by a member of the Affiliated Group (to the extent such contributions have not been corrected in accordance with Section 1.401(k)-2(b) of the Regulations). If this Plan and one or more other qualified plans are treated as a single plan for purposes of satisfying Section 410(b) of the Code, Elective Deferral Contributions and elective contributions under all such other plans shall be aggregated to determine an actual deferral ratio for each Participant in this Plan and each such other plan, and such actual deferral ratios shall be used to determine the actual deferral percentages for this Plan.

(iii) In the case of a Highly Compensated Employee, Elective Deferral Contributions in excess of the limitation set forth in Section 4.6(a) shall be included in the numerator of the fraction described in subsection (c)(i), whether or not distributed under Section 4.6. In the case of a Participant other than a Highly Compensated Employee, contributions in excess of such limitation shall not be included in such numerator to the extent made under a plan or plans maintained by a member of the Affiliated Group.

(iv) The actual deferral ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective contributions (and qualified nonelective contributions or qualified matching contributions, or both, if treated as elective contributions for purposes of the actual deferral percentage test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Company or a member of the Affiliated Group shall be determined as if such elective contributions (and, if applicable, such qualified nonelective contributions or qualified matching contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements (CODAs) of the Company or a member of the Affiliated Group that have different plan years, all elective contributions made during the Plan Year under all such arrangements shall be aggregated (determined using only the compensation paid during the plan year of the plan being tested using the compensation definition for the plan being tested). For Plan Years beginning before 2006, all such CODAs ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(k).

(d)

(i) “Actual deferral percentage” means the average of all actual deferral ratios determined separately for all Participants in the group of Highly Compensated Employees and in the group consisting of all other Participants, including in the case of each such group participants in other plans who are required to be taken into account by reason of the last sentence of subsection (c)(ii). For purposes of calculating actual deferral percentages under this subsection (d), the term “Participant” or “participant” shall include an individual who is an eligible employee under any plan taken into account in such calculation.

(ii) For purposes of paragraph (i), if the Plan benefits employees who are included in a unit of employees covered by a collective bargaining agreement with the Company and employees who are not included in such a collective bargaining unit, the Participants included in the group of employees covered by collective bargaining agreements shall be disaggregated, and the tests set forth in Section 6.3 shall be applied separately to those Participants.

(e) “Compensation” means, for purposes of determining a Participant’s actual contribution ratio or actual deferral ratio, the compensation during the Plan Year from the Company (limited in the same manner as provided under subsection (c) of the definition of Compensation in Article 2) as determined pursuant to a definition, designated at the discretion of the Plan Administrator, that satisfies one of the alternative definitions permitted under Code Section 414(s) and the Regulations thereunder. Such an election shall be made on a reasonable and consistent basis with respect to all Participants and all plans of the Affiliated Group for any particular year.

(f) “Elective contributions” means Elective Deferral Contributions made under Article 4 (other than Elective Deferral Contributions distributed under Section 25.3) and any other contributions made by a member of the Affiliated Group as a result of a Participant’s election pursuant to an arrangement under which the Participant may elect to have the employer contribute an amount to a qualified retirement plan or to receive an amount in cash or in the form of some other taxable benefit.

(g) “Eligible employee” means an employee who is eligible to receive an allocation of employer matching contributions or to have elective contributions made on his or her behalf under any qualified retirement plan maintained by a member of the Affiliated Group, including an employee who is suspended from participation in, or ineligible by reason of Code Section 415 to receive additional annual additions under, any such plan.

(h) “Employee contributions” means contributions under a qualified retirement plan maintained by a member of the Affiliated Group that are designated or treated at the time of deferral or contribution as after-tax employee contributions and are allocated to a separate account.

(i) “Employer matching contributions” means any matching allocations made on behalf of a Participant under Article 5 and any employer contributions made under a qualified retirement plan maintained by a member of the Affiliated Group on account of employee contributions or elective contributions made under such plan, and any forfeiture allocated on the basis of employee contributions, employer matching contributions or elective contributions; except for employer contributions under any such plan that are treated as elective contributions for purposes of Code Section 401(k)(3). Anything herein to the contrary notwithstanding, effective January 1, 2006, Matching Allocations made on behalf of a Participant who ‘is not a Highly Compensated Employee shall not be taken into account under this Article 6 to the extent the contributions exceed the greatest of: (i) 5% of compensation; (ii) the amount of the Participant’s Elective Deferral Contributions; or (iii) the product of two times the “representative matching rate” and the Participant’s Elective Deferral Contributions. For purposes of this subsection (i), the Plan’s “representative matching rate” is the lowest “matching rate” of a Participant who is included among a group that consists of one-half of the Participants who are not Highly Compensated Employees and who make Elective Deferral Contributions for the Plan Year (or, if greater, the lowest matching rate of all eligible Participants who are employed on the last day of the Plan Year, are not Highly Compensated Employees, and make Elective Deferral Contributions for the Plan Year). For purposes of this subsection (i), the “matching rate” means the matching contributions made for a Participant, divided by his or her elective contributions and/or employee contributions (whichever is matched); provided, however, if the matching rate is not the same for all such levels of matched contributions, the matching rate is determined assuming that the Participant’s Elective Deferral Contributions equal 6% of compensation.

(j) “Excess contribution” means the amount of contributions made during a Plan Year on behalf of a Highly Compensated Employee in excess of the amount of contributions permitted with respect to such individual, taking into account any reduction in the actual contribution ratio or the actual deferral ratio required by Section 6.5(b).

(k) “Nonelective contributions” means the amount of contributions made during a Plan Year on behalf of a Highly Compensated Employee in excess of the amount of contributions permitted with respect to such individual, taking into account any reduction in the actual contribution ratio or the actual deferral ratio required by Section 6.5(b).

Section 6.2

(a) The actual contribution percentages described in Section 6.1(b) must satisfy one of the following tests for each Plan Year:

(i) The actual contribution percentage of Highly Compensated Employees for the Plan Year does not exceed the actual contribution percentage of all other Participants for the Plan Year multiplied by 1.25; or

(ii) The actual contribution percentage of Highly Compensated Employees for the Plan Year does not exceed twice the actual contributions percentage of all other Participants for the Plan Year the actual contribution percentage of Highly Compensated Employees for the Plan Year is not more than two percentage points higher than the actual contribution percentage of all other Participants for the Plan Year.

(b) The prior year testing method was utilized for the 1997, 1998 and 1999 Plan Years, and the current year testing method was utilized for the 2000 and 2001 Plan Years. Effective January 1, 2001, the Company elected to utilize the testing method described in Section 6.2(a).

(i) The “current year testing method” means the tests described in Section 6.2(a) whereby the current year’s data is utilized for determining the actual contribution percentage for both Highly Compensated Employees and non-Highly Compensated Employees is utilized.

(ii) The “prior year testing method” means the tests described in Section 6.2(a) whereby the current year’s actual contribution percentage for Highly Compensated Employees is compared to the prior year’s actual contribution percentage for non-Highly Compensated Employees.

(c) For Plan Years beginning after December 31, 2001, the Company may amend the Plan to change the actual contribution percentage testing method in those situations in which such a change is permitted in Regulation Section 1.401(m)-2(c).

(d) If the Plan is amended to utilize the prior year testing method, the actual contribution percentage for the non-Highly Compensated Employees is determined without regard to changes in the group of non-Highly Compensated Employees who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a plan coverage change that becomes effective during the testing year, then the actual contribution percentage for the non-Highly Compensated Employee group for the prior year is the weighted average of the actual contribution percentages for the prior year subgroups. Notwithstanding the above, if 90% or more of the total number of non-Highly Compensated Employees from all prior year subgroups are from a single prior year subgroup, then in determining the actual contribution percentage for the non-Highly Compensated Employees for the prior year, the Company may elect to use the actual contribution percentage for non-Highly Compensated Employees for the prior year under which that single prior year subgroup was eligible, in lieu of using the weighted average. For purposes of this subsection (d), the following definitions shall apply:

(i) “Plan coverage change” means a change in the group or groups of eligible participants on account of: (A) the establishment or amendment of a plan; (B) a plan merger, consolidation, or spinoff under Code Section 414(1); (C) a change in the way plans within the meaning of Code Section 414(1) are combined or separated for purposes of Regulation Section 1.401(m)-1(b)(4); or (D) a combination of the foregoing.

(ii) “Prior-year subgroup” means all non-Highly Compensated Employees for the prior Plan Year who, in such prior year, were eligible Participants under a specific Code Section 401(k) plan or Code Section 401(m) plan, as applicable, maintained by the Company and who would have been eligible Participants in the prior Plan Year under the plan tested if the plan coverage change had first been effective as of the first day of the prior Plan Year instead of first being effective during the testing year.

(iii) “Weighted average of the actual contribution percentages for the prior-year subgroups” means the sum, for all prior-year subgroups, of the adjusted actual contribution percentages.

(iv) “Adjusted actual contribution percentage” means, with respect to a prior-year subgroup, the actual contribution percentage for non-Highly Compensated Employees for the prior year of the specific plan under which the members of the prior-year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of non-Highly Compensated Employees in the prior-year subgroup and the denominator of which is the total number of non-Highly Compensated Employees in all prior-year subgroups.

Section 6.3

(a) The actual deferral percentages described in Section 6.1(d) must satisfy one of the following tests for each Plan Year:

(i) The actual deferral percentage of Highly Compensated Employees for the Plan Year does not exceed the actual deferral percentage of all other Participants for the Plan Year, multiplied by 1.25; or

(ii) The actual deferral percentage of Highly Compensated Employees for the Plan Year does not exceed twice the actual deferral percentage of all other Participants for the Plan Year and the actual deferral percentage of Highly Compensated Employees for the Plan Year is not more than two percentage points higher than the actual deferral percentage of all other Participants for the Plan Year.

(b) The prior year testing method was utilized for the 1997, 1998 and 1999 Plan Years, and the current year testing method was utilized for the 2000 and 2001 Plan Years. Effective January 1, 2001, the Company has elected to use the testing method described in Section 6.3(a).

(i) The “current year testing method” means the tests described in Section 6.3(a) whereby the current year’s data is utilized for determining the actual deferral percentage for both Highly Compensated Employees and non-Highly Compensated Employees is utilized.

(ii) The “prior year testing method” means the tests described in Section 6.3(a) whereby the current year’s actual deferral percentage for Highly Compensated Employees is compared to the prior year’s actual deferral percentage for non-Highly Compensated Employees.

(c) For Plan Years beginning after December 31, 2001, the Company may amend the Plan to change the actual deferral percentage testing method in those situations in which such a change is permitted in Regulation Section 1.401(k)-2(c).

(d) If the Plan is amended to utilize the prior year testing method, the actual deferral percentage for the non-Highly Compensated Employees is determined without regard to changes in the group of non-Highly Compensated Employees who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a plan coverage change that becomes effective during the testing year, then the actual deferral percentage for the non-Highly Compensated Employee group for the prior year is the weighted average of the actual deferral percentages for the prior year subgroups. Notwithstanding the above, if 90% or more of the total number of non-Highly Compensated Employees from all prior year subgroups are from a single prior year subgroup, then in determining the actual deferral percentage for the non-Highly Compensated Employees for the prior year, the Company may elect to use the actual deferral percentage for non-Highly Compensated Employees for the prior year under which that single prior year subgroup was eligible, in lieu of using the weighted average. For purposes of this subsection (d), the following definitions shall apply:

(i) “Plan coverage change” means a change in the group or groups of eligible Participants on account of (1) the establishment or amendment of a plan, (2) a plan merger, consolidation, or spinoff under Code Section 414(l), (3) a change in the way plans within the meaning of Code Section 414(l) are combined or separated for purposes of Regulation 1.401(k)-1(g)(11), or (4) a combination of the foregoing.

(ii) “Prior-year subgroup” means all non-Highly Compensated Employees for the prior year who, in such the prior year, were eligible participants under a specific Code Section 401(k) plan or Code Section 401(m) plan maintained by the Company and who would have been eligible participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

(iii) “Weighted average of the actual deferral percentages for the prior-year subgroups” means the sum, for all prior-year subgroups, of the adjusted actual deferral percentages.

(iv) “Adjusted actual deferral percentage” means, with respect to a prior-year subgroup, the actual deferral percentage for non-Highly Compensated Employees for the prior year of the specific plan under which the members of the prior-year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of non-Highly Compensated Employees in the prior-year subgroup and the denominator of which is the total number of non-Highly Compensated Employees in all prior-year subgroups.

Section 6.4

(a) For purposes of satisfying the tests of Section 6.2, elective contributions may be treated as employer matching contributions, subject to the following rules:

(i) Elective contributions, including those treated as employer matching contributions under this subsection, must satisfy the tests of Section 6.3.

(ii) Elective contributions, excluding those treated as employer matching contributions under this subsection, must satisfy the tests of Section 6.3.

(iii) Elective contributions may be treated as employer matching contributions under this subsection for a Plan Year only if they are allocated as of a date within such Plan Year, are paid to the applicable trust no later than 12 months after the end of such Plan Year and relate to compensation that, but for an election to defer, would have been received no later than 2-1/2 months after the end of such Plan Year.

(b) The Plan Administrator shall maintain records identifying the contributions used to satisfy the tests of Sections 6.2 and 6.3.

Section 6.5

(a) The Plan Administrator shall determine the actual deferral percentages and the actual contribution percentages for each Plan Year. In determining such percentages, contributions meeting the requirements of Section 6.4 shall be taken into account as provided therein. The Plan Administrator shall first determine the actual deferral percentages for the Plan Year, and, if required, reduce such percentages under subsection (b) to comply with Section 6.3. The Plan Administrator shall then determine the actual contribution percentages, and, if required, reduce such percentages under subsection (b) to comply with Section 6.2. Excess contributions created by the reductions required by subsection (b), together with the earnings or losses thereon computed under subsection (c), shall be disposed of in the manner set forth in Section 6.6.

(b) If the actual contribution percentage or the actual deferral percentage of the Highly Compensated Employees exceeds the limits set forth in Section 6.2 or 6.3 respectively, the Plan Administrator shall reduce such actual contribution percentage or such actual deferral percentage, as the case may be, to the extent necessary to comply with Section 6.2 or 6.3. Such reduction shall be effected by reducing the actual contribution ratio or the actual deferral ratio, as the case may be, of each Highly Compensated Employee, beginning with the Highly Compensated Employee with the largest such ratio, and continuing in descending order, until the actual contribution percentage or the actual deferral percentage complies with Section 6.2 or 6.3.

(c)

(i) Earnings or losses attributable to excess contributions shall be the amount determined under subsection (c)(ii) or subsection (c)(iii), as appropriate.

(ii) With respect to excess contributions attributable to contributions in excess of the limits of Section 6.3, the Plan Administrator shall determine the earnings or losses for the Plan Year in which such contribution was made in accordance with Section 4.6(g), but substituting “Plan Year” for “calendar year”, “excess contributions” for “excess elective contributions”, “elective contributions” for “Elective Deferral Contributions”, and “elective contributions account” for “the portion of the Participant’s Choice Account attributable to his or her Elective Deferral Contributions”.

(iii) With respect to excess contributions attributable to contributions in excess of the limits of Section 6.2, the Plan Administrator shall determine the earnings or losses for the Plan Year in which such contribution was made in accordance with Section 4.6(g), but substituting “Plan Year” for “calendar year”, “excess contributions” for “excess elective contributions”, “matching contributions and employee contributions” for “Elective Deferral Contributions”, and “the portions of the Participant’s Choice Account attributable to his or her Matching Allocations and Employee Contributions” for “the portion of the Participant’s Choice Account attributable to his or her Elective Deferral Contributions”.

Section 6.6

(a)

(i) The excess contributions determined under Section 6.5(b) shall be distributed to the Highly Compensated Employees, beginning first with the Highly Compensated Employee with the largest contributions and continuing in descending order until the excess contributions shall be distributed. Such distributions shall be made after the end of the Plan Year in which such excess contributions were made, but no later than the end of the Plan Year following such Plan Year. The amount so distributed shall include earnings or losses on such excess contributions, computed under Section 6.5(c).

(ii) In the case of a Participant whose actual contribution ratio or actual deferral ratio has been determined by taking into account contributions made to another qualified plan, the amount to be distributed under subsection (a)(i) by this Plan for any Plan Year shall be coordinated with such other plans, but shall not exceed the amount of contributions made on behalf of such Participant to this Plan for such Plan Year.

(iii) The amount of an excess contribution attributable to Elective Deferral Contributions to be distributed under this Section 6.6 for a Plan Year with respect to any Participant shall be reduced by any excess elective contributions previously distributed to such Participant under Section 4.6 for the calendar year ending with or within such Plan Year.

(iv) Excess contributions attributable to employee contributions or employer matching contributions shall be distributed in the following order:

(A) from vested employer matching contributions;

(B) from unmatched employee contributions; and

(C) from both employee contributions and the vested employer matching contributions attributable to such contributions.

(v) If vested employer matching contributions are distributed under this subsection (a) and there are nonvested employer matching contributions that were made for the same Plan Year, there shall be forfeited a portion of such nonvested employer matching contributions. The amount of employer matching contributions to be forfeited and the amount to be distributed shall be in the same proportion as the Participant’s vested and nonvested interests in all employer matching contributions. There shall be forfeited with employer matching contributions forfeited under this subsection the earnings or losses allocable thereto, computed under Section 6.5(c).

(vi)

(A)	For purposes of this subsection (a), the allocations for a Highly Compensated Employee who is an eligible employee in more than one plan of the Company or a member of the Affiliated Group to which matching contributions or employee contributions are made is determined by taking into account all such contributions otherwise taken into account in determining the actual contribution ratio of the Highly Compensated Employee under Section 6.1(a)(iii). However, the amount of excess contributions apportioned for a Plan Year with respect to a Highly Compensated Employee must not exceed the amount of contributions taken into account under this subsection (a) that were actually made on behalf of the Highly Compensated Employee to the Plan for the Plan Year. Thus, in the case of a Highly Compensated Employee who is an eligible employee in more than one plan of the Company or a member of the Affiliated Group to which employee contributions or matching contributions are made and whose actual contribution ratio is calculated in accordance with Section 6.1(a)(iii), the amount distributed under this subsection (a) will not exceed the contributions actually contributed to the Plan and taken into account under this subsection (a) for the Plan Year.

(B)	For purposes of this subsection (a), the contributions for a Highly Compensated Employee who is an eligible employee in more than one plan of the Company or a member of the Affiliated Group to which elective contributions are made is determined by taking into account all such contributions otherwise taken into account in determining the actual deferral ratio of the Highly Compensated Employee under Section 6.1(c)(iv). However, the amount of excess contributions apportioned for a Plan Year with respect to a Highly Compensated Employee must not exceed the amount of contributions taken into account under this subsection (a) that were actually made by the Highly Compensated Employee to the Plan for the Plan Year. Thus, in the case of a Highly Compensated Employee who is an eligible employee in more than one plan of the Company or a member of the Affiliated Group to which elective contributions are made and whose actual deferral ratio is calculated in accordance with Section 6.1(c)(iv), the amount distributed under this subsection (a) will not exceed the contributions actually contributed to the Plan and taken into account under this subsection (a) for the Plan Year.

(b) If the Trustee fails to distribute an excess contribution within 2-1/2 months after the end of the Plan Year in which such excess contribution was made, the Company may be subject to a 10% excise tax with respect to such excess contribution.

A R T I C L E 7

Direct Rollovers and Rollover Contributions

Section 7.1 For purposes of this Article, the following terms shall have the meanings set forth below:

(a) “Direct rollover” means:

(i) the payment, by the Trustee, of an eligible rollover distribution made from vested Accounts under the Plan to a single eligible retirement plan specified by a distributee, except that a distributee who is a Beneficiary of a deceased Participant, Retired Participant or Terminated Participant and is not the surviving spouse of such individual, as described in subsection (b), may specify a direct rollover by the Trustee only to an eligible retirement plan described in subsection (c)(i)(A) or (B) or (c)(ii)(A) or (B); or

(ii) in the case of an eligible rollover distribution under another qualified plan, a payment made by such plan to the Trustee.

(b) “Distributee” means an employee or former employee, the surviving spouse of an employee or former employee, and the spouse or former spouse of an employee or former employee who is the alternate payee under a qualified domestic relations order as defined in Section 414)) of the Code, except that a Beneficiary under this Plan of a deceased Participant, Retired Participant or Terminated Participant who is not the surviving spouse of such individual may make a direct rollover to an eligible retirement plan described in subsection (c)(i)(A) or (B) or (c)(ii)(A) or (B).

(c) “Eligible retirement plan” means:

(i) With respect to the direct rollover of any portion of an eligible rollover distribution from the Plan that is includible in gross income:

(A)	an individual retirement account or an individual retirement annuity described in Section 408 of the Code;

(B)	effective for distributions made on or after January 1, 2008, a Roth individual retirement account described in Section 408A of the Code;

(C)	a qualified plan described in Section 401(a) of the Code that will accept a distributee’s eligible rollover distribution;

(D)	an annuity plan described in Section 403(a) of the Code or an annuity contract described in Section 403(b) of the Code; or

(E)	an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to account separately for any eligible rollover distributions transferred into such plan.

(ii) with respect to the direct rollover of any portion of an eligible rollover distribution from the Plan that is not includible in gross income:

(A)	an individual retirement account or an individual retirement annuity described in Section 408 of the Code;

(B)	effective for distributions made on or after January 1, 2008, a Roth individual retirement account described in Section 408A of the Code; or

(C)	a qualified plan described in Section 401(a) of the Code or a Section 403(b) annuity, but only if the qualified plan or Section 403(b) annuity receiving such direct rollover provides for separate accounting for the amounts so transferred (and earnings thereon), including separate accounting for any portion of such eligible rollover distribution which is includible in gross income and the portion of such eligible rollover distribution which is not includible in gross income.

(d) “Eligible rollover distribution” means the distribution under the Plan, or, in the case of a payment described in subsection (c)(i)(C), (D) or (E) of this Section 7.1 under another qualified plan, of all or a portion of the balance to the credit of a distributee, other than: (A) a distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the distributee or the joint lives or joint life expectancy of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (B) the portion of any distribution that is required to be made under Section 401(a)(9) of the Code; and (C) any distribution made after December 31, 2001, that is due to the hardship of the distributee and is received by the distributee prior to his or her attainment of age 59-1/2 or separation from service with the employer maintaining the plan from which the hardship withdrawal is made.

Section 7.2

(a) Under such rules and procedures as the Plan Administrator may establish, any Employee may make rollover contributions of the following amounts to the Trustee:

(i) All or a portion of the money or cash proceeds from the sale of property received in an eligible rollover distribution, as defined in Section 7.1(d); provided, however, that any portion of the eligible rollover distribution that is not includible in the individual’s gross income may not be contributed to the Plan in a rollover contribution under this subsection (a); and

(ii) All or a portion of the money or cash proceeds from the sale of property received as a distribution from an individual retirement account or individual retirement annuity which contains only amounts that are includible in the individual’s gross income.

(b) Under such rules and procedures as the Plan Administrator may establish, any Employee may direct the Trustee to accept as rollover contributions a direct rollover of an eligible rollover distribution (as defined in Section 7.1(d)); provided, however, that any portion of the eligible rollover distribution that is not includible in the individual’s gross income may not be contributed to the Plan in a direct rollover.

(c) Rollover contributions under subsection (a) or subsection (b) may not include any amounts received by the Employee in a distribution attributable to the death of an individual with respect to whom the Employee is the beneficiary, unless the Employee is the surviving spouse of such individual.

No rollover contributions under subsection (a) or subsection (b) shall be accepted from any plan subject to the requirements of Sections 401(a)(11) and 417 of the Code (or subject to such provisions with respect to the individual on whose behalf such rollover contributions are made) unless such individual shall have documented, in such manner as the Plan Administrator shall specify, that his or her spouse has consented to the distribution described in subsection (a) or subsection (b).

Before accepting any rollover contributions, the Plan Administrator shall determine to its satisfaction that such rollover contributions do not contain amounts from sources other than those permitted by subsection (a) or subsection (b).

Section 7.3 Amounts contributed under Section 7.2 shall be held in a Choice Account which shall be invested and distributed in accordance with the provisions hereof applicable to Choice Accounts

Section 7.4

(a) In the case of a distribution from vested Accounts under the Plan, notwithstanding any other provision of the Plan, a distributee may elect, in accordance with procedures established by the Plan Administrator, that an eligible rollover distribution to be made to the distributee shall instead be distributed in a direct rollover.

(b) Not less than 30 days and not more than 180 days before the Benefit Commencement Date of a distributee who is entitled to receive an eligible rollover distribution, the Plan Administrator shall, in accordance with Code Section 402(f), provide the distributee with a written explanation of the rules governing rollovers (including the right to make a direct rollover under subsection (a)), the special tax treatment available to lump sum distributions and the mandatory federal income tax withholding on any eligible rollover distribution for which no election is made under subsection (a). No later than the date on which the information required by this paragraph is provided to a distributee, the Plan Administrator shall notify the distributee that he or she is entitled to consider, for a period of at least 30 days following receipt of such information, whether or not to make an election under subsection (a).

Section 7.5 Anything herein to the contrary notwithstanding, a Beneficiary of a deceased Participant, including a deceased Retired, Disabled or Terminated Participant, who is a designated beneficiary (as defined in Code Section 401(a)(9)(E)) and who is not the surviving spouse of the deceased individual, shall be permitted to elect a direct rollover of an eligible rollover distribution that is made, on or after January 1, 2010, from the vested Accounts of the deceased individual to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii), that is established for the purpose of receiving the distribution on behalf of the Beneficiary. Such distribution shall be treated as an eligible rollover distribution.

Section 7.6 Notwithstanding anything herein to the contrary, effective January 1, 2008, if an individual is entitled to elect a direct rollover (or a direct transfer that is treated as a direct rollover under the Code) of an eligible rollover distribution to an eligible retirement plan, as described in Code Section 402(c)(8)(B)(i), he or she may elect to have such distribution rolled over directly to a Roth IRA, as defined in Code Section 408A.

A R T I C L E 8

Investment of Accounts and Voting Rights

Section 8.1 A Participant’s Accounts shall be invested as follows:

(a) 100% of the amount credited to an individual’s Choice Account may be invested, at the direction of the individual, as provided in Section 8.2, among the investment funds, including the Stanley Black & Decker Stock Fund, made available by the Plan Administrator.

(b) a Participant may direct the investment of 100% of the amount allocated to a Core Account on his or her behalf, as provided in Section 8.2 (including a deemed direction pursuant to Section 8.2(d)), by choosing from among the investment options that are made available by the Plan Administrator for investment of Core Accounts. Anything herein to the contrary notwithstanding, any new allocations to an individual’s Core Account made pursuant to Article 5 shall be invested as provided in Section 8.2(a).

Section 8.2

(a) Subject to the provisions of Article 26 governing investment directions by an Officer and subject to the provisions of subsection (d) of this Section 8.2, an individual may, by means of instructions to the Plan Administrator, specify in a whole multiple of 1%, the portions of his or her Choice Account that are to be invested in any available investment fund. Moreover, a Participant for whom Core Account allocations are made on his or her behalf may direct the investment of his or her Core Account balance by choosing from the funds made available by the Plan Administrator for the investment of Core Accounts in accordance with the procedures established by the Plan Administrator. The Plan Administrator shall have sole discretion to determine the investment funds that are available and to establish procedures governing investment directions by individuals, provided that the Stanley Black & Decker Stock Fund shall not be available as an investment option with respect to any Core Account under the Plan. If a Participant does not direct the investment of new contributions or allocations to his or her Choice Account that are made under Article 4, 5, 13, 14, 15 or 18, these funds shall be invested in an investment option designated by the Plan Administrator and shall be invested pursuant to that option until the Participant makes an affirmative election for a different investment option that is made available by the Plan Administrator. If a Participant does not direct the investment of new contributions or allocations to his or her Core Account that are made under Article 5, 13, 14 or 15, these funds shall be invested in an investment option designated by the Plan Administrator and shall be invested pursuant to that option until the Participant makes an affirmative election for a different investment option that is made available by the Plan Administrator. Allocations to a Participant’s Core Account that were made for the 2008 Plan Year and invested in an investment option designated by the Plan Administrator shall remain so invested until the Participant makes an affirmative election for a different investment option that is made available by the Plan Administrator. Anything herein to the contrary notwithstanding, any funds credited to a Participant’s Core Account on June 23, 2008, shall continue to be invested after that date, in the same investment option under which such funds were invested on such date, until the Participant makes an affirmative election for a different investment option that is made available by the Plan Administrator.

(b) The Plan Administrator is the fiduciary designated under the Plan for receiving any investment instructions from individuals and, upon the request of any individual who has provided an investment instruction under this section, shall provide a written confirmation of the investment instruction to such individual. The Plan Administrator, at its discretion, may from time to time establish rules and procedures for the proper administration of the investment funds available under the Plan and for the direction of investments under this Section, including special rules governing the frequency of implementing an investment decision with respect to a particular investment fund. Notwithstanding the foregoing, the Plan Administrator shall establish a Stanley Black & Decker Stock Fund to be invested in Stanley Black & Decker Stock. A Participant, Beneficiary of a deceased Participant, or alternate payee, for whom a Choice Account is maintained, may direct transfers between and among those portions of the Choice Account that are invested in the Stanley Black & Decker Stock Fund and other separate investment funds in the proportion that each individual directs in accordance with such procedures as may be established by the Plan Administrator. Effective as of January 1, 2007, there shall be at least three diversified separate investment funds, other than the Stanley Black & Decker Stock Fund, with distinct risk and return characteristics, to which transfers may be made, at least quarterly, from the Stanley Black & Decker Stock Fund, and from which transfers may be made, at least quarterly, to the Stanley Black & Decker Stock Fund.

(c) The Plan Administrator shall not be required to comply with any investment instruction if, in its opinion, compliance (i) would result in a prohibited transaction (as defined in ERISA Section 406 or Code Section 4975), (ii) would result in income taxable to the Plan, (iii) would jeopardize the Plan’s tax qualified status under the Code, (iv) could result in a loss greater than the value of the individual’s Accounts, or (v) would result, directly or indirectly, in a transaction described in Section 2550.404(c)-1(d)(2)(ii)(E) of the Department of Labor regulations.

(d) In accordance with procedures implemented by the Plan Administrator, when an investment option that is offered under the Plan with respect to an individual’s Choice Account or Core Account is eliminated by the Plan Administrator, at the discretion of the Plan Administrator, there may be an automatic transfer of any amount attributable to such investment option then credited to the Choice Account or the Core Account, whichever is applicable, to another investment option, as directed by the Plan Administrator, subject to any investment direction given by such individual in accordance with procedures established by the Plan Administrator. Moreover, the Plan Administrator, at its discretion, may designate how particular funds allocated to an individual’s Choice Account or to an individual’s Core Account, whichever is applicable, shall automatically be invested prior to the time the individual makes an affirmative investment election under the Plan in accordance with the procedures established by the Plan Administrator.

Section 8.3

(a) Each Participant shall have the right to direct the Trustee in writing as to the manner in which the number of shares of Stanley Black & Decker Stock held by the Trustee which has been allocated to the Participant’s Accounts is to be voted at each meeting of the shareholders of the Company and the Trustee shall vote such shares in accordance with such directions. The Company shall notify each Participant of his or her rights under this section and distribute to him or her such information as the Company distributes to its shareholders pertaining to the exercise of such voting rights within a reasonable time before the time of exercise of such rights. To the extent the Trustee does not receive timely instructions with respect to voting such allocated Stanley Black & Decker Stock, the Trustee shall vote such Stanley Black & Decker Stock in the same proportion as the allocated shares of Stanley Black & Decker Stock as to which the Trustee receives instructions are voted. Shares of Stanley Black & Decker Stock held by the Trustee which have not been allocated to the Accounts of any Participant shall be voted by the Trustee in the same proportion as the allocated shares of Stanley Black & Decker Stock as to which the Trustee receives instructions are voted.

(b) Each Participant shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to the number of shares of Stanley Black & Decker Stock allocated to the Participant’s Accounts and the Trustee shall respond in accordance with such direction. The Company shall promptly distribute to each Participant such information as is distributed to shareholders of the Company in connection with such tender or exchange offer. Any allocated shares with respect to which the Trustee has not received timely instructions shall not be tendered or exchanged. Shares of Stanley Black & Decker Stock held by the Trustee which have not been allocated to the Accounts of any Participant shall be tendered or exchanged by the Trustee in the same proportion as the allocated shares of Stanley Black & Decker Stock as to which the Trustee receives instructions are tendered or exchanged.

(c) The instructions received by the Trustee in accordance with subsections (a) and (b) of this Section 8.3 shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company.

(d) For purposes of this Section 8.3, the number of shares of Stanley Black & Decker Stock allocated to a Participant’s Accounts shall be the number of shares of Stanley Black & Decker Stock in the Stanley Black & Decker Stock Fund attributable to the Participant’s proportionate interest in the Stanley Black & Decker Stock Fund.

Section 8.4 For purposes of this Article, the term “Participant” includes a Terminated Participant, a Retired Participant, a Disabled Participant, and the Beneficiary or Alternate Payee of any of the foregoing.

Section 8.5 The Company may appoint one or more investment managers within the meaning of Section 3(38) of ERISA (“investment manager”) to manage, acquire or dispose of all or any portion of the Trust Fund. The Company may enter into such agreements setting forth the terms and conditions of any such appointment as it deems appropriate. The Company shall retain the right to remove and discharge any investment manager. The compensation of such investment manager shall be an expense payable in accordance with Section 17.9. The Company shall furnish to the Trustee written notice of the appointment of any investment manager, which shall include a written acknowledgment by such investment manager that it is:

(a) a fiduciary with respect to the Plan within the meaning of Section 3(21)(A) of ERISA,

(b) bonded as required by ERISA, and

(c) (i) registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (ii) a bank as defined in said act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

Each such investment manager shall have the authority to exercise all of the powers of the Trustee under the Trustee Agreement with respect to the assets under its control but only to the extent that such powers relate to the investment of such assets.

Section 8.6 Anything herein to the contrary notwithstanding, up to 100% of the assets of the Trust Fund may be invested in Stanley Black & Decker Stock. Moreover, at least 51% of the assets of the Trust Fund must, at all times, consist of Stanley Black & Decker Stock or funds that may be invested in Stanley Black & Decker Stock at the direction of Participants and Beneficiaries.

A R T I C L E 9

Allocation of Net Earnings and Losses

Section 9.1 Subject to Section 18.5(a) which governs the crediting of dividends paid with respect to certain allocated shares of Stanley Black & Decker Stock, net earnings or losses shall be credited to a Participant’s Accounts with respect to the investments attributable to the Accounts. Payments of principal and interest on a loan made to a Participant under Article 11 shall be credited to the Participant’s Choice Account. Anything herein to the contrary notwithstanding, the investment earnings or losses allocated to a Participant’s Core Account as of a Valuation Date shall be determined without regard to any amounts credited to the Core Account under Section 5.3 as of a date subsequent to the preceding December 31. For purposes of this section, the term “Participant” shall include a Retired Participant, a Disabled Participant, a Terminated Participant and the Beneficiary or Alternate Payee of any of the foregoing.

Section 9.2 The Plan Administrator shall periodically, but not less frequently than once each Plan Year quarter, notify each Participant of the amount of net earnings or losses credited to or charged against his or her Accounts, the amount of annual contributions allocated to such Accounts and the total value of such Accounts.

A R T I C L E 10

Participant Withdrawals

Section 10.1

(a) Subject to subsection (b) and to Article 26, upon submission of proof to the satisfaction of the Plan Administrator of an immediate and heavy financial need, a Participant may withdraw all or a portion of the vested balance in his or her Choice Account, other than the amounts attributable to the funds described in subsections (a)(iv), (d), (k), (m), and (n)(i) through (v) of the definition of Choice Account in Article 2. The Plan Administrator shall approve a request for a withdrawal under this section only if the withdrawal is for:

(i) expenses for (or that are necessary to obtain) medical care that would be deductible by the Participant under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(iii) payment of tuition, related educational fees, and room and board expenses for up to the next twelve months of post-secondary education for the Participant or his or her spouse, child, or dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1),(b)(2) and (d)(1)(B));

(iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that residence;

(v) effective January 1, 2006, payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)); or

(vi) effective January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b) The amount of a hardship withdrawal may not exceed the sum of the amount required to meet the applicable expense described in subsection (a) and any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. A hardship withdrawal may be made to the extent the financial need cannot be relieved from other resources that are reasonably available to the Participant. In determining the amount necessary to meet the Participant’s financial need, unless it has actual knowledge to the contrary, the Plan Administrator may rely on the Participant’s written representation that the need cannot reasonably be relieved:

(i) through reimbursement or compensation by insurance or otherwise;

(ii) by reasonable liquidation of the Participant’s assets (including assets of his or her spouse and minor children that are reasonably available to the Participant);

(iii) by cessation of Elective Deferral Contributions or Employee Contributions; or

(iv) by other withdrawals, distributions or nontaxable loans permitted from this Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms if such borrowing would relieve the entire hardship.

For purposes of this subsection, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

(c) To the extent that the withdrawal will be taken from the portion of the Participant’s Choice Account that may be transferred to the Pension Plan to provide the Participant’s Contributory Pension Benefit, the written consent of the Participant’s spouse, if any, to the withdrawal must be obtained in accordance with the provisions of the Retirement Plan within the 60-day period ending on the date of the withdrawal. The spouse’s consent must acknowledge the effect of the withdrawal and must be witnessed by a Plan representative or a notary public. Except for withdrawals for tuition under subsection (a)(iii), a Participant shall not be permitted to submit more than one hardship withdrawal application in any Plan Year.

(d) Hardship withdrawals shall be made from the vested balance in the Participant’s Choice Account in the following order:

(i) From the amount attributable to the funds described in subsection (c) of the definition of Choice Account;

(ii) From the amount attributable to the funds described in subsection (b) of the definition of Choice Account;

(iii) From the amount attributable to the funds described in subsection (h) of the definition of Choice Account;

(iv) From the funds described in subsections (a)(i), (a)(ii) and (a)(iii) of the definition of Choice Account up to an amount equal to the lesser of the individual’s Elective Deferral Contributions and other pre-tax elective contributions described therein or their current value;

(v) From the amount attributable to the funds described in subsections (e), (f), (g), (i) and (j) of the definition of Choice Account, in that order;

(vi) From the amount attributable to the funds described in subsection (l) of the definition of Choice Account; and

(vii) From the amount attributable to the funds described in subsections (o)(i) through (vi) and (p) of the definition of Choice Account.

Section 10.2

(a) Subject to Article 26, in addition to the withdrawals permitted under Section 10.1, any Participant may, at any time, withdraw the total amount in his or her Choice Account attributable to the funds described in subsection (c) of the definition of Choice Account in Article 2. If the Participant is married, such a withdrawal shall require the written consent of the Participant’s spouse in the manner described in Section 10.1(c).

(b) A Participant also may, at any time and for any reason, withdraw all or a portion of the vested balance in his or her Choice Account attributable to the funds described in subsections (h), (b), (e) and (g) of the definition of Choice Account in Article 2.

Section 10.3 For purposes of a withdrawal under Section 10.1 or 10.2, the Participant’s Choice Account shall be valued as of the Valuation Date on which the Plan Administrator processes the request for withdrawal. Each withdrawal under Section 10.1 shall be derived from the sources of funds listed in Section 10.1(d), pursuant to the order set forth therein. Each withdrawal under Section 10.2(b) shall be derived from the sources of funds listed therein, pursuant to the order set forth therein. The Plan Administrator shall promptly notify the Trustee of the total dollar amount to be withdrawn and the respective funds from which it shall be withdrawn. The Plan Administrator shall disburse an amount withdrawn under Section 10.1 or 10.2 directly to the Participant in a lump sum payment in cash or whole shares of Stanley Black & Decker Stock (with cash for any fractional share of such stock), as elected by the Participant.

Section 10.4 Subject to Article 26, a Participant with Employment Status who has attained age 59-1/2 may withdraw at any time all or a portion of the vested balance in his or her Choice Account (other than the amounts attributable to the funds described in subsections (d), (m), and (n)(i) through (v) of the definition of Choice Account in Article 2) as of the Valuation Date on which the Plan Administrator processes the request for withdrawal. To the extent that the withdrawal will be taken from the portion of the Participant’s Choice Account that may be transferred to the Pension Plan to provide the Participant’s Contributory Pension Benefit, the written consent of the Participant’s spouse, if any, to the withdrawal must be obtained in accordance with the provisions of the Retirement Plan within the 180-day period ending on the date of the withdrawal. The spouse’s consent must be in writing, must acknowledge the effect of the withdrawal and must be witnessed by a Plan representative or a notary public. A withdrawal under this Section 10.4 shall be derived from the sources of funds listed in subsection (a), pursuant to the order set forth therein, except that a withdrawal of funds described in subsection (a)(iv) of this Section 10.4 may include any earnings attributable to such funds:

(a) A withdrawal under this Section 10.4 shall be made from the vested balance in the Participant’s Choice Account in the following order:

(i) From the amount attributable to the funds described in subsection (c) of the definition of Choice Account;

(ii) From the amount attributable to the funds described in subsection (b) of the definition of Choice Account;

(iii) From the amount attributable to the funds described in subsection (h) of the definition of Choice Account;

(iv) From the amount attributable to the funds described in subsections (a)(i), (a)(ii), (a)(iii) and (a)(iv) of the definition of Choice Account;

(v) From the amount attributable to the funds described in subsections (e), (f), (g), (i) and (j) of the definition of Choice Account, in the order listed herein;

(vi) From the amount attributable to the funds described in subsection (l) of the definition of Choice Account;

(vii) From the amount attributable to the funds described in subsections (o)(i) through (o)(vi) and (p) of the definition of Choice Account; and

(viii) From the amount attributable to the funds described in subsection (k) of the definition of Choice Account.

(b) The Plan Administrator shall promptly notify the Trustee of the amount of the withdrawal and the respective funds from which it shall be withdrawn. An amount withdrawn under this Section 10.4 shall be paid in a lump sum payment in cash or whole shares of Stanley Black & Decker Stock (with cash for any fractional share of such stock), as elected by the individual.

Section 10.5 In addition to the withdrawals permitted under the Plan pursuant to Sections 10.1, 10.2 and 10.4, a withdrawal shall be permitted with respect to the amount credited to an individual’s Choice Account that is attributable to certain funds transferred from the following plans, as follows:

(a) The total amount described in subsection (i) of the definition of Choice Account attributable to the assets received by the Plan on his or her behalf in a direct transfer from the SEMCO Profit Sharing Plan (“SEMCO Plan”) may be withdrawn by the individual at any time after May 31, 2005, provided that any withdrawn funds are attributable to employer contributions that were made under the SEMCO Plan as of a date on or before May 31, 2003, and were not made in connection with a cash or deferred arrangement.

(b) An individual may, at any time and for any reason, withdraw all or a portion of the amount described in subsection (o)(iii) of the definition of Choice Account attributable to any employer matching contributions that were made to the HSM Electronic Protection Services, Inc. 401(k) Plan (“HSM Plan”) on his or her behalf and received by the Plan pursuant to the merger of the HSM Plan into the Plan, provided that either the individual has completed at least 60 months of participation in the Plan (taking into account months of participation in the HSM Plan and the Plan) or the funds withdrawn are attributable to employer matching contributions that were allocated to the individual’s account under the HSM Plan at least 24 months prior to the date of the withdrawal.

(c) A participant may, at any time and for any reason, withdraw all or a portion of the amount described in subsection (o)(iii) of the definition of Choice Account attributable to any employer matching contributions made on his or her behalf to the Savings Plan for Employees of Emhart Corporation and Participating Subsidiaries (“Emhart Savings Plan”) that were transferred to the BDK Plan and received by the Plan pursuant to the merger of the BDK Plan into the Plan, provided that either the participant has completed at least 60 months of participation in the Plan (taking into account months of participation in the Emhart Savings Plan, the BDK Plan and the Plan) or the funds withdrawn are attributable to employer matching contributions that were allocated to the participant’s account under the Emhart Savings Plan at least 24 months prior to the date of the withdrawal.

(d) A participant may, at any time after he or she has reached the age of 65, withdraw all or a portion of the amount described in subsection (m) of the definition of Choice Account attributable to any discretionary nonelective employer contributions made on his or her behalf under the Vector Plan that were transferred to the BDK Plan and received by the Plan pursuant to the merger of the BDK Plan into the Plan.

An amount that is withdrawn pursuant to this Section 10.5 shall be valued as of the Valuation Date on which the individual’s request for withdrawal is processed and shall be paid in a lump sum payment in cash or whole shares of Stanley Black & Decker Stock, with cash for any fractional share of such stock, as elected by the individual.

A R T I C L E 11

Loans to Participants

Section 11.1

(a) For purposes of this Article, the following terms have the meanings set forth below:

(i) “Eligible borrower” means a party in interest who is a Participant, Retired Participant, Terminated Participant, Disabled Participant, Beneficiary, or Alternate Payee.

(ii) “Loan administrator” means the Plan Administrator, unless another individual or entity is so designated in writing by the Company.

(iii) “Party in interest” means:

(A)	any fiduciary (including, but not limited to, any administrator, officer, trustee or custodian), counsel or employee of the Plan;

(B)	a person providing services to the Plan;

(C)	an employer any of whose employees are covered by the Plan;

(D)	an employee organization any of whose members are covered by the Plan;

(E)	an owner, direct or indirect, of 50% or more of:

(1) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation,

(2) the capital interest or the profits interest of a partnership, or

(3) the beneficial interest of a trust or unincorporated enterprise, which is an employer or an employee organization described in subparagraph (C) or (D);

(F)	a spouse, ancestor, lineal descendant or spouse of a lineal descendant of any individual described in subparagraph (A), (B), (C) or (E);

(G)	a corporation, partnership, or trust or estate of which (or in which) 50% or more of:

(1) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation,

(2) the capital interest or profits interest of such partnership, or

(3) the beneficial interest of such trust or estate, is owned directly or indirectly, or held by persons described in subparagraph (A), (B), (C), (D) or (E);

(H)	an employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a 10% or more shareholder directly or indirectly, of a person described in subparagraph (B), (C), (D), (E) or (G); or

(I)	a 10% or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subparagraph (B), (C), (D), (E) or (G).

(b) Subject to Article 26, loans shall be made available from an eligible borrower’s vested Choice Account other than the vested portion attributable to the amounts described in subsections (d), (l), (m), and (n)(i) through (v) of the definition of Choice Account in Article 2 or the vested portion held for such borrower’s Alternate Payee under a qualified domestic relations order. A loan may not be taken from any account other than the Choice Account. An individual may obtain a loan from the Plan if the individual is an eligible borrower when the loan is made and the value of the vested portion of the individual’s Choice Account equals or exceeds 200% of the borrowed amount. The value of an eligible borrower’s vested interest in the Choice Account shall be determined as of the Valuation Date on which the loan administrator processes the loan request. Requests for loans shall be approved or denied, on the basis of the following criteria:

(i) Loans shall be available to an eligible borrower without regard to race, color, religion, sex, age, national origin or status as a Highly Compensated Employee, officer or shareholder and shall not be unreasonably withheld from any eligible borrower.

(ii) The Plan shall not make a loan if the loan will result in a failure to invest the Plan’s assets prudently.

(iii) Loans shall be made available to Highly Compensated Employees only if sufficient funds are available for loans to eligible borrowers who are not Highly Compensated Employees.

(iv) The Plan shall make a loan only if the terms of the loan, including the rate of interest, are not less favorable to the Plan than another investment involving a similar degree of risk.

(v) If the rate of interest required by Section 11.2(d) exceeds the rate allowed under applicable law, no loans shall be made from the Plan.

(vi) A loan shall only be made to an applicant who is determined by the loan administrator to be creditworthy, and who satisfies such additional criteria as would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

(vii) No loan shall be made in an amount less than $1,000 or such other amount as may be established by the loan administrator.

(viii) A borrower may not have more than one loan outstanding from the Plan at any time, except to the extent that, after the borrower has taken a loan from the Plan, one or more loans that are not in default are transferred to the Plan on behalf of the borrower in a transfer or rollover from another qualified retirement plan sponsored by a member of the Affiliated Group. However, if a loan that was in default under an acquired plan is transferred to the Plan in a direct transfer and no other loans are transferred from that plan to the Plan, the individual on whose behalf the defaulted loan was transferred to the Plan may have one loan outstanding from the Plan in addition to the transferred defaulted loan. The amount of a defaulted loan, including interest that accrues on the defaulted loan, is treated as an outstanding loan for purposes of determining, under Section 11.4(b), the maximum amount of any new loan that may be made to the borrower from the Plan. The entire outstanding balance of a loan may be prepaid in a lump sum at any time. A borrower may not request a new loan from the Plan until any loan on which the borrower is making payments under the Plan (including any transferred loan on which the borrower is currently making payments) is paid in full.

(ix) Any administrative fees charged in connection with processing a borrower’s loan, and any taxes imposed under local or state law in connection with the loan, may, at the discretion of the loan administrator, be assessed against the borrower’s Choice Account.

(x) Each loan shall be made in cash and shall be taken from the vested sources of funds in the borrower’s Choice Account attributable to the following amounts described in the definition of Choice Account, in the order listed:

(A)	From the amount attributable to the funds described in subsections (a)(i), (a)(ii), (a)(iii) and (a)(iv) of the definition of Choice Account;

(B)	From the amount attributable to the funds described in subsections (e), (f) and (g) of the definition of Choice Account;

(C)	From the amount attributable to the funds described in subsections (i) and (j) of the definition of Choice Account;

(D)	From the amount attributable to the funds described in subsections (l), (o)(i), (o)(ii), (o)(iii), (o)(iv), (o)(v), (o)(vi) and (p) of the definition of Choice Account;

(E)	From the amount attributable to the funds described in subsections (b) and (h) of the definition of Choice Account; and

(F)	From the amount attributable to the funds described in subsection (c) of the definition of Choice Account.

Each loan shall be derived from the sources of funds listed above pursuant to the order set forth above.

Section 11.2

(a) A loan shall be evidenced by a promissory note (the “note”) payable to the order of the Trust Fund providing for repayment by means of payroll deductions over a stated term, specified in whole month increments but in no event less than six months, commencing on the date of the loan.

(b) All loans shall be secured by a pledge of the vested portion of the borrower’s Choice Account with a value not less than the amount of the loan. Such pledge shall create a first lien on such Choice Account. In no event may the security exceed 50% of the value of the vested portion of the borrower’s Choice Account. If the loan administrator determines that the amount pledged is not sufficient to assure full repayment of principal and payment of accrued interest, and to meet the cost of enforcement of the loan in the event of a default, additional security will be required. The additional assets pledged as security must be assets that may be readily foreclosed upon, sold or otherwise disposed of.

(c) A loan that is made from the Plan prior to July 1, 2010, shall comply with the disclosure requirements of the Truth-in-Lending Act.

(d) The note shall bear a rate of interest equal to the prime rate, plus 1%. For this purpose, the prime rate shall be the rate reported in The Wall Street Journal on the first business day of the month in which the loan request is processed.

(e) The note shall provide for the following events of default:

(i) The borrower’s death, retirement or other termination of employment with the Company and all members of the Affiliated Group;

(ii) The failure of the borrower to pay the full amount of any payment on the due date;

(iii) The borrower having made a representation or statement to the loan administrator that is false in a material respect when made or furnished; and

(iv) Any other event or circumstance that reasonably causes the loan administrator to doubt the borrower’s ability to repay the loan or that causes a material, adverse change in the value or condition of the collateral.

(f)

(i) Except as otherwise provided in paragraph (ii) with respect to a period of qualified military service, an individual who has a loan outstanding at the time he or she is granted an unpaid Leave of Absence may, with the approval of the loan administrator, suspend all payments of principal and interest under the note for a period not to exceed the lesser of 12 months or the period of such unpaid Leave of Absence. Interest on the unpaid principal balance shall continue to accrue during such period at the rate specified in the note. All deferred payments on the note must be substantially equal and must be completed no later than the date which is five years from the original date of the note (ten years from such date in the case of a loan described in Section 11.4(a)(ii)(B)); provided that the amount of each deferred loan payment under the note shall not be less than the amount of the original payment under the note.

(ii) If an individual has a loan outstanding at the time he or she is granted a Leave of Absence for a period of qualified military service as defined in Section 15.3, such individual’s loan payments shall be suspended for such period of military service unless the individual makes arrangements with the loan administrator to continue making loan payments during such military service. Any such suspension shall be contingent upon the following:

(A)	such period of qualified military service is without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of the loan payment required under the terms of the loan;

(B)	the amount and frequency of the loan payments due during the period from the individual’s date of reemployment to the date the loan is paid in full are not less than the amount and frequency required under the original term of the note; and

(C)	the loan is repaid in full (including interest that accrues during the period of military service) by the end of the period permitted under Code Section 414(u).

Notwithstanding the foregoing, interest on the unpaid principal balance shall continue to accrue during such period of qualified military service at the rate specified in the note; provided, however, that the interest rate charged under the note shall not exceed 6% per year for the period of such military service.

(g)

(i) Upon the occurrence of an event of default under paragraph (ii), (iii), (iv) or (v) of subsection (e), the loan administrator may, in its discretion, declare that all amounts outstanding under the note are immediately due and payable in full without the necessity of further notice. In such event, any payments remaining under the note shall be accelerated and the unpaid principal balance and accrued interest under the note shall be immediately due and payable in a single lump sum. The individual may deliver to the loan administrator a check or money order for the entire unpaid principal and accrued interest on or before the last day of the calendar quarter following the calendar quarter in which the borrower’s required payment under the note was due.

(ii) If the borrower does not make the payment described in paragraph (i) within the time permitted, the borrower shall incur taxable income with respect to the entire unpaid principal balance and accrued interest under the note.

(h) Upon the occurrence of an event of default (and the expiration of any applicable grace period), the loan administrator or the Trustee may commence legal proceedings against the borrower for all or any portion of the unpaid balance of the note, plus accrued interest. The loan administrator may also foreclose upon any asset pledged as security for the loan, as it deems necessary to protect the Plan, but such action shall not be taken with respect to the Choice Account of the borrower (or portion thereof) pledged as security until the occurrence of a distributable event under the Plan with respect to the Choice Account (or portion). Once such a distributable event has occurred, the loan administrator may foreclose upon the Choice Account (or portion) without presentment, demand, protest, notice of protest or other notice of dishonor of any kind.

(i) If the proceeds of sale of assets pledged as security for the loan are insufficient to pay all principal, accrued interest and costs and expenses of sale, including reasonable attorneys’ fees, the loan administrator shall commence legal proceedings against the borrower to collect the balance unless to do so would not, in the judgment of the loan administrator, be beneficial to the Plan. The proceeds of any sale shall be applied in the following order: to all reasonable costs and expenses of sale; to the payment of the principal balance of the loan and accrued interest; and to the interest of the borrower, either by crediting the borrower’s Choice Account in the amount of any surplus or by paying such amount to the borrower.

Section 11.3

(a) An eligible borrower may apply for a loan in accordance with the procedures established by the loan administrator. The applicant shall specify the amount of the proposed loan in a whole multiple of $1.00 and shall supply such financial information concerning the applicant as the loan administrator may reasonably require. If the purpose of a proposed loan is relevant to the availability or term of the loan, the applicant must specify the reason for the borrowing.

(b) The loan administrator shall notify the applicant as to whether the loan request has been approved within a reasonable period of time following receipt of the required information.

(c) To the extent that the loan proceeds will be taken from the portion of the eligible borrower’s Choice Account that may be transferred to the Retirement Plan to provide the Participant’s Contributory Pension Benefit, as determined under Section 12.3(a), the written consent of the eligible borrower’s spouse, if any, to the loan must be obtained in accordance with the provisions of the Retirement Plan within the 90-day period preceding the date of the loan. The spouse’s consent must acknowledge the effect of the loan and must be witnessed by a Plan representative or a notary public.

(d) Notwithstanding any other provision of the Plan, if spousal consent to a loan has been obtained to the extent required under subsection (c), the vested portion of a borrower’s Choice Account shall be reduced at the time of the borrower’s death or at the time the borrower is entitled to a distribution under the Plan by an amount equal to the then outstanding balance of any loan to the borrower and such reduction shall be treated as a repayment of such loan. If less than 100% of the vested portion of the borrower’s Choice Account, determined before the foregoing reduction, is payable to the surviving spouse, the amount payable to such surviving spouse shall be determined after such reduction.

Section 11.4

(a) Pursuant to Section 72(p) of the Code, the following shall be treated as a taxable distribution made by the Plan:

(i) any loan not providing for substantially level payments of principal and interest, with payments to be made not less frequently than quarterly;

(ii) any loan with respect to which the period referred to in paragraph (i) exceeds (A) 5 years, or (B) 10 years, where the borrower has specified that the loan proceeds are to be used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the eligible borrower from whose Choice Account such loan is made; or

(iii) the amount of the excess, if any, of the aggregate principal amount of loans to a borrower under the Plan and any other qualified plan maintained by any member of the Affiliated Group over the amount described in subsection (b).

(b) The amount described in this subsection is the lesser of (i) 50% of the aggregate value of the vested portion, as of the date of a loan, of the borrower’s Accounts, or (ii) $50,000, reduced by the highest outstanding balance of loans to the borrower under the Plan and all other qualified plans of the Affiliated Group during the one year period ending on the day before the loan is made.

Section 11.5 A loan shall be considered an investment of the borrower’s Choice Account which has been directed by the borrower and payments of principal and interest shall be allocated in the reverse order in which the funds were taken from the Choice Account under Section 11.1(b). Such payments of principal and interest shall be invested on a pro rata basis in proportion to the investment elections with respect to the borrower’s contributions to the Choice Account in effect on the date on which such payments are made.

Section 11.6 Any loan received in a transfer or rollover from another qualified retirement plan shall be held under this Plan and shall continue to be repaid and administered in accordance with the terms of the applicable promissory note.

A R T I C L E 12

Distribution of Accounts

Section 12.1

(a) A Participant who has Employment Status upon attaining the Normal Retirement Age shall have a nonforfeitable right to 100% of the Accounts held on behalf of such Participant. Subject to Section 12.4(b), if the Participant continues in the service of the Company after attaining the Normal Retirement Age, payment of benefits hereunder shall be deferred until the Participant’s Severance from Employment, unless the Participant elects to obtain a withdrawal prior to Severance from Employment, pursuant to Article 10. The amount to which a Retired Participant is entitled shall be paid as provided in this Article 12.

(b) A Disabled Participant shall be 100% vested in the Accounts held on his or her behalf. Payment of benefits hereunder shall commence as soon as practical after the approval of the Application for Benefits required by Article 14. The amount to which a Disabled Participant is entitled shall be paid as provided in this Article 12.

(c) Notwithstanding the above, a Retired or Disabled Participant whose total Account balance exceeds $1,000 may elect to defer the payment of his or her Accounts under the Plan, but not beyond the date specified in Section 12.4. Subject to Section 12.5, the amount to which a Retired Participant or a Disabled Participant is entitled shall be distributed in accordance with Section 12.3.

Section 12.2 A Participant who becomes a Terminated Participant before Normal Retirement Age shall be entitled to the vested portion of his or her Accounts determined in accordance with Section 13.2. A change in a Participant’s status from an Employee to a Leased Employee shall not be considered a Severance from Employment that would permit a distribution to such individual from the Plan.

Section 12.3 The amount payable under Section 12.1 or 12.2 shall be distributed as follows:

(a) If the spouse of a Retired, Disabled or Terminated Participant has not consented to the waiver of payment of the vested Contributory Pension Benefit in the form of a joint and survivor annuity under the terms of the Retirement Plan, or if a Retired, Disabled or Terminated Participant has elected to receive the vested Contributory Pension Benefit from the Retirement Plan, the Trustee shall transfer to the Retirement Plan from the individual’s Choice Account cash in the amount necessary to provide such benefit, determined as follows:

(i) The amount necessary to provide the vested Contributory Pension Benefit which is to be transferred from the individual’s Choice Account shall equal the lesser of:

(A)	the value as of the date of the transfer of the Contributory Benefit Reserve; or

(B)	the lump sum actuarial equivalent of the vested Contributory Pension Benefit determined as of the date of the transfer in accordance with the provisions of the Retirement Plan.

For purposes of this subsection (a), the transfer of the amount necessary to provide the vested Contributory Pension Benefit shall be made at the time a distribution is made to the Retired, Disabled or Terminated Participant from his or her Choice Account or, if earlier, at the time distribution of the vested Contributory Pension Benefit is to commence under the Retirement Plan. The actual amount of the vested Contributory Pension Benefit shall be determined as of the Retired, Disabled or Terminated Participant’s benefit commencement date under the Retirement Plan.

(b) Subject to Section 12.5(c), after any transfer under subsection (a), the vested portion of the balance of the Retired, Disabled or Terminated Participant’s Accounts shall be paid as soon as practicable in a lump sum payment in cash or whole shares of Stanley Black & Decker

Stock, with cash for any fractional share of such stock, as elected by the individual. If, as of the date of such distribution, the individual has an outstanding loan under Article 11, the individual’s Choice Account shall be reduced to pay the loan, and the individual shall be deemed to have received the loan offset amount, except that, notwithstanding any contrary provision in the Plan, in the case of a Participant whose Severance from Employment occurs on December 3, 2004, as a result of the sale of substantially all of the assets of the Home Décor business unit of Stanley Black & Decker, Inc. to an unrelated corporation, a distribution to such individual that, at his or her election, is to be processed on February 2, 2005, shall include the loan note.

(c)

(i) If the total value of a Retired, Disabled or Terminated Participant’s vested Accounts exceeds the “maximum cash-out amount” under the Plan ($1,000, in the case of a distribution that is made from the Plan to an individual on or after February 1, 2005), the individual’s consent shall be obtained in writing prior to any distribution of such vested Accounts before the individual has reached his or her “required beginning date” described in Section 12.5(a)(v). Such written consent shall be obtained within the 180-day period ending on the individual’s Benefit Commencement Date. A Retired, Disabled or Terminated Participant whose vested balance exceeds the maximum cash-out amount shall be given the opportunity to elect to receive a lump sum payment of such vested Accounts at any time following termination of Employment Status by filing an Application for Benefits with the Plan Administrator. Such individual shall be given the opportunity to elect to have the total value of his or her vested Accounts distributed either in cash or in whole shares of Stanley Black & Decker Stock (with cash for any fractional share of such stock), or in a direct rollover in accordance with Section 7.4. If such individual fails to file an Application for Benefits with the Plan Administrator within 180 days following the date on which such application and the information required by Section 14.2(a)(ii), (iii) and (iv) are furnished to such individual by the Plan Administrator, the individual shall be deemed to have elected to defer receipt of a distribution until a subsequent date that is not later than the date described in Section 12.4. The individual’s vested Accounts shall be valued as of the later of the Valuation Date on which he or she ceases to have Employment Status or the Valuation Date on which the individual’s Application for Benefits (and certification of disability, if applicable) is processed by the Plan Administrator. In no event will distribution of amounts payable from the Plan on behalf of an individual whose Employment Status has terminated be deferred beyond the date required by Section 12.4.

(ii) Subject to Section 12.4, if the total value of a Retired, Disabled or Terminated Participant’s vested Accounts does not exceed the maximum cash-out amount, such vested Accounts shall be distributed in a single lump sum cash payment to such individual as soon as administratively practicable following the date he or she ceases to have Employment Status, provided that the individual has been given the opportunity to elect to have the total value of his or her vested Accounts distributed in a lump sum payment either in whole shares of Stanley Black & Decker Stock (with cash for any fractional share of such stock), or in a direct rollover in accordance with Section 7.4. If such individual fails to make an election within 180 days following the furnishing to the individual of a description of the default procedure and elections set forth in this subsection (c)(ii) and the information required by Section 14.2(a)(ii) and (iv), such individual shall be deemed to have elected to receive such total value in cash. If there is a loan outstanding at the time of distribution, the rules set forth in Section 12.3(b) shall apply with respect to such loan.

Section 12.4

(a) Except as otherwise provided in subsection (b) of this Section 12.4, payment of benefits shall be made no later than the April 1st next following the later of the calendar year in which an individual attains age 70-1/2 or the calendar year in which the individual incurs a Severance from Employment.

(b) The payment of benefits hereunder to an individual who is a 5-percent owner shall be made no later than the April 1st next following the calendar year in which such individual attains age 70-1/2. For purposes of this Section 12.4, a “5-percent owner” is an individual who, at any time during the Plan Year in which he or she reaches age 70-1/2 owns more than a 5% interest in the Company or any other member of the Affiliated Group. In determining ownership, the constructive ownership provisions of Section 318 of the Code shall be applied by utilizing a 5% test in lieu of the 50% test set forth in subsection (a)(2)(C) thereof and the aggregation rules of Section 414(b), (c), (m) and (o) of the Code shall not apply.

Section 12.5

(a) For purposes of this Section 12.5, the following terms shall have the meanings set forth below:

(i) “Designated beneficiary” means the individual who is the Participant’s Beneficiary identified pursuant to Section 12.7.

(ii) “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) “Life expectancy” means life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9, Q&A-1.

(iv) “Participant’s account balance” means the vested balance in the Participant’s Accounts as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”), increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Accounts as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The balance in the Participant’s Accounts for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) “Required beginning date” means the date specified in Section 12.4 of the Plan.

(b) With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with Regulations issued under said Section 401(a)(9).

(c) If a Participant’s vested account balance exceeds the maximum cash-out amount under the Plan, the Participant’s account balance shall be paid or commence to be paid no later than his or her required beginning date, as of the first distribution calendar year, in one of the following forms, as selected by the individual on an Application for Benefits filed under Article 14:

(i) a single lump sum payment either in cash or in whole shares of Stanley Black & Decker Stock, as elected by the Participant, in accordance with the procedures set forth in Section 12.3(c)(ii); or

(ii) effective January 1, 2011, if the Benefit Commencement Date is after the later of the Participant’s attainment of age 70-1/2 or Severance from Employment, the Participant may elect to receive the form of payment described in (c)(i) or annual installment payments payable in cash, pursuant to which the amount that will be distributed to the Participant for each distribution calendar year shall be the lesser of:

(A)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions that are made pursuant to this subsection (c)(ii) shall be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death. If a Participant’s Benefit Commencement Date is on or after the later of his or her attainment of age 70-1/2 or Severance from Employment and the Participant fails to select the form of payment under this subsection (c), such Participant shall be deemed to have elected to receive his or her vested account balance in annual installment payments pursuant to subsection (c)(ii) of this Section 12.5.

(d) If a Participant dies on or after the date distributions have begun pursuant to subsection (c)(ii) above, the remainder of the Participant’s account balance shall be paid in a single lump sum payment to the Participant’s Beneficiary as soon as administratively practicable but not later than December 31 of the distribution calendar year that begins after the date of the Participant’s death.

(e) Notwithstanding anything in this Section 12.5 to the contrary, an individual may, after beginning to receive annual installment payments under subsection (c)(ii) of this Section 12.5, elect, instead, to have the remainder of his or her vested account balance paid in a single lump sum payment pursuant to subsection (c)(i) of this Section 12.5.

(f) Notwithstanding the provisions of Code Section 401(a)(9)(H), pursuant to which a Plan Participant or Beneficiary of a deceased Plan Participant was not required to receive a minimum distribution from the Plan for 2009 (“2009 RMD”), except as otherwise provided in Section 12.10 hereof, 2009 RMD distributions were made to the pertinent Plan Participants and Beneficiaries of deceased Plan Participants in accordance with the terms of the Plan that were in effect as of January 1, 2009.

Section 12.6

(a) Subject to subsection (d), upon the death before the Benefit Commencement Date of a Participant with Employment Status, or of a Retired or Disabled Participant, the death benefit payable shall be the total value of the individual’s Accounts. Subject to subsection (d), upon the death before the Benefit Commencement Date of a Participant or Terminated Participant who does not have Employment Status, the death benefit payable shall be the vested portion of the individual’s Accounts. The individual’s Accounts shall be valued as of the Valuation Date on which the Application for Benefits is processed by the Plan Administrator. All death benefits payable hereunder shall be paid to the Participant’s surviving spouse, if any, pursuant to subsections (a) and (b) unless the surviving spouse consents otherwise in the manner required in subsections (b) and (c).

(b) If the Participant’s surviving spouse is entitled to a survivor benefit under the Retirement Plan, a portion of which is attributable to the Participant’s vested Contributory Pension Benefit, the amount necessary to provide such survivor benefit shall be transferred by the Trustee from the Participant’s Choice Account to the Retirement Plan, unless the surviving spouse has consented in writing to the waiver of the preretirement survivor benefit under the terms of the Retirement Plan. The amount necessary to provide such benefit to the spouse which is to be transferred from the Participant’s Choice Account shall equal the lesser of:

(i) the value as of the date of the transfer of the Contributory Benefit Reserve; or

(ii) the lump sum actuarial equivalent of the portion of the vested Contributory Pension Benefit which is payable as a survivor benefit to the spouse for life determined as of the date of the transfer in accordance with the provisions of the Retirement Plan.

(c) After any transfer under subsection (b), the remaining amount payable on behalf of the Participant shall, subject to Section 12.8, be paid to his or her Beneficiary in a single lump sum payment, either in cash or in shares of Stanley Black & Decker Stock, as selected by the Beneficiary in accordance with the procedures set forth in Section 12.3(c)(ii), within a reasonable time following the Valuation Date on which the Application for Benefits is processed, but in no event later than the end of the calendar year which includes the fifth anniversary of the Participant’s death.

(d) For purposes of subsection (a) of this Section 12.6, if a Participant dies on or after January 1, 2007, while performing qualified military service, as defined in Section 15.3(a), the Participant shall be considered to have Employment Status on the date of his or her death. Moreover, the Participant’s Beneficiary shall be entitled to any additional death benefits (other than contributions or other allocations relating to the period of qualified military service) that would be provided for the Beneficiary under the Plan had the Participant died while an active Employee, in accordance with Code Section 401(a)(37). Nothing in this subsection (d) shall be construed as requiring that contributions or other allocations be made for the period of an individual’s qualified military service for purposes of determining death benefits that are based on the individual’s vested Accounts.

Section 12.7

(a) The Beneficiary of the preretirement death benefit under Section 12.6 or the death benefit payable under Section 12.5(d) shall be the surviving spouse. If there is no surviving spouse or if the surviving spouse has consented to the designation of another Beneficiary in the manner required under this Section 12.7, the individual’s designated Beneficiary shall be entitled to the death benefit.

(b) A spouse’s consent to the designation of another Beneficiary must be in writing, acknowledge the effect of the nonspouse designation, the specific designated Beneficiary and be witnessed by a Plan representative or notary public.

(c) No spousal consent shall be required if it is established to the satisfaction of the Plan Administrator that it cannot be obtained because the spouse cannot be located or because of such other circumstances as may be prescribed by Regulations.

(d) A Beneficiary designation may be revoked in writing without spousal consent at any time before the Participant’s Benefit Commencement Date.

Section 12.8 Subject to Section 12.6(b), each Participant who has complied with the requirements of Section 12.7 shall have the unrestricted right to designate the Beneficiary to receive death benefits and to change any such designation on a form furnished by and filed with the Plan Administrator. If no Beneficiary designation is on file at the time of death of an unmarried Participant, or there is no designated Beneficiary surviving when a death benefit becomes payable under this Article and there is no surviving spouse, the death benefit shall be paid to the Participant’s surviving ‘domestic partner’ as defined in the Company’s Domestic Partner Benefits Policy, or if there is no surviving domestic partner, the Participant’s estate shall be the Beneficiary.

Section 12.9

(a) Notwithstanding anything herein to the contrary, the distribution of benefits on behalf of a BDK Plan Participant, including a 5-percent owner as defined in Section 12.4(b), shall be made in accordance with the terms of the BDK Plan as in effect on December 31, 1983, if the following requirements are satisfied:

(i) Such distribution would not have caused the BDK Plan to be disqualified under Section 401(a)(9) of the Code as in effect on December 31, 1984;

(ii) Such distribution is made in the manner elected by the BDK Plan Participant or, if the Participant has died, in the manner elected by such BDK Plan Participant’s beneficiary;

(iii) The election is in writing and was signed before 1984;

(iv) The Participant had an accrued benefit under the BDK Plan as of December 31, 1983; and

(v) The method of distribution elected specifies the time at which the distribution will commence, the period over which the distribution will be made and, for distributions made upon the BDK Plan Participant’s death, the beneficiaries in order of priority.

(b) This section shall not apply to distributions upon death unless the election lists the beneficiaries in order of priority with respect to distributions upon the BDK Plan Participant’s death.

(c)

(i) Distributions made under the Plan after an election described in this section has been revoked shall be subject to the requirements of Sections 12.4 and 12.5 and shall be made in accordance with Section 401(a)(9) of the Code and Regulations thereunder. For purposes of the preceding sentence, any change in the election, other than the substitution or addition of a beneficiary that does not directly or indirectly change the period over which distributions are to be made under the election, shall be treated as a revocation of the election.

(ii) If a revocation occurs after the date distributions are required under Section 12.4 to commence, all amounts remaining in the Plan that would have been required to have been distributed under Section 12.5 but for this Section 12.9 shall be distributed no later than the end of the calendar year following the calendar year in which the revocation occurs. Distributions under this paragraph made in calendar years beginning in 2003 or later shall be made in accordance with Section 1.401(a)(9)-2 of the Regulations.

(iii) In the case of a transfer or rollover to or from this Plan, the rules of Section 1.401(a)(9)-7 of the Regulations shall apply.

Section 12.10 Notwithstanding the minimum distribution requirements of Code Section 401(a)(9) and the Regulations, a BDK Plan Participant or beneficiary of a deceased BDK Plan Participant and a Sonitrol Plan Participant or beneficiary of a deceased Sonitrol Plan Participant, who would have been required to receive a 2009 RMD under the BDK Plan or the Sonitrol Plan but for the enactment of Code Section 401(a)(9)(H), and who would have satisfied that requirement by receiving a distribution equal to the 2009 RMD, did not receive a 2009 RMD unless the BDK Plan Participant or Sonitrol Plan Participant, or his or her beneficiary, elected to receive such distribution on a form acceptable to the administrator of the BDK Plan or the Sonitrol Plan. Moreover, any BDK Plan Participant or beneficiary of a deceased BDK Plan Participant and any Sonitrol Plan Participant or beneficiary of a deceased Sonitrol Plan Participant, who had elected to receive required minimum distributions under the BDK Plan or the Sonitrol Plan in installments was permitted to elect either to stop such distributions for 2009 or to withdraw a portion of his or her account under the BDK Plan or Sonitrol Plan before December 31, 2009.

A R T I C L E 13

Termination of Participation and Vesting

Section 13.1 A Participant who ceases to have Employment Status before Normal Retirement Age for reasons other than death or disability shall become a Terminated Participant on the date on which he or she ceases to have Employment Status.

Section 13.2

(a) A Participant shall at all times be vested in 100% of the value of his or her Choice Account attributable to the funds described in subsections (a) through (n), subsections (o)(i), (ii), (iii), (iv) and (vi) and subsection (p) of the definition of Choice Account in Article 2 of the Plan.

(b) Subject to subsection (d), a Participant shall be vested in the following percentage of the value of the portion of his or her Choice Account attributable to the funds described in subsection (o)(v) of the definition of Choice Account in Article 2 of the Plan, as follows:

(i) If the Participant is credited with an Hour of Service on or after January 1, 2011, such Participant shall be vested in the value of the portion of his or her Choice Account attributable to the funds described in subsection (o)(v) of the definition of Choice Account in Article 2 of the Plan, upon the earlier of:

(A)	the date on which the Participant attains the age of 55, provided he or she has Employment Status on that date, or

(B)	the date on which the Participant completes 1 Vesting Year.

(ii) An individual who is credited with an Hour of Service on or after January 1, 2002, but is not credited with an Hour of Service after December 31, 2010, shall be vested in the following percentage of the value of the portion of his or her Choice Account attributable to the funds described in subsection (o)(v) of the definition of Choice Account in Article 2 of the Plan, depending upon the number of Vesting Years completed by the Participant:

Less than 3 Vesting Years	0%
At least 3 Vesting Years	100%

(iii) An individual who is not credited with an Hour of Service on or after January 1, 2002, shall be vested in the following percentage of the value of the portion of his or her Choice Account attributable to the funds described in subsection (o)(v) of the definition of Choice Account in Article 2 of the Plan, depending upon the number of Vesting Years completed by the individual:

Less than 5 Vesting Years	0%
At least 5 Vesting Years	100%

(c) Subject to subsection (d), a Participant shall be vested in the value of his or her Core Account, as follows:

(i) If the Participant is credited with an Hour of Service on or after January 1, 2011, such Participant shall be vested in the value of his or her Core Account, upon the earlier of:

(A)	the date on which the Participant attains the age of 55, provided he or she has Employment Status on that date, or

(B)	the date on which the Participant completes 3 Vesting Years.

(ii) A Participant who is credited with an Hour of Service on or after January 1, 2007, but is not credited with an Hour of Service after December 31, 2010, shall be vested in the following percentage of the value of his or her Core Account, depending upon the number of Vesting Years completed by the Participant:

Less than 3 Vesting Years	0%
At least 3 Vesting Years	100%

(iii) An individual who is not credited with an Hour of Service on or after January 1, 2007 shall be vested in the following percentage of the value of his or her Core Account, depending upon the number of Vesting Years completed by the Participant:

Less than 5 Vesting Years	0%
At least 5 Vesting Years	100%

(d) Upon attaining the Normal Retirement Age, a Participant who has Employment Status shall be vested with the total value of his or her Accounts, without regard to the number of Vesting Years completed by the Participant. In the case of a Participant who terminates employment while a partial plan termination is in effect, defers distribution of his or her Choice Account or Core Account balance and is subsequently reemployed by the Company, the participant’s account balance attributable to allocations made prior to such termination of employment shall continue to be 100% vested upon such subsequent reemployment.

(e) In the event the Company shall adopt an amendment changing the applicable vesting schedule or any other amendment that directly or indirectly affects the computation of the vested percentage of particular funds credited to an Account, a Participant who has at least three Vesting Years may elect to have the applicable vested percentage with respect to such funds determined in accordance with the vesting schedule in effect in connection with those funds immediately before the effective date of the amendment, unless the Participant’s vested percentage in regard to the funds affected by the amendment cannot at any time be less than such percentage determined without regard to such amendment. Such election shall be made in writing and be filed with the Plan Administrator by the latest of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after written notice of the amendment is issued to the Participant by the Plan Administrator. The Participant must have completed the required three Vesting Years by the latest date on which an election may be filed hereunder. A Participant’s or Terminated Participant’s vested percentage shall not be less than the percentage to which the individual would have been entitled in the event of separation from service immediately before the date on which such amendment is adopted or the effective date of such amendment, whichever is later.

Section 13.3

(a) A Participant’s Vesting Years shall include:

(i) any employment with Stanley Black & Decker, Inc. or any other member of the Affiliated Group during the period it is a member of the Affiliated Group;

(ii) the period of employment with a predecessor employer preceding the Company’s acquisition of the business conducted by such employer, whether through the purchase by the Company of all of the outstanding stock of such employer or of all or substantially all of the assets used by such employer in a trade or business; and

(iii) any period during which the Participant performed services as a Leased Employee or during which he or she would have been a Leased Employee but for failure to satisfy the requirements of paragraph (a)(ii) of the definition of Leased Employee in Article 2.

A Participant who ceases to have Employment Status on a date that is less than a full year following the most recent anniversary of his or her Employment Commencement Date shall be given vesting credit for each month during such partial year in which he or she had Employment Status. A Participant who incurs a Break in Service shall receive credit for Vesting Years before the Break in Service in accordance with subsection (b).

(b) If a Terminated Participant again becomes an Employee after a Break in Service, the vested percentage of his or her Accounts attributable to amounts described in Section 13.2(b) or 13.2(c), other than amounts previously forfeited and not restored to the individual’s Accounts under Section 13.4(b), shall be determined by aggregating Vesting Years before and after the Break in Service.

Section 13.4

(a) A Terminated Participant who has no vested interest in an Account described in Section 13.2 shall be deemed to have received a lump sum distribution from such Account of $0. Such distribution shall be deemed to have occurred on the date on which such individual ceases to have Employment Status. The nonvested portion of a Terminated Participant’s Accounts shall be forfeited upon the earlier of (i) 90 days following the date on which the individual ceases to have Employment Status, or (ii) a distribution or deemed distribution under this Article.

(b) The vested portion of a Terminated Participant’s Accounts shall be valued and distributed as provided in Article 12. The nonvested portion of his or her Accounts shall be forfeited as provided in subsection (a) and applied as soon as practicable thereafter to satisfy the allocations required under Article 5, any reinstatement required under this Section 13.4(b) or Section 14.11, and any contributions or allocations required under Sections 15.3(a)(iii) and 15.3(a)(iv). A nonvested portion that is forfeited under subsection (a) shall be reinstated if the Terminated Participant again becomes an Employee before incurring five consecutive one-year Breaks in Service. If a Terminated Participant described in this Section 13.4(b) returns to Employment Status and is entitled to have the nonvested portion of the Accounts reinstated, the amount forfeited, unadjusted for investment gains or losses, shall be reinstated to the appropriate Accounts from other forfeitures, from shares released from the Suspense Account or from contributions to the Plan not used to make payments under an Exempt Loan. Amounts restored to an individual’s Accounts under this section shall not be considered a rollover or a contribution for any purpose under the Plan. If the forfeitures for a Plan Year under subsection (a) exceed the allocations or contributions required under Article 5, any reinstatement required under this Section 13.4(b) or Section 14.11, and any contributions or allocations required under Sections 15.3(a)(iii) and 15.3(a)(iv), such forfeitures shall be allocated in the same manner as additional allocations under Section 18.4(d).

Section 13.5 Notwithstanding the provisions of this Article 13, any benefits paid from the Plan to or on behalf of a Terminated Participant shall comply with the distribution requirements of Sections 12.3, 12.4 and 12.6(c).

A R T I C L E 14

Application for Benefits

Section 14.1 An Application for Benefits must be filed with the Plan Administrator as provided in this Article after receipt of the information required by Section 14.2(a)(ii) and (iii) and no more than 60 days before the Benefit Commencement Date.

Section 14.2

(a) Not less than 30 days and not more than 180 days before an individual’s Benefit Commencement Date, the Plan Administrator shall:

(i) provide the individual with an Application for Benefits;

(ii) provide the individual with the approximate value of the individual’s vested Accounts and an explanation of the material features of the Plan’s distribution options;

(iii) provide an individual with a notice of any right to defer receipt of the distribution and of the consequences of a failure to defer the receipt of the distribution, and that failure to file an Application for Benefits within the time permitted by the Plan Administrator will be treated as an election to defer distribution to a date that is not later than the date described in Section 12.4; and

(iv) provide an individual who is entitled to receive an eligible rollover distribution with a written explanation of the rules governing rollovers, including the right to make a direct rollover, the special tax treatment available to lump sum distributions, and the mandatory federal income tax withholding on any eligible rollover distribution for which no direct rollover election is made.

Distribution may commence less than 30 days (but not less than 8 days in the case of an individual on whose behalf amounts may be transferred to the Retirement Plan pursuant to Section 12.3) after the information described in (ii) and (iii) above is given, provided that the Plan Administrator clearly informs the Participant that he or she has a right to a period of at least 30 days after receiving such information to consider whether to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution before the end of such period of 30 days. If the information required by paragraphs (ii), (iii) or (iv) is provided to an individual through an electronic medium, upon such individual’s request, a written, paper copy of such information shall be furnished to the individual at no charge.

(b) An individual’s Benefit Commencement Date shall not be less than 30 days or more 60 days (90 days in the case of an individual whose severance from employment with the Affiliated Group occurs before December 3, 2004) following the furnishing to the individual of the information required by subsection (a)(ii) and (iii). If an individual’s Benefit Commencement Date will occur more than 60 days (90 days in the case of an individual whose severance from employment with the Affiliated Group occurs before December 3, 2004) following the furnishing of such information to the individual, the Plan Administrator shall again furnish such individual with the information required by subsection (a)(ii) and (iii) no more than 60 days before the Benefit Commencement Date (90 days in the case of an individual whose severance from employment with the Affiliated Group occurs before December 3, 2004).

(c) Payment of benefits may be made less than 30 days (but not less than 8 days in the case of an individual on whose behalf amounts may be transferred to the Pension Plan pursuant to Section 12.3) after an individual’s receipt of the information required by subsection (a)(ii) and (iii) if:

(i) the Plan Administrator has informed the individual that he or she is entitled, for a period of at least 30 days after the Plan Administrator provides such information, to consider whether to elect a distribution (and, if applicable, a particular form of payment); and

(ii) the individual, after the Plan Administrator provides such information, elects to receive a distribution before the end of such period of at least 30 days.

Section 14.3 The Application for Benefits required for the payment of disability benefits under Article 12 must be filed no later than one year following a Participant’s loss of Employment Status. In addition, proof of disability in the form of a certification by a licensed physician selected by the Plan Administrator must be filed with the Plan Administrator.

Section 14.4 The Application for Benefits required for the payment of death benefits under Article 12 must be filed by the Beneficiary of a deceased individual or the legal representative of the individual’s estate. The Plan Administrator may request such verification of an individual’s death as it deems necessary.

Section 14.5 If payment of benefits is to commence to a Terminated Participant under Article 13, an Application for Benefits must be filed with the Plan Administrator within 60 days (90 days in the case of an individual whose severance from employment with the Affiliated Group occurs before December 3, 2004) following the furnishing to such individual of such application and the information required by Section 14.2(a)(ii) and (iii). Failure to file an Application for Benefits within 60 days (90 days in the case of an individual whose severance from employment with the Affiliated Group occurs before December 3, 2004) following the furnishing of such application and information by the Plan Administrator shall be treated as an election to defer the commencement of benefits until a subsequent date that is not later than the date described in Section 12.4.

Section 14.6 If payment of benefits is to commence to a Retired Participant under Article 12 and the individual fails to file an Application for Benefits within 60 days (90 days in the case of an individual whose severance from employment with the Affiliated Group occurs before December 3, 2004) following the furnishing of such application and the information required by Section 14.2(a)(ii) by the Plan Administrator, the amount to which such individual is entitled shall be paid as provided in Article 12 as soon as practicable.

Section 14.7 The election of a form of payment or the designation of a Beneficiary made in an Application for Benefits may be revised by filing a new Application for Benefits before the Benefit Commencement Date.

Section 14.8 An individual for whom benefits are being held by the Trustee shall keep the Plan Administrator advised of a current mailing address. The Plan Administrator and the Company shall be discharged from any liability resulting from a failure to pay benefits as they become due if reasonable effort has been made to contact the individual at the last address on record.

Section 14.9 The claims review procedures set forth in this Section 14.9 shall apply to an Application for Benefits, other than an Application for Benefits involving a claim for disability benefits, that is filed pursuant to this Article 14. The claims review procedures applicable to an Application for Benefits involving a claim for disability benefits are set forth in Section 14.10.

(a) An Application for Benefits shall be treated as a claim for benefits (“benefit claim”). In the event that a benefit claim is denied, in whole or in part, the Plan Administrator shall provide the claimant (or his or her authorized representative, if any) with written or electronic notice of the denial within a reasonable period of time, not to exceed 90 days after the Plan Administrator’s receipt of the claim. This 90-day period may be extended for up to an additional 90 days if the Plan Administrator determines that special circumstances require an extension of time for processing the claim and provides written or electronic notice of the extension to the claimant or representative prior to the end of the initial 90-day period. Such a notice shall indicate the special circumstances that require an extension of time for processing the claim, and the date by which the Plan Administrator expects to render its decision on the claim.

(b) The written or electronic notification of a benefit claim denial shall set forth, in an understandable manner, the following information:

(i) the specific reason(s) for the denial of the claim;

(ii) reference to the specific Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary for the claimant or representative to perfect the benefit claim and an explanation of why such material or information is necessary; and

(iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA in the event the benefit claim is denied on appeal.

(c) The Plan Administrator’s decision to deny a benefit claim may be appealed by a claimant or representative within 60 days after the date on which the notice of the denial of the claim is received by the claimant or representative. The claimant or representative may submit to the Plan Administrator written comments, documents, records, and other information relating to the claim and may review all relevant documents, records, and other information relating to the claim. The claimant or representative shall be provided, upon written request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim. For these purposes, a document, record or other information is ‘relevant’ to the claim if it:

(i) was relied upon by the Plan Administrator in making its decision on the claim;

(ii) was submitted, considered, or generated in the course of the Plan Administrator’s making its decision on the claim, without regard to whether the Plan Administrator relied upon such document, record or other information in making its decision, or

(iii) complies with administrative processes and safeguards which are designed to ensure and to verify that decisions on claims are made in accordance with governing Plan documents, the provisions of which are applied consistently with respect to similarly-situated claimants.

(d) An appeal of a denial of a benefit claim shall be given a full and fair review by the Plan Administrator. The Plan Administrator’s review shall take into account all comments, documents, records and other information submitted by the claimant or representative relating to the claim, without regard to whether these materials were submitted or considered by the Plan Administrator in its initial decision to deny the benefit claim. The Plan Administrator’s decision on appeal of a benefit claim denial shall be made within a reasonable period of time, not to exceed 60 days after receipt of the claimant’s or representative’s appeal for review by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time and provides written or electronic notice of the extension to the claimant or representative prior to the end of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial 60-day period. Such a notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a decision on appeal. The Plan Administrator shall furnish the claimant or representative with a written or electronic notice of its decision on appeal. In the case of a decision on appeal upholding the Plan Administrator’s initial benefit claim denial, the Plan Administrator’s notice of such decision shall set forth, in an understandable manner, the following information:

(i) the specific reason(s) for the decision on appeal;

(ii) references to the specific Plan provisions on which the decision on appeal is based;

(iii) a statement that the claimant is entitled to receive, upon written request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s benefit claim; and

(iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

Section 14.10 The claims review procedures set forth in this Section 14.10 shall apply to an Application for Benefits involving a claim for disability benefits that is filed pursuant to this Article 14:

(a) An Application for Benefits involving the payment of disability benefits shall be treated as a claim for disability benefits (“disability benefit claim”). In the event that a claim for disability benefits is denied, in whole or in part, the Plan Administrator shall provide the claimant (or his or her authorized representative, if any) with written or electronic notice of the denial within a reasonable period of time, not to exceed 45 days after the Plan Administrator’s receipt of the disability benefit claim. This 45-day period may be extended for up to an additional 30 days, if the Plan Administrator determines that an extension of time for processing such claim is necessary due to matters beyond its control and provides written or electronic notice to the claimant prior to the end of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan Administrator expects to render a decision. If, prior to the end of the initial 30-day extension period, the Plan Administrator determines that, due to matters beyond its control, it is unable to render a decision within that extension period, the period for making the decision may be extended for up to an additional 30 days, provided that the Plan Administrator provides written or electronic notice to the claimant, prior to the end of the initial 30-day extension period, of the circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. Such a notice shall specify the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the disability benefit claim, and the additional information needed to resolve those issues, and the claimant shall be given at least 45 days from the date on which such notice is sent to the claimant or representative within which to provide the specified information.

(b) The written or electronic notification of a disability benefit claim denial shall set forth, in an understandable manner, the following information:

(i) the specific reason(s) for the denial of the claim;

(ii) reference to the specific Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA in the event the disability benefit claim is denied on appeal; and

(v) if the Plan Administrator relied upon an internal rule, guideline, protocol, or other similar criterion in making the decision to deny the disability benefit claim, the notice shall set forth the specific rule, guideline, protocol, or other similar criterion or a statement that such a rule, guideline, protocol, or other criterion was relied upon in making the decision to deny the claim and that a copy of such rule, guideline, protocol, or other criterion will be provided, upon written request and free of charge, to the claimant. If the decision to deny the disability benefit claim is based on a medical judgment, the notice also shall set forth an explanation of the scientific or clinical judgment for the decision, apply the Plan’s terms to the claimant’s medical circumstances, or a statement that such explanation will be provided, upon written request and free of charge, to the claimant.

(c) The Plan Administrator’s decision to deny a disability benefit claim may be appealed by the claimant or representative within 180 days after the date on which the notice of the denial of the disability benefit claim is received by the claimant or representative. The claimant or representative may submit to the Plan Administrator written comments, documents, records, and other information relating to the claim and may review all relevant documents relating to the denial of the claim. The claimant or representative shall be provided, upon written request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim. For these purposes, a document, record or other information is ‘relevant’ to the disability benefit claim if it:

(i) was relied upon by the Plan Administrator in making its decision on the disability benefit claim; or

(ii) was submitted, considered, or generated in the course of the Plan Administrator’s making its decision on the disability benefit claim, without regard to whether the Plan Administrator relied upon such document, record or other information in making its decision, or

(iii) complies with administrative processes and safeguards which are designed to ensure and to verify that decisions on disability benefit claims are made in accordance with governing Plan documents, whose provisions are applied consistently with respect to similarly-situated claimants.

(d) An appeal of a denial of a disability benefit claim shall be given a full and fair review by the Plan Administrator. The Plan Administrator’s review shall take into account all comments, documents, records and other information submitted by the claimant or representative relating to the disability benefit claim, without regard to whether these materials were submitted or considered by the Plan Administrator in its initial decision on the claim. The review of the Plan Administrator’s initial decision to deny the disability benefit claim shall not afford deference to such decision and shall be conducted by a named fiduciary of the Plan who is neither the individual who made the initial decision to deny the disability benefit claim nor a subordinate of that individual. In deciding an appeal of an initial denial of a disability benefit claim that is based, in whole or in part, on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The medical or vocational experts whose advice was obtained on behalf of the Plan Administrator in connection with its initial decision to deny the disability benefit claim shall be identified to the claimant or representative, regardless of whether the Plan Administrator relied upon the advice in making the decision. The health care professional whom the named fiduciary consults in making this review of the Plan Administrator’s initial decision to deny the disability benefit claim shall be an individual who is neither an individual whom the Plan Administrator consulted in connection with the denial of the disability benefit claim that is the subject of the appeal, nor the subordinate of any such individual.

(e) The Plan Administrator’s decision on the appeal of a denial of a disability benefit claim shall be made within a reasonable period of time, not to exceed 45 days after receipt of the claimant’s or representative’s request for review by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time and provides written or electronic notice of the extension to the claimant or representative prior to the end of the initial 45-day period. In no event shall such extension exceed a period of 45 days from the end of the initial 45-day period. Such a notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision on appeal. The Plan Administrator shall furnish the claimant or representative with written or electronic notice of its decision on appeal. In the case of a decision on appeal that upholds the Plan Administrator’s initial decision to deny the disability benefit claim, the Plan Administrator’s notice of its decision on appeal shall set forth, in an understandable manner, the following information:

(i) the specific reason(s) for the decision on appeal;

(ii) references to the specific Plan provisions on which the decision on appeal is based;

(iii) a statement that the claimant is entitled to receive, upon written request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s disability benefit claim;

(iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA;

(v) if the named fiduciary relied upon an internal rule, guideline, protocol, or other similar criterion in making the decision to deny the disability benefit claim on appeal, the notice shall set forth the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision on appeal and that a copy of such rule, guideline, protocol, or other criterion will be provided, upon written request and free of charge, to the claimant; and

(vi) if the decision to deny the disability benefit claim on appeal is based on a medical judgment, the notice also shall set forth an explanation of the scientific or clinical judgment for the decision, applying the Plan’s terms to the claimant’s medical circumstances, or a statement that such explanation will be provided, upon written request and free of charge, to the claimant.

Section 14.11 Accounts maintained under the Plan for individuals who cannot be found shall be forfeited and applied to satisfy the allocations under Article 5 and Sections 15.3(a)(iii) and 15.3(a)(iv) or to provide any reinstatement required under this Section or Section 13.4(b). If an individual files an Application for Benefits or is located at any time thereafter, an amount equal to the vested portion of the individual’s Accounts, adjusted for the net earnings and losses, shall be reinstated to the appropriate Accounts from forfeitures, from shares released from the Suspense Account or from contributions to the Plan not used to make payments under an Exempt Loan, and distributed in accordance with the terms of the Plan.

A R T I C L E 15

Leave of Absence

Section 15.1 An individual employed by the Company may be granted a Leave of Absence under Company policy.

Section 15.2 An absence due to injury or sickness compensable under workers’ compensation laws shall be treated as a Leave of Absence.

Section 15.3

(a) This Section shall only apply to a Participant who is absent from his or her position of employment with the Company by reason of a period of military service and who has reemployment rights with respect to such service under the Uniformed Services Employment and Reemployment Rights Act of 1994 (“qualified military service”). Upon reemployment with the Company under USERRA, such individual shall be treated as having been on a Leave of Absence and the following requirements shall apply:

(i) the individual shall be deemed not to have incurred a Break in Service by reason of such qualified military service and the period of such service shall constitute service with the Company for purposes of determining the individual’s Vesting Years;

(ii) the individual is permitted, during the period described in subsection (b), to make additional Elective Deferral Contributions and/or Employee Contributions up to the maximum amount the individual would have been permitted to make under Article 4 if he or she had remained continuously employed by the Company and received compensation as determined in subsection (c) during the period of qualified military service, adjusted to reflect any Elective Deferral Contributions and Employee Contributions actually made by such individual during the period of qualified military service;

(iii) to the extent that an individual makes Elective Deferral Contributions permitted under paragraph (ii) with respect to a Plan Year, there shall be Matching Allocations equal to the Matching Allocations, if any, that would have been required for such Plan Year had such Elective Deferral Contributions actually been made by such individual during the period of qualified military service; and

(iv) there shall be Core Account allocations equal to the amount, if any, that would have been allocated to the individual pursuant to Section 5.3, as the case may be, had he or she remained continuously employed by the Company and received compensation as determined in subsection (c) during the period of qualified military service, reduced by any Core Account allocations actually made on behalf of such individual for the period of qualified military service.

(b) The period during which the contributions and allocations permitted by subsection (a) may be made shall begin on the individual’s date of reemployment following the period of qualified military service and shall end upon the expiration of a period equal to three times the period of qualified military service, not to exceed five years from the date of such reemployment.

(c) For purposes of subsection (a) and Section 25.1(b), an individual shall be treated as having received compensation from the Company during the period of qualified military service equal to the compensation that would have been paid to the individual by the Company during such period determined at the rate of pay he or she would have received but for such period of service, or if such rate of compensation is not reasonably ascertainable, the individual’s average rate of compensation during the 12 month period preceding the qualified military service (or the entire period of employment preceding the military service, if less than 12 months).

(d) Nothing in this Section 15.3 shall be construed as requiring the crediting of investment earnings to an individual’s Accounts before any make up contribution or allocation permitted or required by subsection (a) is actually made, or the allocation of any forfeiture with respect to the period of qualified military service.

(e) Contributions and allocations made under subsection (a) shall be credited promptly to an individual’s Accounts. In accordance with Regulations, any contributions under subsection (a) shall be taken into account in applying the limitations under Articles 4 and 25 and Section 404(a) of the Code, with respect to the year to which the contributions relate rather than the year in which such contributions are made.

Section 15.4 An individual employed by the Company who is absent from service for a reason designated by the Company as qualifying under the Family and Medical Leave Act of 1993 shall be treated as on a Leave of Absence for the period of such absence.

Section 15.5 Except as otherwise provided in Section 15.3, a Leave of Absence shall have the following effect:

(a) An Employee shall not incur a Break in Service during a Leave of Absence. If an individual fails to return to employment with the Company immediately upon termination of his or her Leave of Absence, Employment Status shall terminate as of the last day of the Leave of Absence.

(b) For purposes of determining Vesting Years, a Participant shall receive credit for the period of a Leave of Absence in accordance with the following rules:

(i) If the Leave of Absence began before January 1, 1989, the entire period of the Leave of Absence shall be treated as a period of Employment Status.

(ii) If the Leave of Absence begins on or after January 1, 1989, the Participant shall receive credit for the period from the date on which he or she is first absent from work on account of such Leave of Absence until the earlier of (1) the first anniversary of such date or (2) the date of his Severance from Employment by reason of his or her resignation, discharge, retirement or death.

A R T I C L E 16

Rights of Participants

Section 16.1 The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any individual. This Plan shall not affect the right of the Company to deal with its employees in all respects, including their hiring, discharge, compensation and conditions of employment.

Section 16.2 The sole rights of a Participant, Retired Participant, Disabled Participant, Terminated Participant or a Beneficiary under this Plan shall be to have this Plan administered according to its provisions, as they may be amended from time to time.

Section 16.3 Except as provided in Article 11 and Section 16.5, no right or interest of any Participant in any part of the Trust Fund shall be transferable or assignable by the Participant or be subject to alienation, anticipation or encumbrance by the Participant, and no such right or interest shall be subject to garnishment, attachment, execution or levy of any kind.

This provision shall not apply to an offset to a Participant’s Account against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, in accordance with Code Section 401(a)(13)(C) and (D). In a case in which the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is made:

(a) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a);

(b) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties; or

(c) in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified pre-retirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

Section 16.4 No Participant shall be discharged, fired, suspended, expelled, disciplined or discriminated against for exercising any right under this Plan or for giving information or testimony in any inquiry or proceeding relating to the administration of this Plan.

Section 16.5

(a) The requirements of Section 16.3 shall not apply to a qualified domestic relations order. The Plan Administrator shall abide by the terms of any qualified domestic relations order. A “qualified domestic relations order” means any judgment, decree or order (including approval of a property settlement agreement) which creates or recognizes the existence of an Alternate Payee’s right to receive all or a portion of the benefits payable to a Participant hereunder pursuant to a State’s domestic relations law relating to the provision of child support, alimony payments or marital property rights, which specifically states:

The name and last known mailing address of the Participant and of each Alternate Payee covered by such order;

(i) The amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined;

(ii) The number of payments or the period to which such order applies; and

(iii) The name of each plan to which such payment applies.

(b) The Plan Administrator shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions made thereunder in a manner consistent with the following requirements:

(i) The Plan Administrator shall promptly notify the Participant and any named Alternate Payee of the receipt of a domestic relations order and the Plan procedures used for determining whether such order is qualified under Code Section 414(p).

(ii) The Plan Administrator shall, within a reasonable period following receipt, determine whether such order is qualified and notify the Participant and each Alternate Payee of such determination.

(iii) During the period beginning upon receipt of the order and ending with the earlier of the date of determination of its qualified status or the expiration of 18 months, the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during such period if the domestic relations order had been determined to be qualified.

(iv) If, within 18 months of receipt, the order is determined to be qualified, the Plan Administrator shall pay the amounts described in paragraph (iii) to the Alternate Payee in accordance with the terms of the order or, if the Alternate Payee is the Participant’s former spouse and the Alternate Payee so elects, to the Alternate Payee’s individual retirement account. If, within 18 months of receipt, the order is determined not to be qualified or the order’s status is unresolved the Plan Administrator shall pay the amounts described in paragraph (iii) to the person or persons entitled to such amounts under the Plan as if no order had been received.

(v) A determination that a domestic relations order is qualified which is made later than 18 months after the receipt of such order shall operate prospectively.

(c) Payments made under this Section 16.5 shall completely discharge the Plan of its obligations with respect to the Participant and each Alternate Payee to the extent of any such payments.

(d) To the extent authorized by a qualified domestic relations order, a distribution under the Plan may be made to an Alternate Payee before the Participant whose benefits are subject to such order attains the earliest retirement age (as defined in Section 414(p) of the Code).

A R T I C L E 17

Plan Administrator

Section 17.1 The Plan Administrator shall supervise and control the operation of this Plan and shall have all powers necessary to accomplish such purpose, including the power to make rules and regulations pertaining to the administration of this Plan.

Section 17.2 The Plan Administrator shall establish a funding method and policy consistent with the objectives of this Plan and shall determine the Plan’s short- and long-term financial needs and communicate such requirements to the Trustee.

Section 17.3 The Plan Administrator shall file such reports and plan descriptions with the appropriate federal government agencies as may be required by law.

Section 17.4 The Plan Administrator shall notify the appropriate federal government agencies in the event of the termination of this Plan, any change in the name of the Plan or the name and address of the Plan Administrator, and any merger or division of this Plan.

Section 17.5 The Plan Administrator shall provide each Participant, Retired Participant, Disabled Participant and Terminated Participant who is or may become eligible to receive benefits and each Beneficiary with such reports and plan descriptions as may be required by law.

Section 17.6 The Plan Administrator shall furnish individual statements of vested benefits to Terminated Participants and individual statements of vested and accrued benefits to each Participant, Retired Participant, Disabled Participant and Terminated Participant who is or may become eligible to receive benefits and each Beneficiary and Alternate Payee as may be required by law.

Section 17.7

(a) The Plan Administrator shall make available to each Participant and Beneficiary during normal business hours at its principal office copies of this Plan and the Trust Agreement, the Plan summary plan description, the latest Form 5500, and any other documents pertaining to the establishment and operation of this Plan. Copies of such documents shall be made available at the principal office of any employee organization with members who are Participants and any employer establishment in which at least 50 Participants are customarily working within ten calendar days following the date on which a written request for disclosure at any such location is received at such location or at the principal office of the Plan Administrator. The Plan Administrator may establish a reasonable procedure governing the making of requests for examination of Plan documents and shall communicate such procedure to the Participants. The Plan Administrator shall not be required to comply with a request made in a manner which does not conform to the established procedure.

(b) Upon a Participant’s written request, he or she shall be furnished copies of any of the documents described in (a) above, provided that he or she may be required to pay any reasonable expense incurred in duplicating such documents. Upon the Participant’s request, the Plan Administrator shall provide the Participant with information about the charge that would be made to furnish a copy of the document.

Section 17.8 The Plan Administrator shall have the power to designate the agent for service of legal process for the Plan.

Section 17.9 To the extent permitted under Section 403(c)(1) and 404(a)(1)(A) of the Act, the fees and expenses incurred by the Plan Administrator for legal, accounting or other services necessary for the operation of the Plan that do not involve “settlor” functions shall be paid out of the Trust Fund, unless paid by the Company. Particular fees or expenses incurred by the Plan Administrator for services that are necessary for the operation of the Plan that do not involve ‘settlor’ functions may be allocated either on a per capita basis to Accounts or on a pro rata basis to Accounts, pursuant to the direction of the Plan Administrator. Any payment of expenses from the Plan shall be considered to have been made from assets other than those assets that are deemed to be applied to the payment of principal and interest under an Exempt Loan pursuant to Sections 18.4(b)(i) and (ii).

Section 17.10 The Plan Administrator shall have the discretionary authority to interpret the provisions of this Plan and to determine all questions relating to eligibility for benefits hereunder. Any such interpretation or determination adopted by the Plan Administrator in good faith shall be binding upon the Company and on all Participants and Beneficiaries. The Plan Administrator, in exercising its discretion, shall do so in a uniform and nondiscriminatory manner, treating all individuals in similar circumstances alike.

Section 17.11 The Plan Administrator may delegate all or part of its duties to others. The Plan Administrator shall not be liable for any acts or omissions of the persons to whom such duties have been delegated, provided that the Plan Administrator acted prudently and in the interests of the Participants and Beneficiaries in selecting and retaining such persons.

Section 17.12

(a) The Plan Administrator may make provisions specifically applicable to any unit of Employees or modify the provisions of this Plan with respect to any unit of Employees by preparing, dating and signing a Plan Specification Schedule of such provisions or modifications.

(b) Subject to Section 21.3, the Plan Administrator may amend the provisions or modifications applicable to any unit of Employees by preparing, dating and signing a new Plan Specification Schedule with respect to such unit of Employees.

A R T I C L E 18

The Trust Fund

Section 18.1 The Trust Agreement shall:

(a) direct the Trustee to invest all or a primary portion of the assets of the Trust Fund in Stanley Black & Decker Stock; and

(b) prohibit the sale to the Company of unallocated shares of Stanley Black & Decker Stock held in the Suspense Account.

Section 18.2 The Trustee shall have such powers as to investment, reinvestment, control and disbursement of the funds as are provided in this Plan and the Trust Agreement. To the extent that the provisions in the Trust Agreement pertaining to the responsibilities and duties of the Trustee are inconsistent with the provisions of the Plan, the terms of the Trust Agreement shall control.

Section 18.3 The Trustee shall be specifically authorized to borrow funds (including a borrowing from the Company), as directed by the Company, to acquire Stanley Black & Decker Stock or repay a prior loan made to acquire Stanley Black & Decker Stock, subject to the following conditions:

(a) the interest rate on such loan must be a reasonable rate of interest;

(b) any collateral pledged to the lender by the Trustee shall consist only of the Stanley Black & Decker Stock purchased with the proceeds of such loan or the Stanley Black & Decker Stock used as collateral for a prior loan that is being repaid with the proceeds of such loan;

(c) under the terms of such loan, the lender shall have no recourse against the Trust Fund except with respect to amounts contributed in cash to the Trust Fund and earnings attributable thereto, from dividends paid on shares of Stanley Black & Decker Stock held in the Trust Fund and any earnings thereon (which may be used to repay a loan under Section 18.4(b)(i) or (ii)) and, to the extent permitted by law, proceeds from the sale of unallocated shares acquired with such loan;

(d) such loan shall be repaid only from amounts loaned to the Trustee and the proceeds of such loan, from amounts contributed in cash to the Trust Fund and earnings attributable thereto, from dividends paid on shares of Stanley Black & Decker Stock held in the Trust Fund and any earnings thereon (which may be used to repay a loan under Section 18.4(b)(i) or (ii)) and, to the extent permitted by law, proceeds from the sale of unallocated shares acquired with such loan;

(e) upon the payment of any portion of the balance due on such loan, a pro rata portion, as determined under Section 18.4(c) and Regulations, of the Stanley Black & Decker Stock originally acquired with the proceeds of the loan shall be released from the Suspense Account; and

(f) in the event of a default under such loan, the value of the assets of the Trust Fund transferred in satisfaction of the loan shall be taken from the Suspense Account and shall not exceed the amount of the default.

Section 18.4

(a) Stanley Black & Decker Stock purchased with the proceeds of an Exempt Loan in accordance with Section 18.3 shall be held in a Suspense Account and shall not be allocated to Participants’ Accounts until released from the Suspense Account. Stanley Black & Decker Stock released from the Suspense Account under subsection (c), or the proceeds from the sale of such released Stanley Black & Decker Stock, shall be applied, together with contributions to the Plan that are not used to make payments under an Exempt Loan, to provide the allocations called for under Sections 4.2, 5.2, 5.3, 18.4(d) and 18.5(a), and shall be applied to the extent necessary under Section 13.4(b).

(b) Payments of principal and interest under an Exempt Loan shall be made from the following sources, in the order listed:

(i) cash dividends paid on shares of Stanley Black & Decker Stock allocated to Participants’ Accounts, provided that the amount of dividends attributable to the number of allocated shares of Stanley Black & Decker Stock acquired with an Exempt Loan that is made, or deemed to be made, after August 4, 1989, shall be applied to the payment of that Exempt Loan and not to any other Exempt Loan, and further provided that dividends shall not be used to make payments under an Exempt Loan if the dividends are attributable to contributions made to the Plan in shares of Stanley Black & Decker Stock or are attributable to the investment of contributions that are not to be used to make payments under an Exempt Loan. For purposes of this Section 18.4(b)(i), the shares of Stanley Black & Decker Stock allocated to Participants’ Accounts shall be the number of shares of Stanley Black & Decker Stock in the Stanley Black & Decker Stock Fund attributable to the Participants’ interests in the Stanley Black & Decker Stock Fund;

(ii) cash dividends paid on shares of Stanley Black & Decker Stock held in the Suspense Account, provided that the amount of dividends attributable to the number of Suspense Account shares of Stanley Black & Decker Stock acquired with an Exempt Loan that is made, or deemed to be made, after August 4, 1989, shall be applied to the payment of that Exempt Loan and not to any other Exempt Loan;

(iii) Elective Deferral Contributions and Employee Contributions and any additional earnings thereon; and

(iv) Company contributions (other than contributions of Stanley Black & Decker Stock) and any additional earnings thereon.

(c) For each month during the term of an Exempt Loan that was used to acquire shares of Stanley Black & Decker Stock, the number of shares acquired with the proceeds of such Exempt Loan to be released from the Suspense Account shall equal the number of shares so acquired and held in the Suspense Account immediately before release, multiplied by a fraction, the numerator of which is the amount of principal and interest paid with respect to such Exempt Loan for the month (excluding payments of principal and interest under such Exempt Loan that, upon the refinancing of such Exempt Loan, are made with the proceeds of another Exempt Loan) and the denominator of which is the principal and interest to be paid in respect of such Exempt Loan for the current and all future months. For each month during the term of an Exempt Loan that was used to repay principal of a prior Exempt Loan, the number of shares of Stanley Black & Decker Stock acquired under the prior Exempt Loan to be released from the Suspense Account shall equal the number of such shares held in the Suspense Account immediately before release, multiplied by a fraction, the numerator of which is the amount of principal and interest paid with respect to such new Exempt Loan for the month (excluding payments of principal and interest under such Exempt Loan that, upon the refinancing of such Exempt Loan, are made with the proceeds of another Exempt Loan), and the denominator of which is the principal and interest to be paid in respect of such Exempt Loan for the current and all future months. With respect to an Exempt Loan that was used to repay principal of a prior Exempt Loan, the release fraction under this subsection (c) shall be determined by aggregating all such Exempt Loans, the proceeds of which have been applied to pay the principal of the same prior Exempt Loans that were originally issued on the same date, upon the refinancing of such prior Exempt Loans. If the interest with respect to such Exempt Loan is variable, future years’ interest shall be computed by using the interest rate applicable as of the time the Stanley Black & Decker Stock is released.

(d) Additional allocations may be made under the Plan for a Plan Year, as follows:

(i)

(A)	Subject to paragraph (d)(ii), an additional allocation shall be made under the Plan for 2009 of the amount, if any, by which the value of Stanley Black & Decker Stock released from the Suspense Account under subsection (c) with respect to 2009 and the contributions made to the Plan for 2009 that are not applied to make payments under the Exempt Loan exceed the total of: (1) the Elective Deferral Contributions and Employee Contributions for 2009; (2) the amount of the Matching Allocations made for 2009 (other than the amount of such allocations attributable to forfeitures); and (3) dividends paid during 2009 on shares of Stanley Black & Decker Stock in the Stanley Black & Decker Stock Fund attributable to Participants’ interests in the Stanley Black & Decker Stock Fund that are applied to make payments under the Exempt Loan for 2009. Subject to paragraph (d)(ii), such excess shall be allocated to the Choice Account of each Participant who made Elective Deferral Contributions during the Plan Year and has Employment Status on December 31, 2009, in the proportion that the amount of each such Participant’s Elective Deferral Contributions for 2009 bears to the aggregate amount of all such Participant’s Elective Deferral Contributions for 2009.

(B)

Subject to paragraph (d)(ii), an additional allocation shall be made under the Plan for a Plan Year beginning on or after January 1, 2010, of the amount, if any, by which the value of Stanley Black & Decker Stock released from the Suspense Account under subsection (c) with respect to such Plan Year and the contributions made to the Plan for such Plan Year that are not applied to make payments under the Exempt Loan exceed the total of: (1) the Elective Deferral Contributions and Employee Contributions for such Plan Year; (2) the amount of the Matching Allocations and Core Account allocations made for such Plan Year (other than the amount of such allocations attributable to forfeitures); and (3) dividends paid during such Plan Year on shares of Stanley Black & Decker Stock in the Stanley Black & Decker Stock Fund

attributable to Participants’ interests in the Stanley Black & Decker Stock Fund that are applied to make payments under the Exempt Loan for such Plan Year. Subject to paragraph (d)(ii), such excess shall be allocated to the Choice Account of each Participant who (A) made Elective Deferral Contributions during the Plan Year, (B) is not covered by a collective bargaining agreement, and (C) has Employment Status on the last day of the Plan Year, in the proportion that the amount of each such Participant’s Elective Deferral Contributions for the Plan Year bears to the aggregate amount of all such Participants’ Elective Deferral Contributions for the Plan Year.

(ii) Notwithstanding paragraph (i), in the event of a change in control of Stanley Black & Decker, Inc., the excess described in paragraph (i) for the Plan Year during which such change in control occurs shall be allocated to the Choice Accounts of all Participants for such Plan Year, without regard to whether they made Elective Deferral Contributions during such Plan Year, are covered by a collective bargaining agreement, or have Employment Status on the last day of such Plan Year. Any additional allocations that are made in the event of a change in control of Stanley Black & Decker, Inc. shall be allocated to such Participants in the proportion that the amount of each such Participant’s Compensation for the Plan Year bears to the aggregate amount of all such Participants’ Compensation for the Plan Year. For purposes of this paragraph, a “change in control of Stanley Black & Decker, Inc.” shall occur if (A) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Stanley Black & Decker, Inc. representing 25% or more of the combined voting power of the then outstanding securities of Stanley Black & Decker, Inc., other than through a transaction arranged by, or consummated with, the prior approval of its Board of Directors; or (B) during any period of two consecutive years (not including any period before the adoption of this provision), individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by the stockholders of Stanley Black & Decker, Inc. was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Notwithstanding the provisions of Article 21, the foregoing provisions of this paragraph may not be amended, following a change in control, without the written consent of 60% (in both number and interest) of all individuals described in the first sentence of this paragraph.

(iii) Subject to the limitations of Article 25, allocations under this Section 18.4(d) shall be made as of the last day of the Plan Year and shall be subject to the vesting provisions of Section 13.2(a) and (b).

Section 18.5

(a) If dividends described in Section 18.4(b)(i) are applied during any month to pay principal and interest under an Exempt Loan, there shall be allocated to the appropriate Account of a Participant a number of shares of Stanley Black & Decker Stock having a market value on the date of such allocation equal to the dividend paid with respect to the number of shares of Stanley Black & Decker Stock credited to those Accounts on the record date for such dividend. If the number of shares of Stanley Black & Decker Stock released from the Suspense Account is insufficient to effect the allocation required by the preceding sentence and if there have not been sufficient contributions to acquire the necessary number of shares of Stanley Black & Decker Stock, the Company shall make an additional contribution pursuant to Section 18.5(b) to the Trust Fund in an amount sufficient to effect such allocation. For purposes of this Section 18.5(a), the number of shares of Stanley Black & Decker Stock credited to the Participant’s Accounts on the record date shall be the number of shares of Stanley Black & Decker Stock in the Stanley Black & Decker Stock Fund on such date attributable to the Participant’s proportionate interest in the Stanley Black & Decker Stock Fund on such date. Following the allocation of shares of Stanley Black & Decker Stock under this Section 18.5(a), such shares, or the proceeds of such shares, shall be invested in the Stanley Black & Decker Stock Fund.

(b) The Company shall make a contribution to the Plan for a Plan Year of the amount, if any, by which the value of Stanley Black & Decker Stock released from the Suspense Account and the contributions to the Plan that are not used to make payments under the Exempt Loan, during the Plan Year, is less than the total of: (i) Elective Deferral Contributions and Employee Contributions for the Plan Year; (ii) if any Matching Allocations or Core Account allocations are made for the Plan Year, the amount of such allocations (other than the amount of such allocations attributable to forfeitures); and (iii) dividends paid on shares of Stanley Black & Decker Stock in the Stanley Black & Decker Stock Fund attributable to participants’ interests in the Stanley Black & Decker Stock Fund that are used to make payments under the Exempt Loan for such Plan Year. Moreover, the Company shall make a contribution to the Plan for a Plan Year of the amount, if any, by which the amount needed to make payments under the Exempt Loan for a Plan Year exceeds the total of: (i) Elective Deferral Contributions and Employee Contributions; (ii) dividends paid on shares of Stanley Black & Decker Stock in the Stanley Black & Decker Stock Fund attributable to participants’ interests in the Stanley Black & Decker Stock Fund that are used to make payments under the Exempt Loan for such Plan Year; (iii) dividends paid on shares of Stanley Black & Decker Stock in the Suspense Account that are used to make payments under the Exempt Loan for such Plan Year; and (iv) any Company contributions to the Plan for such Plan Year that are applied to make payments under the Exempt Loan for such Plan Year. A contribution will be applied in accordance with the terms of the Plan.

Section 18.6 In the event the amounts described in Section 18.4(b) are not sufficient to pay principal and interest under the Exempt Loan for the relevant period, the Company shall contribute the additional amount necessary to make such payments.

Section 18.7 For purposes of the allocation of Stanley Black & Decker Stock from the Suspense Account to the Stanley Black & Decker Stock Fund on behalf of Participants for whom new allocations to the Choice Accounts are to be invested in the Stanley Black & Decker Stock

Fund, shares of Stanley Black & Decker Stock shall be valued as of the close of trading on the New York Stock Exchange on the last trading day prior to the date of allocation. Shares of Stanley Black & Decker Stock, or the proceeds from the sale of shares of Stanley Black & Decker Stock, shall be allocated as soon as practicable after the date as of which the shares or proceeds from the sale of shares are to be credited. For this purpose, shares of Stanley Black & Decker Stock, or the proceeds from the sale of shares of Stanley Black & Decker Stock, shall be credited with respect to Elective Deferral Contributions and Employee Contributions under Section 4.2 and Matching Allocations under Section 5.2 as of the date on which Compensation is paid in regard to the applicable payroll cycle. An allocation of shares of Stanley Black & Decker Stock shall be made from the Suspense Account to the Stanley Black & Decker Stock Fund pursuant to an investment election of the Stanley Black & Decker Stock Fund that is implemented with respect to a Participant’s Choice Account in accordance with Section 8.1(a). Pursuant to an election made under Section 8.1(a) of an investment fund other than the Stanley Black & Decker Stock Fund, an allocation shall be made to the Choice Account of proceeds from the sale of Stanley Black & Decker Stock, and such proceeds shall be credited to such investment fund.

Section 18.8 The Trustee is authorized, upon the written direction of the Company, to sell to the Company at market value shares of Stanley Black & Decker Stock that have been allocated to Participants’ Accounts. For purposes of this Section 18.8, the shares of Stanley Black & Decker Stock allocated to Participants’ Accounts shall be the number of shares of Stanley Black & Decker Stock in the Stanley Black & Decker Stock Fund attributable to the Participants’ interests in the Stanley Black & Decker Stock Fund.

Section 18.9 Any Company contribution under this Article 18 may be made in cash or shares of Stanley Black & Decker Stock.

Section 18.10 The Trustee may invest (and withdraw from investment) all, or any portion of the Trust Fund in a group trust or common trust fund that expressly limits participation to individual retirement accounts which are exempt from tax under Section 408 of the Code and retirement trusts which are exempt from tax under Section 501(a) of the Code pursuant to Section 401(a) of the Code.

A R T I C L E 19

Plan for Exclusive Benefit of Participants

Section 19.1 Except as provided in this Article, no assets of the Trust Fund shall ever revert to, or be used or enjoyed by, the Company or any successor of the Company, nor shall any such funds or assets ever be used other than for the payment of benefits set forth herein or other expenses described in Section 17.9.

Section 19.2 In the event the Plan Administrator determines that the Company has contributed any amount to the Trustee by mistake of fact, the Plan Administrator may direct the Trustee in writing to return to the Company, within one year after the payment of the contribution, the lesser of the amount actually contributed by mistake or its then current value.

Section 19.3 All contributions hereunder are made on the condition that they are deductible under Section 404 of the Code. If the Internal Revenue Service shall determine that any portion of the contributions made for a Plan Year is not deductible, to the extent that the deduction is disallowed, the Plan Administrator shall direct the Trustee to return to the Company the lesser of such disallowed portion or its then current value within one year following the disallowance of the deduction.

A R T I C L E 20

Miscellaneous Provisions

Section 20.1 Any provision of this Plan susceptible to more than one interpretation shall be interpreted in a manner that is consistent with this Plan being a stock bonus plan and an employee stock ownership plan within the meaning of Sections 401(a), 401(k) and 4975(e)(7) of the Code.

Section 20.2 The Company, the Plan Administrator and the Trustee shall be discharged from any liability in acting upon any representations by an employee of any fact affecting his or her status under this Plan or upon any notice, request, consent, letter, telegram, telecopy or other document believed to be genuine, and to have been signed or sent by the proper person.

Section 20.3 In the event this Plan merges or consolidates with another plan or there is a transfer of assets and liabilities from one trust to another, each Participant shall, if this Plan terminates immediately after the merger, consolidation or transfer, be entitled to a benefit at least equal to the benefit he or she would have been entitled to receive if this Plan had terminated immediately before the date of such merger, consolidation, or transfer. In any transaction described in the preceding sentence, the Trust Fund shall be allocated in accordance with Code Section 414(l).

Section 20.4 Notwithstanding any other provision of the Plan, the Plan Administrator, at its discretion, may direct that, during a period that begins on a date designated by the Plan Administrator and ends on a date designated by the Plan Administrator, a Participant or Beneficiary, including, if applicable, a “prior employer plan participant”, as defined in Article 27, shall not be permitted to implement one or more of the following transactions under the Plan with respect to his or her Choice Account or Core Account:

(a) An election regarding the making of Elective Deferral Contributions or Employee Contributions;

(b) An election regarding the making of a rollover contribution or direct rollover to the Plan;

(c) An investment election, fund transfer or fund reallocation;

(d) The taking of a loan from the Plan or the pre-payment of an existing Plan loan;

(e) Any withdrawal from the Plan; or

(f) Any distribution from the Plan.

Section 20.5 This Plan shall be construed according to the laws of the state of Connecticut, except as such laws are superseded by federal law.

A R T I C L E 21

Amendment

Section 21.1 Stanley Black & Decker, Inc., by resolution adopted by its Board of Directors or the Committee, shall have the right to amend this Plan at any time. Subject to Section 21.3, any such amendment may be made retroactively effective.

Section 21.2 The Plan Administrator shall have the right to amend this Plan to meet the requirements of law or to protect the rights of Participants.

Section 21.3 Except to the extent required to qualify this Plan and the Trust Agreement under Sections 401(a) and 501 of the Code, or as a condition of continued qualification thereunder, no amendment shall be made which would have any of the following effects:

(a) Deprive any Beneficiary of a then deceased Participant of the right to receive the benefits to which the Beneficiary may be entitled hereunder.

(b) Deprive any then Retired or Disabled Participant of the benefits to which he or she is entitled hereunder.

(c) Deprive any then Terminated Participant of the benefits to which he or she is entitled hereunder.

(d) Deprive any then Participant of any of the proportionate interest in the Trust Fund to which he or she would be entitled were he or she to terminate employment on the date of such amendment.

A R T I C L E 22

Termination of Plan

Section 22.1 Stanley Black & Decker, Inc. may, by resolution adopted by its Board of Directors or the Committee, terminate the Plan for any reason and at any time.

Section 22.2

(a) Upon the termination of the Plan, the complete discontinuance of contributions to the Trust Fund, or the termination of the liability of the Company to contribute to the Trust Fund, the entire vested interest of each Participant in the Plan shall be distributed as soon as practicable in accordance with the provisions of this Plan, provided that if the Company or any member of the Affiliated Group establishes or maintains a successor plan as described in Section 1.401(k)-1(d)(3) of the Regulations, no distribution may be made to a Participant other than as provided in Articles 10, 12 and 13. Except as provided in Article 19, each Participant, Retired Participant, Disabled Participant, Terminated Participant and the Beneficiary of each deceased Participant shall have a nonforfeitable right to all funds in his or her Accounts as of the date of such termination or discontinuance.

(b) In the event of the partial termination of the Plan, the rights of each Participant affected by such partial termination, including a Retired, Disabled and Terminated Participant, and each Beneficiary to the amounts credited to his or her Accounts as of the date of such partial termination shall be nonforfeitable. Such amounts shall be distributed in accordance with the provisions of this Plan.

Section 22.3 The Trustee’s fees and expenses of administration of the Trust Fund and other expenses incident to the termination and distribution of the Trust Fund incurred after the termination of this Plan and the Trust Agreement shall be paid from the Trust Fund unless paid by the Company.

A R T I C L E 23

Change in Employee Status

Section 23.1 For purposes of this Plan, a Participant who ceases to be an Employee either by being transferred to a nonparticipating facility or by becoming a member of a unit of employees covered by a collective bargaining agreement with the Company that does not provide for participation in the Plan shall be entitled to benefits hereunder in accordance with the following rules:

(a) Such individual shall not be eligible to make Elective Deferral Contributions or Employee Contributions during employment in a non-Employee status.

(b) Such individual’s Vesting Years shall be determined by aggregating all periods of employment with the Company in Employee and non-Employee status.

(c) The individual’s Accounts shall be held by the Trustee until retirement, death, disability or earlier severance from service with the Company and shall then be paid in accordance with the provisions of this Plan.

A R T I C L E 24

Top-Heavy Plan Provisions

Section 24.1 For purposes of this Article:

(a)

(i) “Top-heavy plan” means this Plan for any Plan Year beginning after 1983 in which, as of the determination date:

(A)	it is not included in an aggregation group and the sum of the account balances of key employees exceeds 60% of the sum of all account balances under the Plan; or

(B)	it is required to be included in a top-heavy group.

(ii) Except as otherwise provided in paragraph (iii), paragraph (i)(A) shall be applied by taking into account distributions made to any employee or beneficiary during the five year period ending on the determination date and any amount distributed under a terminated plan which would have been required to be included in the aggregation group.

(iii) Paragraph (i)(A) shall be applied by disregarding (A) deductible voluntary contributions; (B) the account balance of a former key employee (or the beneficiary of a former key employee) for all Plan Years after ceasing to be a key employee; (C) for Plan Years beginning after December 31, 1984, the account balance of an individual who has not performed services for the Affiliated Group at any time during the five year period ending on the determination date; (D) any account balance attributable to employer contributions rolled over or transferred to an individual’s Choice Account after December 31, 1983, which contributions were originally made to a qualified retirement plan maintained by an employer other than a member of the Affiliated Group or were otherwise rolled over or transferred into the Trust Fund at the discretion of the individual; and (E) benefits paid on account of death, to the extent such benefits exceed the individual’s account balance immediately before death. The account balance of an individual that has been disregarded under subparagraph (C) shall be taken into account on the determination date next following the date on which such individual again performs services for the Affiliated Group.

(b) “Top-heavy group” means the aggregation group which, if viewed as a single plan, would be a top-heavy plan. For purposes of the preceding sentence, the determination of the present value of an accrued benefit shall be based only on the interest rate and mortality tables used by the defined benefit retirement plan under which such benefit accrued. In determining whether the aggregation group is top-heavy, the accrued benefits or the account balances of all plans shall be valued as of the determination dates for such plans that fall within the same calendar year. The accrued benefit of any non-key employee shall be determined for plan years beginning after 1986 under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the aggregation group or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

(c) “Determination date” means, for this Plan and any other plan included in the aggregation group, the last day of such plan’s preceding plan year, or in the case of the first plan year of the plan, the last day of such plan year.

(d)

(i) “Aggregation group” means:

(A)	Each qualified defined benefit and defined contribution retirement plan of the Affiliated Group in which a key employee is or was a participant within the period of five Plan Years ending on the determination date;

(B)	Each other qualified defined benefit and defined contribution retirement plan of the Affiliated Group that enables any plan described in subparagraph (A) to meet the qualification requirements of the Code; and

(C)	All other qualified defined benefit or defined contribution retirement plans of the Affiliated Group elected by the Plan Administrator that do not cause the aggregation group to violate the qualification requirements of the Code.

(ii) For purposes of this subsection, a qualified retirement plan shall include frozen plans and any terminated plans which were maintained within the period of five Plan Years ending on the determination date.

(e)

(i) “Key employee” means, for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, an employee who, at any time during the Plan Year containing the determination date, was:

(A)	An officer of any member of the Affiliated Group whose earnings exceed $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

(B)	An owner of more than a 5% interest in a member of the Affiliated Group; or

(C)	An owner of more than a 1% interest in a member of the Affiliated Group whose earnings from the Affiliated Group exceed $150,000 for the Plan Year.

(ii) For purposes of this subsection, the term “employee” includes a terminated, retired, disabled, deceased or part-time employee, and a leased employee within the meaning of Code Section 414(n)(2). A beneficiary of an individual described in this subsection will be considered to be a key employee.

(iii) For purposes of paragraph (i)(A), no more than the greater of three employee or 10% of all employees of the Affiliated Group (based on the highest number of employees within the five Plan Years preceding the determination date), to a maximum of 50 employees, shall be treated as officers. In determining the number of employees of the Affiliated Group for purposes of the preceding sentence, employees described in Code Section 414(q)(5) shall not be taken into account. Individuals performing executive functions for sole proprietorships, partnerships, associations and trusts that are members of the Affiliated Group shall be treated as officers.

(iv) In determining ownership, the constructive ownership provisions of Section 318 of the Code shall be applied by utilizing a 5% test in lieu of the 50% test set forth in subparagraph (a)(2)(C) thereof. The aggregation rules of Section 414(b), (c), (m) and (o) of the Code shall not apply for purposes of determining ownership.

(f) “Non-key employee” means any employee who is not a key employee.

(g) “Earnings” means earnings as defined in Section 25.1(b). Except for purposes of determining status as a key employee under subsection (e), an individual’s earnings for any year shall be deemed not to exceed $200,000, as adjusted under Section 401(a)(17) of the Code.

(h) “Average earnings” means the average of a Participant’s earnings for the five consecutive years of service which produce the highest average. In determining average earnings, any year in the five consecutive year period in which a year of service was not earned shall not be counted. If a Participant has completed less than five years of service, the average of the earnings for all years of service shall be used. Earnings received for years of service beginning after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded.

(i) “Defined benefit minimum” means an annual retirement benefit (expressed as a single life annuity beginning at normal retirement date with no ancillary benefits) derived from contributions from the Affiliated Group equal to 2% of a non-key employee’s average earnings multiplied by the number of years of service not in excess of 10. There shall be taken into account only those years of service during which the defined benefit retirement plan or plans in which such non-key employee participates are included in a top-heavy group.

(j) “Year(s) of service” means the period of service used to determine the vested percentage of a Participant’s benefits under a defined benefit or defined contribution retirement plan of any member of the Affiliated Group.

Section 24.2 Except where provided otherwise, the following sections of this Article shall apply for any Plan Year during which this Plan is a top-heavy plan.

Section 24.3

(a) Subject to subsection (b), there shall be allocated to the Choice Account of each non-key employee who is a Participant in the Plan and who has not separated from service with the Company at the end of the Plan Year Company contributions and forfeitures equal to the lesser of: (i) 3% of such Participant’s earnings for the Plan Year; or (ii) the percentage amount of earnings allocated or required to be allocated to the key employee receiving the highest such percentage for the Plan Year under this and all other defined contribution retirement plans required to be included in an aggregation group. Subsection (a)(ii) shall not apply if the Plan and a defined benefit retirement plan are required to be included in an aggregation group and the Plan enables such other plan to meet the qualification requirements of the Code. Company contributions on behalf of key employees that are attributable to amounts deferred under an arrangement described in Section 401(k) of the Code shall be taken into account for purposes of determining the percentage amount described in subsection (a)(ii), but such contributions on behalf of non-key employees shall not be taken into account for purposes of satisfying the requirements of this subsection (a). Employer matching contributions allocated to a non-key employee that are used to satisfy the requirements of Section 401(k) or 401(m) of the Code shall be treated as Company contributions for purposes of satisfying the requirements of this subsection (a).

(b) If a non-key employee participates in two or more top-heavy defined benefit and defined contribution retirement plans of the Affiliated Group, the minimum contribution requirements of subsection (a) may be satisfied by combining the contributions provided under such plans. A non-key employee who during any Plan Year participates in one or more top-heavy defined benefit retirement plans and one or more top-heavy defined contribution retirement plans of the Affiliated Group shall receive, in lieu of the amount required by subsection (a), a benefit accrued under the defined benefit retirement plan or plans equal to the defined benefit minimum offset by employer contributions under the defined contribution retirement plan or plans.

Section 24.4 The eligibility of a non-key employee who is a Participant in the Plan for an allocation under Section 24.3 or 24.4(b)(ii)(B) shall be determined without regard to the following: (a) completion of 1,000 Hours of Service during the applicable Plan Year or (b) exclusion from participation or failure to accrue a benefit by reason of Compensation being less than a stated amount or failure to make mandatory contributions for such Plan Year.

Section 24.5

(a) If a Participant has at least one Hour of Service on or after the first day of a Plan Year during which this Plan is a top-heavy Plan, and if the following schedule would result in faster vesting for the Participant, it shall be substituted for the vesting schedule set forth in Section 13.2(a)(ii):

Less than 2 Vesting Years	0%
At least 2 Vesting Years	20%
At least 3 Vesting Years	40%
At least 4 Vesting Years	60%
At least 5 Vesting Years	80%
At least 6 Vesting Years	100%

(b) The vesting schedule in subsection (a) shall apply, if it would result in faster vesting for a Participant, for all Plan Years commencing with the Plan Year in which this Plan is a top-heavy plan.

A R T I C L E 25

Limitations on Annual Additions

Section 25.1 For purposes of this Article:

(a)

(i) “Annual additions” means, subject to subsections (a)(iii) and (a)(iv), for each limitation year, the sum of:

(A)	the Elective Deferral Contributions, Matching Allocations under Section 5.2 and Core Account allocations under Section 5.3, amounts credited on behalf of a Participant pursuant to Section 18.4(d) or Section 18.5(b) and any contributions made on behalf of a Participant to any other qualified defined contribution retirement plan maintained by the Company or any other member of the Affiliated Group;

(B)	any forfeitures allocated to a Participant under such a plan provided; however, that if the Plan satisfies the requirements of Section 25.1(a)(v), forfeitures of Stanley Black & Decker Stock purchased with the proceeds of an Exempt Loan shall not be considered forfeitures for purposes of this subparagraph;

(C)	any after-tax employee contribution to such a plan by a Participant;

(D)	any contribution by the Company or any other member of the Affiliated Group allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, established for a Participant under any pension or annuity plan, and, in the case of an individual who is or was at any time a key employee as defined in Section 24.1(e), any contribution by the Company or any other member of the Affiliated Group paid or accrued to a separate account in a funded welfare benefit plan, as defined in Section 419(e) of the Code, established for the purpose of providing post-retirement medical benefits; and

(E)	any allocation under a simplified employee pension.

(ii) Effective for limitation years beginning on or after July 1, 2007, the term ‘annual additions’ shall not include any deferral contributions that are distributed under Section 4.6, any catch-up contributions under Code Section 414(v), any investment earnings allocable to a Participant, any amounts restored to a Participant’s Accounts as described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C) or Code Section 411(a)(3)(D)), any rollover contributions described in Article 7, including any amounts received by the Trustee or a trustee of a plan of the Company or a member of the Affiliated Group in a direct transfer from another qualified plan, and any payments of principal and interest on any loan made to a Participant under Article 11. In addition, ‘annual additions’, for limitation years beginning on or after July 1, 2007, shall not include restorative payments. A restorative payment is a payment made to restore losses to a plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the plan). Payments made to a plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(iii) For purposes of calculating the amount of annual additions for a limitation year attributable to contributions used to repay the Exempt Loan, such amount shall not exceed the product of (A) the “cost per share” of Stanley Black & Decker Stock released from the Suspense Account during such limitation year as a result of the application of contributions made to the Plan during such limitation year that are used to repay the Exempt Loan, multiplied by (B) the number of shares released from the Suspense Account as a result of the application of such contributions to repay an Exempt Loan that were allocated to the Participant as of a date during such limitation year. The cost per share is determined by dividing the total contributions to the Plan that are used to make payments under the Exempt Loan for the Plan Year by the total number of shares released from the Suspense Account as a result of the application of contributions made to the Plan that are used to make payments under the Exempt Loan.

(iv) If the requirements of subsection (v) are satisfied for a Plan Year, any amounts used to pay interest on an Exempt Loan which are deductible under Code Section 404(a)(9)(B) and charged against the Participant’s Accounts for such Plan Year shall not be treated as annual additions.

(v) The special exception described in subsection (iv) shall apply for a limitation year if no more than one-third of the Elective Deferral Contributions and Company contributions for such limitation year which are deductible under Code Section 404(a)(9) are allocated to the group of Participants who are Highly Compensated Employees.

(b) “Earnings” means:

(i) Subject to paragraph (ii), the wages, salaries, fees for professional services, and other amounts received (whether or not paid in cash) during a limitation year for personal services actually rendered in the course of employment with the Company to the extent that such amounts are includible in gross income for federal income tax purposes. Earnings shall include commissions paid to salespeople, compensation based on profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Regulations), and foreign earned income as defined in Code Section 911(b), whether or not excludable from gross income under Section 911.

(ii) Subject to paragraph (iii), earnings shall not include:

(A)	any amounts (including amounts contributed at the election of the Participant under an arrangement described in Section 401(k) or 408(k)(6) of the Code) contributed to this Plan or any other employee benefit plan for which a deduction is allowed to the Company under Section 404 of the Code; any amounts contributed at the election of the Participant to an employee benefit plan under an arrangement described in Section 125 of the Code; employer contributions under a simplified employee pension to the extent excludable from the income of the Participant; or any distributions from a plan of deferred compensation, except that amounts received under an unfunded nonqualified plan of deferred compensation shall be treated as earnings in the year in which they are includible in gross income;

(B)	amounts realized from the exercise of a nonqualified stock option or by reason of property subject to Code Section 83 becoming freely transferable or no longer subject to a substantial risk of forfeiture;

(C)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(D)	other amounts that receive special tax treatment, including premiums for group term life insurance (to the extent not includible in the gross income of the Participant) and employer contributions towards the purchase of an annuity contract described in Code Section 403(b) (whether or not excludable from gross income).

(iii) With respect to limitation years beginning after December 31, 1997, earnings shall include elective contributions made on behalf of a Participant that are not includible in gross income under Code Section 402(e)(3), 402(h) or 403(b), any elective employer contributions under a qualified salary reduction arrangement described in Code Section 408(p)(2)(A)(i) and any amounts which are contributed or deferred at the election of the Participant and which are not includible in the gross income of the Participant by reason of Code Section 125 or 457. Moreover, effective for limitation years beginning after December 31, 2000, earnings shall include amounts which are contributed at the election of the Participant under a qualified transportation fringe benefit plan described in Code Section 132(f)(4). Anything herein to the contrary notwithstanding, earnings for a limitation year beginning on or after January 1, 1998, include amounts earned during the limitation year but not paid during the limitation year solely because of the timing of pay periods and pay dates if: (i) the amounts are paid during the first few weeks of the next limitation year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants; and (iii) no amounts are included in more than one limitation year.

(iv) With respect to limitation years beginning on or after July 1, 2007, amounts that are paid to a Participant following Severance from Employment are not considered earnings unless they satisfy the requirements described in the following subparagraphs (A) and (B), subject to the rule set forth in subparagraph (C):

(A)	The amounts:

(1) would have been payable to the Participant if employment had not terminated and are either regular compensation for services during the Participant’s regular working hours, compensation for services outside of the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation;

(2) represent payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued;

(3) are received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment and only to the extent that the payment is includable in the Participant’s gross income; or

(4) are paid to an individual who does not currently perform services for the employer by reason of qualified military service (as the term is used in Code Section 414(u)(1)) but only to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than performing qualified military service.

(B)	An amount described in subsection (A)(1), (A)(2), or (A)(3) above must be received by the later of:

(1) 2-1/2 months following the Participant’s Severance from Employment, or

(2) the end of the limitation year that includes the date of the Participant’s Severance from Employment.

(C)	Anything herein to the contrary notwithstanding, for purposes of applying the limitations on annual additions, earnings shall not exceed the limit prescribed under Code Section 401(a)(17).

(v) If the Company provides differential wage payments after December 31, 2008, to a Participant who is performing qualified military service, as defined in Section 15.3(b), the Participant shall be treated as an employee of the Company and such differential wage payments shall be treated as earnings paid by the Company for purposes of Code Section 415. For purposes of this subsection (b)(v), the term “differential wage payments” means any payment that is made by the Company to an individual with respect to any period during which he or she is performing qualified military service while on active duty for a period of more than 30 days that represents all or a portion of the wages the individual would have received from the Company if the individual were performing services for the Company.

(c) “Excess amount” means the amount allocated or credited to a Participant in excess of the limits applicable under Section 25.2.

(d) “Limitation year” means the calendar year unless otherwise designated by resolution of the Committee. If the Company maintains more than one qualified plan, such plans may provide for different limitation years For limitation years beginning on or after July 1, 2007, if the limitation year is amended to be a different twelve consecutive month period, the new limitation year shall begin on a date within the limitation year in which the amendment is adopted. If a short limitation year is created because of an amendment changing the limitation year to a different consecutive 12-month period, the maximum annual addition will not exceed the defined contribution dollar limitation, multiplied by a fraction: (i) the numerator of which is the number of months (including any fractional parts of a month) in the short limitation year; and (ii) the denominator of which is 12.

If the Plan is terminated as of a date other than the last day of the limitation year, the Plan shall be treated as if the Plan were amended to change the limitation year and create a short limitation year ending on the date the Plan is terminated. Moreover, if there is a short limitation year, the limitation on earnings applied pursuant to Code Section 401(a)(17) shall be prorated in the same manner as the defined contribution dollar limitation described above for purposes of applying the limitation on annual additions.

Section 25.2

(a) The maximum annual additions credited to any Participant for any limitation year beginning after 2001, under this Plan and any other qualified defined contribution retirement plan maintained by the Company or any other member of the Affiliated Group, shall not exceed the lesser of (i) 100% of the Participant’s earnings for the limitation year; or (ii) $40,000, adjusted after 2002 in accordance with Regulations for increases in the cost of living using the third calendar quarter of 2001 as the base period.

(b) For purposes of the limitation set forth in subsection (a)(i), any contribution described in Section 25.1(a)(i)(D) shall not be taken into account.

(c) For purposes of applying the limitations of Code Section 415 for limitation years beginning on or after July 1, 2007, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Company (or a “predecessor employer”) under which the Participant receives annual additions are treated as one defined contribution plan. The “Company” means the Company that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Company (within the meaning of Code Section 414(b), (c), (m) or (o)), except that for purposes of this Section 25.2, the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section 25.2:

(i) A former employer is a “predecessor employer” with respect to a Participant in a plan maintained by the Company if the Company maintains a plan under which the Participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the Company. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Company and the predecessor employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gave rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(ii) With respect to the Company, a former entity that precedes the Company is a “predecessor employer” with respect to a Participant if, under the facts and circumstances, the Company constitutes a continuation of all or a portion of the trade or business of the former entity.

For purposes of aggregating plans pursuant to Code Section 415, a “formerly affiliated plan” of a Company is taken into account for purposes of applying the Code Section 415 limitations to the Company, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of a Company is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Company (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Company (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

Section 25.3 Notwithstanding any provision of the Plan to the contrary, if the annual additions are exceeded for any Participant for any limitation year beginning on or after July 1, 2007, the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superseding guidance, including, but not limited to, the preamble of the Code Section 415 Final Regulations.

A R T I C L E 26

Special Rules Regarding Restricted Transactions

Section 26.1 The following definitions shall apply for purposes of this Article:

(a) “Cash disposition” means:

(i) with respect to this Plan, an election by an Officer to receive (A) a withdrawal under Article 10, (B) a loan under Article 11, or (C) a cash distribution under Section 26.3, which withdrawal, loan or distribution is funded in whole or in part by a disposition of Stanley Black & Decker Stock attributable to the Officer’s Choice Account; or

(ii) with respect to any other employee benefit plan sponsored by the Company, an election by an Officer under said plan to receive a cash distribution of all or a portion of his or her interest in said plan which distribution is funded in whole or in part by a disposition of Stanley Black & Decker Stock.

(b) “Discretionary transaction” means either a cash disposition or an intra plan transfer that (i) is not made in connection with the Officer’s death, disability, retirement or separation from service with the Company or (ii) is not made pursuant to Section 12.4 or pursuant to an election that is required to be made available under Code Section 401(a)(28) or another provision of the Code.

(c) “Employee benefit plan” means:

(i) any employee benefit plan that satisfies the coverage and participation requirements of Sections 410 and 401(a)(26) of the Code, or any successor provisions thereof;

(ii) an employee benefit plan described in Section 3(36) or 201(2) of ERISA which is operated in conjunction with a plan described in paragraph (c)(i) hereof and which provides only the benefits and contributions that would be provided under said plan described in paragraph (c)(i) hereof but for any benefit or contribution limitations set forth in the Code; or

(iii) a stock purchase plan that satisfies the coverage and participation requirements of Sections 423(b)(3) and 423(b)(5) of the Code or Section 410 of the Code, or any successor provisions thereof.

(d) “Intra plan transfer” means:

(i) an election by an Officer under Section 8.2 either to (A) transfer all or a portion of his or her Choice Account that is invested in the Stanley Black & Decker Stock Fund to an another investment fund available under the Plan, or (B) transfer all or a portion of his or her Choice Account that is not invested in the Stanley Black & Decker Stock Fund to the Stanley Black & Decker Stock Fund; or

(ii) an election by an Officer under any other employee benefit plan sponsored by the Company either to (A) transfer all or a portion of his or her interest under said plan that is invested in a fund that consists primarily of shares of Stanley Black & Decker Stock to a fund under said plan that does not consist primarily of Stanley Black & Decker Stock, or (B) transfer all or a portion of his or her interest under said plan that is invested in a fund that does not consist primarily of shares of Stanley Black & Decker Stock to a fund under said plan that consists primarily of shares of Stanley Black & Decker Stock.

(e) “Restricted Participant” means an individual who is invited to attend the Company’s annual management meeting in January or is identified by the Company’s Controller as having direct access to key financial information and earnings projections of the Company.

(f) “Quarterly blackout period” means the period that begins on the date on which the Company’s Corporate Executive Council meets during the last month of each fiscal quarter to discuss the Company’s quarterly earnings results and ends on the close of business of the New York Stock Exchange on the date on which the earnings report for such fiscal quarter is released by the Company.

Section 26.2

(a) Anything herein to the contrary notwithstanding, in the event of an election by an Officer that effects a discretionary transaction that is either a cash disposition, or an intra plan transfer described in Section 26.1(d)(i)(A) or (d)(ii)(A), such Officer shall be prohibited, for a period of six months from the date on which such election is made, from making an election under Section 8.2 which would effect a discretionary transaction that is an intra plan transfer described in Section 26.1(d)(i)(B).

(b) Anything herein to the contrary notwithstanding, in the event of an election by an Officer that effects a discretionary transaction that is an intra plan transfer described in Section 26.1(d)(i)(B) or (d)(ii)(B), such Officer shall be prohibited, for a period of six months from the date on which such election is made, from making an election under this Plan that would effect a discretionary transaction that is a cash disposition described in Section 26.1(a)(i) or an intra plan transfer described in Section 26.1(d)(i)(A).

Section 26.3 A restricted Participant shall prohibited from performing any of the following transactions during a quarterly blackout period:

(a) a loan, hardship withdrawal or voluntary withdrawal to the extent such loan or withdrawal is funded by a disposition of such restricted participant’s interest in the Stanley Black & Decker Stock Fund;

(b) a transfer of all or a portion of a restricted participant’s Choice Account balance that is invested in the Stanley Black & Decker Stock Fund to an another investment fund available under the Plan;

(c) a transfer of all or a portion of a restricted participant’s Choice Account balance that is not invested in the Stanley Black & Decker Stock Fund to the Stanley Black & Decker Stock Fund; or

(d) a total distribution made in connection with the Severance from Employment, during the blackout period, of the restricted participant, to the extent that such distribution is funded by a disposition of such restricted participant’s interest in the Stanley Black & Decker Stock Fund.

Section 26.4 The provisions of this Article 26 are intended to exempt transactions in the Plan by Officers from the operation of Section 16(b) of the Exchange Act and to prohibit transactions in the Plan by restricted Participants that could result in a violation of the insider trading provisions of Rule 10b-5 promulgated by the Securities and Exchange Commission, and are intended to apply to the extent that compliance with such rules and regulations is necessary to maintain such exemption, and shall be interpreted in a manner consistent with such intent.

A R T I C L E 27

Direct Transfers of Assets and Liabilities from Prior Employer Plans

Section 27.1

(a) The Plan Administrator may direct the Trustee to accept a direct transfer of assets and liabilities from a prior employer plan, as defined in subsection (b), pursuant to the liquidation of the assets of such prior employer plan in connection with the termination of that plan (a “prior employer plan transfer”) to be held under the Plan for the benefit of a participant or beneficiary of the prior employer plan (a “prior employer plan participant”) who did not choose to receive a distribution of assets upon such termination.

(b) For purposes of this Article 27, “prior employer plan” means a qualified defined contribution retirement plan of the Affiliated Group that is liquidated pursuant to the termination of the plan. For purposes of this definition, the term “prior employer plan” shall include each of the following plans:

(i)	the Contact East, Inc. 401(k) Profit Sharing Plan

(ii)	the Best Access Systems Retirement Savings Plan

(iii)	the Senior Technologies, Inc. 401(k) Profit Sharing Plan

(iv)	the Integrator.com, Inc. 401(k) Plan

(v)	the Seneca Automatic Door, Inc. Pension Plan

(vi)	the Sargent & Greenleaf, Inc. Salary Savings Retirement Plan

(vii)	the Cal Dor Specialties, Inc. Retirement Savings Plan

(viii)	the Chicago Steel Tape Company Employees’ Profit Sharing Plan

(ix)	the ISR Solutions 401(k) Plan

(x)	the Gregory Smith Corporation 401(k) Plan

(xi)	the Safemasters Company 401(k) Profit Sharing Plan

Section 27.2

(a) Amounts received by the Plan in a prior employer plan transfer shall be held by the Trustee under the Trust Agreement.

(b) Upon receipt by the Plan of a prior employer plan transfer, the Plan Administrator shall credit such assets to the pertinent prior employer plan participant’s Choice Account and, within such Choice Account, shall account for such assets separately from the remaining funds, if any, in the prior employer plan participant’s Choice Account.

(c) The portion of a prior employer plan participant’s Choice Account that is attributable to assets received in a prior employer plan shall be 100% vested at all times.

Section 27.3 Amounts held under the plan that are attributable to a prior employer plan transfer shall be invested as provided in Section 8.1. Subject to Article 26, amounts held in a prior employer plan participant’s Choice Account under the Plan that are attributable to a prior employer plan transfer may be withdrawn or loaned, as provided in Articles 10 and 11 of the Plan, and may be distributed as provided in Articles 12 and 13 of the Plan.

A R T I C L E 28

Assets and Liabilities Transferred from the Sonitrol, National, HSM and BDK Plans

Section 28.1 The Plan shall accept a transfer (within the meaning of Code Section 414(l)) of all assets and liabilities of the Sonitrol Plan, pursuant to the merger of the Sonitrol Plan into the Plan, effective December 16, 2011. Previously, all assets and liabilities of the National Plan were transferred to the Plan, on behalf of participants and beneficiaries under the National Plan, pursuant to the merger of the National Plan into this Plan, all assets and liabilities of the HSM Plan were transferred to the Plan, on behalf of participants and beneficiaries under the HSM Plan, pursuant to the merger of the HSM Plan into this Plan, and all assets and liabilities of the BDK Plan were transferred into this Plan, on behalf of participants and beneficiaries under the BDK Plan, pursuant to the merger of the BDK Plan into this Plan.

STANLEY BLACK & DECKER, INC.

By
Title:

Date:

APPENDIX A

STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN

Part I	The following individuals are not considered Employees under the Plan and are not covered under the Plan:

•

an employee who is covered by a collective bargaining agreement with the Company with respect to which agreement retirement benefits were the subject of good faith negotiation shall not be considered an Employee and shall not be covered under the Plan, unless the collective bargaining agreement provides that the individuals covered by such bargaining agreement are to be covered under this Plan.

•	a Leased Employee shall not be considered an Employee and shall not be covered under the Plan.

•

An individual employed after November 1, 2004, by an entity that first becomes a wholly-owned (direct or indirect) U.S. subsidiary of Stanley Black & Decker after that date shall not be considered an Employee and shall not be covered under the Plan during any period in which he or she is employed by the Company, unless he or she is covered under the Plan pursuant to provisions included in Part III of Appendix A hereto that specifically require the coverage of such an individual or the individual is employed by Stanley Black & Decker, Inc. pursuant to the “Executive Chairman Agreement” dated as of November 2, 2009, that is identified in the definition of “Employee” in the Plan, or the individual, at the specific direction of an officer of Stanley Black & Decker, Inc. or a U.S. subsidiary thereof that has employees covered under the Plan is employed by Stanley Black & Decker, Inc. or such a U.S. subsidiary with employees covered under the Plan.

•

an individual who is employed by the Company on a temporary assignment from a foreign affiliate (i.e., a holder of a United States Permanent Residence Card or Employment Authorization Document) shall not be considered an Employee and shall not be covered under the Plan during any period with respect to which he or she is eligible to accrue a benefit under a retirement plan that covers employees of the foreign affiliate pursuant to the laws of a country other than the United States. Moreover, anything herein to the contrary notwithstanding, an individual shall not be considered an Employee if his or her earnings from the Company are subject to the income tax laws of a possession of the United States, except that an individual who is subject to the income tax laws of a possession of the United States that apply all of the provisions of the Code that pertain to qualified retirement plans shall be considered to be subject to the income tax laws of the United States for purposes of this definition of “Employee” and shall not be prevented from being considered an Employee pursuant to the preceding provisions of this sentence.

•

an individual who is employed by CRC-Evans Pipeline International, Inc. or Microalloying International, Inc. and is paid pursuant to a payroll program that is administered outside of the United States shall not be considered an Employee and shall not be covered under the Plan.

i

APPENDIX A (continued)

Part II	The following units of Employees, although covered under the Plan, are not eligible to have any Core Account allocations made on their behalf under Section 5.3:

•	an employee who is covered by a collective bargaining agreement which calls for participation in the Plan;

•	an employee who is covered under the Plan and is also eligible to accrue a benefit under the Pension Plan for Hourly Paid Employees of The Stanley Works;

•	an employee of Stanley Supply & Services, Inc., formerly Contact East, Inc. (other than an employee who was employed by Jensen Tools, Inc. on December 29, 2001);

•	an employee of Stanley Security Solutions, Inc.;

•	an employee at the Kannapolis, North Carolina distribution center whose employment commences on or after December 1, 2004;

•	An employee of Stanley Access Technologies LLC at any of the following locations:

•	Dallas, Texas

•	Cortland, New York

•	San Diego, California

•	Denver, Fort Collins, or Colorado Springs, Colorado

•	Mandeville, Louisiana

•	Indianapolis, Indiana

•	Burnsville, Minnesota

•	Memphis, Nashville, or Knoxville, Tennessee

•	Jackson, Mississippi

•	Little Rock, Arkansas

•	Salt Lake City, Utah;

•	an employee of Sargent & Greenleaf, Inc;

•	an employee of The Stanley Works at Kentwood, Michigan, including employees whose primary duties are not performed at the Kentwood, Michigan facilities;

•	an employee of National Manufacturing Co. or of National Manufacturing Sales Co. whose Employment Commencement Date is after December 31, 2006;

•	an employee of Stanley Convergent Security Solutions, Inc.;

•

an individual who is employed by Stanley Black & Decker, Inc. pursuant to the “Executive Chairman Agreement” dated as of November 2, 2009, that is identified in the definition of “Employee” in the Plan;

•	an employee of CRC-Evans Pipeline International, Inc. or Microalloying International, Inc.;

APPENDIX A - Part II (continued)

•	an employee of WinWare, Inc.; and

•	an employee of InfoLogix, Inc. or InfoLogix Systems Corporation

Part III	Pursuant to the provision in the definition of “Employee” in Article 2 of the Plan that addresses an individual employed after November 1, 2004, by an entity that becomes a wholly-owned, direct or indirect, U.S. subsidiary of Stanley Black & Decker, Inc. after that date, such an individual who is employed by one of the following units on or after the Effective Date set forth below, provided that such Effective Date is subsequent to the date on which the applicable entity by which the individual is first employed after November 1, 2004, becomes a subsidiary, shall become covered under the Plan, subject to the same eligibility rules that apply under the terms of the Plan when determining status as an Employee and eligibility for coverage of other individuals employed by the Company.

Participating Entity or Division	Effective Date

Stanley Access Technologies LLC at San Diego, California	January 1, 2005

Sargent & Greenleaf, Inc.	July 1, 2005

ISR Solutions	July 2, 2005

Safemasters	July 2, 2005

Stanley Access Technologies LLC, other than individuals employed at Denver, Fort Collins or Colorado Springs, Colorado or at Albuquerque, New Mexico	February 5, 2006

Stanley Access Technologies LLC at Denver, Fort Collins and Colorado Springs, Colorado and at Albuquerque, New Mexico	June 1, 2006

Stanley Access Technologies LLC at Mandeville, Louisiana	December 1, 2006

National Manufacturing Co. and National Manufacturing Sales Co.	January 1, 2007

Stanley Access Technologies LLC at Indianapolis, Indiana	July 1, 2007

Stanley Security Solutions, Inc., Safemasters division, at Orlando, Florida	August 1, 2007

Stanley Black & Decker, Inc. at Kentwood, Michigan, including employees whose primary duties are not performed at the Kentwood, Michigan facilities	September 1, 2007

Stanley Security Solutions, Inc., Senior Technologies division, at Tulsa, Oklahoma	September 1, 2007

Stanley Access Technologies LLC at Burnsville, Minnesota	September 1, 2007

APPENDIX A - Part III (continued)

Participating Entity or Division	Effective Date

OSI Security Devices	November 1, 2007

Stanley Security Solutions, Inc. at Chula Vista, California	December 29, 2007

Stanley Convergent Security Solutions, Inc. (formerly HSM Electronic Protection Services, Inc.) provided that, prior to January 1, 2011, individuals who were paid pursuant to the payroll program administered at its office in Westlake, Texas, or were employed by Sonitrol Corporation on September 26, 2008, and did not subsequently terminate employment, or were employed at the ProtectionNet™ Monitoring Center in Baltimore, Maryland or in the order entry department in Irving, Texas, were excluded from the Plan	January 1, 2008

Stanley Security Solutions, Inc. at Las Vegas, Nevada	September 1, 2008

Stanley Access Technologies LLC at Memphis, Nashville and Knoxville, Tennessee, at Jackson, Mississippi and at Little Rock, Arkansas	January 1, 2009

Stanley Security Solutions, Inc. at Inglewood and Torrance, California	January 1, 2009

Stanley Access Technologies LLC at Salt Lake City, Utah	November 1, 2010

Stanley Convergent Security Solutions, Inc., with respect to individuals employed by that entity other than individuals eligible for coverage pursuant to the terms of the Plan as in effect prior to January 1, 2011	January 1, 2011

The Black & Decker Corporation	January 1, 2011

Black & Decker (U.S.) Inc.	January 1, 2011

Black & Decker Inc, other than individuals employed by Black & Decker, Inc. at its Puerto Rico Division; Black & Decker (Puerto Rico) L.L.C.*; Grupo Black & Decker Mexico, S. de R.L de C.V.; Power Tools Mexicana, de R.L. de C.V.; Price Pfister de Mexico, S. de R.L. de C.V.; Technolock, S. de R.L. de C.V.	January 1, 2011

* Black & Decker (Puerto Rico) L.L.C. was transferred by Black & Decker, Inc. to Emhart Inc. effective as of January 1, 1999.

Price Pfister, Inc.	January 1, 2011

APPENDIX A - Part III (continued)

Participating Entity or Division	Effective Date

Kwikset Corporation	January 1, 2011

Black & Decker HealthCare Management, Inc.	January 1, 2011

Emglo Products, LLC, other than individuals covered by a collective bargaining agreement	January 1, 2011

Emhart Teknologies LLC, including individuals employed at Gripco Fasteners Division, Heli-Coil Division, POP Fasteners Division, Threaded Fastener Division, Warren Division, and hourly-rate employees at the Campbellsville Plant	January 1, 2011

Black & Decker Abrasives Inc.	January 1, 2011

Baldwin Hardware Corporation	January 1, 2011

Weiser Lock Corporation	January 1, 2011

DeVilbiss Air Power Company	January 1, 2011

Biesemeyer Manufacturing Corporation	January 1, 2011

Delta International Machinery Corporation	January 1, 2011

Spiralock Corporation	January 1, 2011

CRC-Evans Pipeline International, Inc.	July 1, 2011

Microalloying International, Inc.	July 1, 2011

WinWare, Inc.	August 1, 2011

InfoLogix, Inc. or InfoLogix Systems Corporation	January 1, 2012

Spiralock Corporation	January 1, 2011

CRC-Evans Pipeline International, Inc.	July 1, 2011

Microalloying International, Inc.	July 1, 2011

WinWare, Inc.	August 1, 2011

InfoLogix, Inc. or InfoLogix Systems Corporation	January 1, 2012

v

APPENDIX B

STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN

Additional Core Transition Benefit Allocations

	Years of Credited Service as of January 31, 1998
Age*	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	38	39	40
22	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
23	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
24	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
25	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
26	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
27	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
28	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
29	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
30	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%
31	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%
32	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.4%	0.4%	0.4%	0.4%	0.4%	0.4%
33	0.1%	0.1%	0.1%	0.2%	0.2%	0.3%	0.3%	0.3%	0.4%	0.4%	0.4%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
34	0.1%	0.1%	0.2%	0.2%	0.3%	0.3%	0.4%	0.4%	0.5%	0.5%	0.5%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
35	0.1%	0.2%	0.2%	0.2%	0.3%	0.3%	0.4%	0.5%	0.5%	0.5%	0.6%	0.7%	0.7%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%
36	0.1%	0.2%	0.2%	0.2%	0.3%	0.4%	0.5%	0.5%	0.6%	0.6%	0.7%	0.7%	0.9%	0.9%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
37	0.1%	0.2%	0.2%	0.3%	0.4%	0.5%	0.5%	0.6%	0.7%	0.8%	0.8%	0.9%	0.9%	0.9%	1.0%	1.0%	1.2%	1.2%	1.2%	1.2%	1.2%
38	0.1%	0.2%	0.3%	0.3%	0.4%	0.5%	0.6%	0.6%	0.7%	0.8%	0.9%	1.0%	1.2%	1.2%	1.2%	1.2%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
39	0.1%	0.2%	0.3%	0.4%	0.5%	0.5%	0.7%	0.8%	0.8%	0.8%	1.0%	1.1%	1.2%	1.3%	1.3%	1.3%	1.4%	1.4%	1.7%	1.7%	1.7%	1.7%	1.7%
40	0.1%	0.2%	0.3%	0.4%	0.5%	0.6%	0.7%	0.9%	0.9%	1.1%	1.1%	1.1%	1.2%	1.5%	1.5%	1.5%	1.7%	1.7%	1.8%	2.0%	2.0%	2.0%	2.0%	2.0%
41	0.1%	0.2%	0.3%	0.5%	0.5%	0.6%	0.7%	0.9%	0.9%	1.1%	1.2%	1.3%	1.3%	1.5%	1.6%	1.7%	1.7%	1.9%	1.9%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%
42	0.1%	0.2%	0.3%	0.5%	0.6%	0.7%	0.8%	0.9%	1.1%	1.1%	1.2%	1.3%	1.3%	1.5%	1.6%	1.7%	1.9%	1.9%	1.9%	2.3%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
43	0.1%	0.2%	0.3%	0.5%	0.6%	0.7%	0.8%	0.9%	1.1%	1.1%	1.2%	1.4%	1.4%	1.6%	1.8%	1.8%	2.0%	2.0%	2.2%	2.3%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
44	0.2%	0.3%	0.3%	0.5%	0.6%	0.7%	0.8%	1.0%	1.1%	1.2%	1.4%	1.4%	1.6%	1.6%	1.8%	1.8%	2.0%	2.0%	2.3%	2.3%	2.4%	2.7%	2.7%	2.7%	2.7%	2.7%	2.7%	2.7%
45	0.2%	0.3%	0.4%	0.5%	0.6%	0.7%	0.8%	1.0%	1.1%	1.2%	1.4%	1.6%	1.6%	1.8%	1.8%	2.0%	2.0%	2.0%	2.3%	2.5%	2.5%	2.7%	2.7%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%
46	0.2%	0.3%	0.4%	0.5%	0.7%	0.7%	0.9%	1.0%	1.2%	1.3%	1.4%	1.6%	1.7%	1.8%	1.8%	2.0%	2.2%	2.2%	2.6%	2.6%	2.8%	2.9%	2.9%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
47	0.2%	0.3%	0.4%	0.6%	0.7%	0.9%	0.9%	1.1%	1.2%	1.4%	1.4%	1.6%	1.9%	2.0%	2.1%	2.1%	2.4%	2.4%	2.6%	2.9%	2.9%	3.1%	3.1%	3.1%	3.2%	3.3%	3.5%	3.5%	3.5%	3.5%	3.5%
48	0.2%	0.3%	0.4%	0.6%	0.7%	0.9%	1.0%	1.1%	1.4%	1.4%	1.5%	1.6%	1.9%	2.0%	2.1%	2.1%	2.4%	2.4%	2.7%	2.9%	3.5%	3.5%	3.5%	3.5%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%
49	0.2%	0.3%	0.5%	0.6%	0.8%	1.0%	1.0%	1.3%	1.4%	1.4%	1.7%	1.8%	2.0%	2.1%	2.4%	2.4%	2.5%	2.5%	3.0%	3.1%	3.5%	3.5%	3.5%	3.5%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%
50	0.2%	0.3%	0.5%	0.6%	0.8%	1.0%	1.1%	1.3%	1.4%	1.6%	1.8%	2.0%	2.3%	2.3%	2.6%	2.6%	2.9%	2.9%	3.3%	3.3%	3.5%	3.7%	3.7%	4.2%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
51	0.2%	0.4%	0.5%	0.6%	0.9%	1.0%	1.1%	1.3%	1.5%	1.6%	1.8%	2.1%	2.3%	2.5%	2.6%	2.6%	2.9%	2.9%	3.4%	3.4%	3.5%	3.7%	4.3%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	5.7%	5.7%	5.7%	5.7%	5.7%
52	0.2%	0.4%	0.5%	0.8%	0.9%	1.0%	1.2%	1.5%	1.5%	1.8%	2.0%	2.1%	2.5%	2.5%	2.7%	2.7%	3.2%	3.2%	3.8%	3.8%	3.9%	4.1%	4.6%	4.6%	4.6%	4.6%	4.9%	4.9%	5.0%	5.4%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%
53	0.2%	0.4%	0.5%	0.8%	0.9%	1.2%	1.3%	1.5%	1.6%	1.9%	2.0%	2.4%	2.5%	2.6%	2.8%	3.1%	3.2%	3.3%	3.8%	3.8%	4.2%	4.2%	4.6%	4.6%	4.8%	5.2%	5.2%	5.2%	5.2%	5.4%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%
54	0.2%	0.4%	0.5%	0.8%	0.9%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%
55	0.2%	0.4%	0.6%	0.8%	0.9%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
56	0.2%	0.4%	0.6%	0.8%	1.0%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
57	0.2%	0.4%	0.6%	0.8%	1.0%	1.3%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
58	0.2%	0.4%	0.6%	0.8%	1.0%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
59	0.2%	0.5%	0.8%	0.8%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
60	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
61	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
62	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
63	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
64	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
65	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
66	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
67	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
68	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
69	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
70	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
71	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%

*	Age on December 31, 2001

APPENDIX C

STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN

Temporary Suspension in Certain Participant Initiated Transactions

Notwithstanding any other provision of the Plan to the contrary, during a blackout period that begins December 27, 2010, and ends during the week that begins on January 16, 2011, an individual may not change a contribution or investment election that is in effect or obtain a loan, withdrawal or distribution from the Plan.

SCHEDULE A

STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN

Effective Dates of Certain Plan Provisions

(a) The changes permitting the distribution of Elective Deferral Contributions after a severance from employment shall apply for distributions occurring after December 31, 2001, regardless of when the severance from employment occurred.

(b) The changes relating to rollover contributions by employees who are surviving spouses and rollover contributions of after-tax amounts shall apply to distributions made after December 31, 2001.

(c) The changes permitting rollover contributions from Section 403(b) annuity contracts, Section 457(b) eligible deferred compensation plans and individual retirement accounts shall apply on and after January 1, 2002.

(d) The changes relating to the availability of plan loans shall apply for plan loans made on or after August 1, 2006.

(e) The changes relating to direct rollovers shall apply to distributions made after December 31, 2001, except that (i) the inclusion of Roth individual retirement accounts as eligible retirement plans is effective for distributions occurring on or after January 1, 2008; (ii) the ability to roll over after-tax contributions to plans other than defined contribution plans is effective for distributions made on or after January 1, 2007; and (iii) rollovers by nonspouse beneficiaries are effective with respect to distributions made on or after February 1, 2007.

(f) The change relating to the mandatory cash-out of distributions not exceeding $1,000 shall apply to distributions occurring on or after February 1, 2005.

(g) The changes relating to the extension of the notice and consent period for elections pertaining to eligible rollover distributions and for elections to waive distribution of certain assets held under the Plan in the form of a preretirement survivor benefit or a joint and survivor annuity, to 180 days, shall apply to distributions made on or after January 1, 2007.